UNITED STATES
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CALERES, INC.
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CALERES EST + 1878 2026 Proxy Statement Notice of Annual Meeting of Stockholders

Welcome to Caleres

JAY W. SCHMIDT President and CEO

ª Our powerful brands, best-in-class capabilities, inspiring experiences, and value-driving structure position us well to deliver growth in 2026.

April 16, 2026

Dear Fellow Shareholders:

Fiscal 2025 was a challenging year marked by the impact of tariffs and a highly volatile retail environment. Against this backdrop, we made progress executing our strategic growth vectors. Our progress in the year included:

ª	Building Footwear Brands: Our Brand Portfolio business returned to growth in the second half of the year, with strength in owned e-Commerce and International. Our Lead Brands outperformed. For the full year, we grew our active consumer file and gained market share in Women’s Fashion Footwear in our Brand Portfolio segment. We also completed the acquisition of Stuart Weitzman and successfully integrated operations into our business.

ª	Leadership with Kids and Family at Famous Footwear: We delivered sequential improvement at Famous Footwear in the second half of the year and reported positive comps in the fourth quarter. For the full year, we increased our market share in Shoe Chains as well as in Kids and continued investing in our high-performing FLAIR store remodels. We added new, highly demanded national brands at more premium prices.

ª	Evolved Our Sourcing Organization: We accelerated the strategic diversification of our product sourcing and maintained flexibility in response to the changing tariff landscape. While tariffs negatively impacted gross margins in 2025, we anticipate full recovery in 2026.

ª	Investing in People and Capabilities: We added to the leadership of our company in several areas including brand management, merchandising, operations, and finance. We also made structural changes to our organization to improve organizational efficiency and align our teams with our greatest opportunities for growth and returns.

ª	Disciplined Investment and Financial Strategy: We enhanced our financial flexibility by increasing the size of our credit facility. We invested in our business while completing a strategic acquisition. We returned $9.4 million to shareholders through our long-standing dividend. We ended the year with a strong balance sheet and significant liquidity.

In short, we are proud of the Caleres team and the tremendous progress we have made across a wide range of strategic objectives. Our powerful brands, best-in-class capabilities, inspiring experiences, and value-driving structure position us exceptionally well to return to growth in 2026. Most of all, we would like to thank you for your ongoing interest and support. We look forward to more successes in the years ahead.

We are using the internet to provide our 2026 proxy materials to shareholders. We believe electronic delivery will expedite the receipt of materials and reduce the environmental impact of our annual meeting by minimizing the printing and mailing of full sets of materials. On April 16, 2026, we are commencing mailing to our shareholders a notice containing instructions on how to access our Proxy Statement and 2025 Annual Report on Form 10-K. If you receive a notice by mail, you will not receive a printed copy of the materials unless you specifically request one. The notice contains instructions on how to receive a paper copy of the materials.

In the following pages, we provide a formal notice of the meeting and the Proxy Statement. Our 2025 Annual Report on Form 10-K, which provides detailed information relating to our activities and operating performance, is available online at http://investor.caleres.com/financial-information/annual-reports. If you have requested paper copies of these materials, a proxy card will also be enclosed.

On behalf of your board of directors and management team, thank you again, and we look forward to seeing you at the meeting.

Yours truly,

JAY W. SCHMIDT President & Chief Executive Officer

2026 CALERES PROXY STATEMENT

Notice of Annual Meeting of Shareholders

8300 Maryland Avenue, St. Louis, Missouri 63105

DATE AND TIME Thursday, May 28, 2026 10:30 a.m., Central Time PLACE Caleres, Inc. 8300 Maryland Avenue St. Louis, Missouri 63105

MATTERS TO BE VOTED ON

1.  Election of ten director nominees named in this proxy statement,

2.  Ratification of independent registered public accountants,

3.  Approval of the Incentive and Stock Compensation Plan of 2026,

4.  Approval of the Company’s executive compensation, and

5.  Any other matters, if properly raised.

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy via internet, telephone or mail in order to ensure the presence of a quorum. Any proxy may be revoked at any time prior to its exercise at the meeting.

REGISTERED

HOLDERS MAY VOTE

BY INTERNET

http://www.proxyvote.com

BY TOLL-FREE TELEPHONE

1-800-690-6903

BY MAILING A PROXY

CARD IF YOU HAVE

REQUESTED ONE

Mark, sign, date and return in the
postage-paid envelope provided

IN PERSON AT THE

ANNUAL MEETING OF

SHAREHOLDERS

BENEFICIAL HOLDERS

If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from your holder of record to vote your shares. It is important that you provide voting instructions because brokers and other nominees do not have the authority to vote your shares for the election of directors without instructions from you.

It is our policy that all proxies, ballots and vote tabulations that identify the vote of any shareholder will be kept strictly confidential until after a final vote is tabulated and announced, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.

THOMAS C. BURKE

Senior Vice President, General Counsel and Secretary

April 16, 2026

Proxy Statement Summary

This summary highlights certain information relating to the items being voted on that can be found in greater detail elsewhere in this proxy statement.

For additional information about these topics, shareholders should read the entire proxy statement before voting.

2026 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME May 28, 2026 10:30 a.m., Central Time	LOCATION Caleres, Inc. 8300 Maryland Avenue St. Louis, Missouri 63105

On April 16, 2026, we are commencing mailing to our shareholders of record a notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K online, and we are commencing mailing these proxy materials to shareholders of record who requested paper copies.

VOTING MATTERS

Your vote is very important to us. Whether or not you plan to attend the 2026 annual meeting, we urge you to vote and submit your proxy on all of the proposals to ensure that your shares are represented.

Proposal 1 Election of Directors The Board recommends a vote FOR each nominee. Page 23	Proposal 2 Ratification of Ernst & Young LLP as the Company’s independent registered public accountants The Board recommends a vote FOR this proposal. Page 34	Proposal 3 Approval of the Company’s Incentive and Stock Compensation Plan of 2026 The Board recommends a vote FOR this proposal. Page 37	Proposal 4 Approval, by Non-Binding Advisory Vote, of the Company’s Executive Compensation The Board recommends a vote FOR this proposal. Page 79

2026 CALERES PROXY STATEMENT	1

Proxy Summary

FINANCIAL HIGHLIGHTS FOR 2025

Caleres had a difficult year in 2025 as tariffs and the volatile retail environment negatively impacted our results. Our Brand Portfolio achieved sales growth of 7.3% with the addition of our newest Lead Brand, Stuart Weitzman, driving the growth and strong performance from our Lead Brand group. Our Brand Portfolio gained market share in Women’s Fashion Footwear during the year. Additionally, our owned e-Commerce business grew 17% for the year and Brand Portfolio international sales increased 41%, with strong contributions from our newest acquisition supplementing organic growth. Brand Portfolio adjusted operating earnings of $55 million declined due to the impact of tariffs on our business, bad debt expense related to select wholesale customers, and the dilutive impact of the Stuart Weitzman acquisition. Famous Footwear generated $1.5 billion in revenue for the year, down 3.6%, with comparable store sales down 2.3%. Despite sales declines, Famous Footwear gained market share in Shoe Chains during the year, according to Circana. Famous Footwear focused on elevating its assortment and selling environments during the year to further cement its competitive advantages and leadership position with the Millennial family. Adjusted operating earnings for the Famous segment were $47.5 million in 2025, down to last year, due to higher levels of promotion and deleverage of expense. Despite the challenging year, we continued to maintain a strong balance sheet and financial flexibility. We increased our availability under our revolving credit facility and continued to invest in value-driving organic growth opportunities while returning $9.4 million to shareholders through quarterly dividend payments. Caleres made significant progress on long-term strategic objectives in 2025 and is poised to return to growth in 2026.

2025 HIGHLIGHTS:

ª	Consolidated net sales increased $35.2 million, or 1.3%, to $2,757.9 million in 2025, compared to $2,722.7 million last year. Net sales of our Famous Footwear segment decreased $56.4 million, or 3.6%, compared to 2024. Net sales of our Brand Portfolio segment increased $90.0 million, or 7.3%, compared to 2024, driven by the acquisition of Stuart Weitzman in August 2025.

ª	Consolidated operating earnings decreased to $6.4 million, or 95.7%, in 2025, compared to $149.9 million last year. The decrease was driven by the tariff impact in 2025 and higher expenses related to our Stuart Weitzman acquisition.

ª	On a GAAP basis, we reported a consolidated net loss attributable to Caleres, Inc. of $6.7 million, or loss per diluted share of $0.21 compared to $107.3 million, or earnings per diluted share of $3.09, last year. On an adjusted basis, our net earnings were $20.5 million, or earnings of $0.61 per diluted share, compared to $114.6 million, or earnings of $3.30 per diluted share last year.[1]

NET SALES $2,757.9M	ADJUSTED GROSS PROFIT MARGIN [1] 43.5%	ADJUSTED DILUTED EPS [1] $0.61

BRAND PORTFOLIO 48% of Caleres net sales	U.S. TOTAL FOOTWEAR MARKET SHARE 5.8% according to Circana, LLC, Retail Tracking Service	DIRECT-TO-CONSUMER PENETRATION 73% e-Commerce and retail stores

[1]	A reconciliation of adjusted results is included in Annex 1 to this proxy statement.

2

Proxy Summary

RESPONSIBLE BUSINESS

Across our portfolio of brands, we feel passionately that how we do business is as important as how much business we do. Our long-standing pledge to quality craftsmanship includes creating sustainable and lasting value for all our stakeholders. What it really comes down to is caring—about people, ethics and integrity, our shared planet, and about healthy financial performance. Caring is so integral to our business that we champion it as one of our core company values. The Caleres story is most simply defined by the Company’s mission: Inspire people to feel great...feet first.

ª

At Caleres, we care passionately about helping people feel great...feet first. That comfort arises from both our product portfolio and our five-star promise for delivering sustainability excellence: Caleres Cares...Feet First.

Fit means more than how great our shoes feel on your feet. Every bit as important is how well our brands align with our customers’ values.
Caleres creates sustainable value by governing and operating with integrity and transparency and by pursuing ambitious sustainability targets.
Curious, creative people working in an inclusive and empowering environment continue to propel our company forward.
We give back to people and communities in need, and work to advance the profession and professionals of footwear.
By holding our suppliers to high standards and taking part in industry and NGO initiatives, we help drive continuous improvement.

2026 CALERES PROXY STATEMENT	3

Proxy Summary

OUR BRANDS	$1.9M & 155K+ PAIRS donated to Soles4Souls and Ticket to Dream by Famous Footwear customers and Caleres.	21K+ PAIRS recrafted through Allen Edmonds, bringing shoes back to life through timeless craftsmanship.	8.3K+ PAIRS of preloved Sam Edelman shoes sold to over 3K unique buyers, advancing circular fashion & sustainability.

OUR PEOPLE	~10K Caleres Associates globally	72K+ learning courses taken by Caleres Associates across a broad range of topics including developmental, technical, role based, and compliance training via our online learning platform.

SEVEN

“Caleidoscope” Community Resource Groups (CRG) established since 2022 to support our goals of fostering inclusion, leadership and belonging for Caleres Associates and allies across all levels of the organization.

OUR PARTNERS	31% of our strategic suppliers use wind or solar energy.

98%

of the leather purchased for our products was sourced from tanners certified by the Leather Working Group, ensuring it comes from facilities that meet rigorous environmental standards for water use, energy, waste management, and chemical control.

79% waste reduction was achieved by strategic factories participating in the Footwear Factory Zero Waste program.

OUR COMPANY	5TH YEAR consecutively being included on Newsweek’s America’s Most Responsible Companies list	ONE PLANET STANDARD designates our products that meet our highest level of sustainability criteria.	95% of Caleres-owned products now contain at least one environmentally preferred material.

OUR COMMUNITIES	$741K+ was raised for United Way by corporate Associates and the Caleres Cares Charitable Trust contribution.	1.3K+ volunteer hours were logged by Caleres Associates.	$1.1M in grants, matching gifts, and other donations supported worthy organizations that help people live better lives.

4

Proxy Summary

DIRECTOR NOMINEES

In accordance with our restated certificate of incorporation and bylaws which provide that all directors will be elected for one-year terms, the board of directors has nominated ten (10) directors for election at the 2026 annual meeting, as outlined in the table below, for a one-year term expiring at the annual meeting of shareholders to be held in 2027.

NAME	Age | Director Since	Independent	Committee(s)

Lisa A. Flavin Senior Vice President, Chief Compliance and Transformation Officer, Emerson	61 | 2019	ª	Audit, Chair; Executive

Brenda C. Freeman Founder, Joyeux Advisory Group	61 | 2017	ª	Technology and Digital Commerce, Chair; Governance and Nominating

Kyle F. Gendreau CEO, Samsonite International S.A.	56 | 2024	ª	Audit; Culture, Compensation and People

Lori H. Greeley CEO, Serena & Lily	66 | 2015	ª	Culture, Compensation and People

Mahendra R. Gupta Geraldine J. and Robert L. Virgil Professor of Accounting, Olin School of Business	70 | 2011	ª	Audit

Ward M. Klein Former Executive Chairman, Edgewell Personal Care	70 | 2007	ª	Executive, Chair; Governance and Nominating, Chair

Molly Langenstein Former CEO, Chico’s FAS	62 | 2024	ª	Governance and Nominating; Technology and Digital Commerce

Wenda Harris Millard Former Vice Chairman, Media Link	71 | 2017	ª	Culture, Compensation and People, Chair; Executive

John W. Schmidt President and CEO, Caleres	65 | 2023		Executive

Bruce K. Thorn Former President and CEO, Big Lots, Inc.	59 | 2022	ª	Culture, Compensation and People; Technology and Digital Commerce

2026 CALERES PROXY STATEMENT	5

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

Since 1878, we have been guided by a value system that emphasizes integrity and trust at all levels of our organization. We have longstanding policies and practices to promote the management of our Company with integrity and in our shareholders’ best interests.

The board of directors has adopted and adheres to corporate governance practices that it believes represent sound practices, including the following:

BOARD COMPOSITION

ª

Our board is declassified and all directors are elected annually.

ª

Our board has an effective mix of skills, experience and perspectives.

ª

Half of our directors are diverse: 45% of our directors are female and 18% are racially and ethnically diverse.

ª We actively refresh our board. We have added four new directors in the past four years and our director tenure is balanced, with an average tenure of 8 years for continuing directors.
BOARD INDEPENDENCE	ª 10 out of the 11 members of the board of directors are independent.	ª Our Audit, Governance and Nominating, Culture, Compensation and People, and Technology and Digital Commerce Committees are comprised solely of independent directors.

GOVERNANCE PRACTICES

ª

Our Chair of the board of directors is independent.

ª

The independent directors meet regularly in executive session.

ª

The board of directors and committees conduct annual self-evaluations.

ª

We have a director resignation policy in the event an incumbent director does not receive a majority of votes cast.

ª

We maintain a policy under which no director may be appointed if he or she is 72 or older or nominated for a term extending beyond the annual shareholders’ meeting following the end of the calendar year during which the individual turns 72, except in limited circumstances.

ª

The Company does not have a poison pill in place.

ª

Risk management is overseen by the full board of directors and designated committees.

6

Proxy Summary

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

The following table summarizes certain executive compensation practices that we have implemented to reward performance without encouraging inappropriate or excessive risk-taking and align executives’ interests with shareholders’ interests, as well as practices that we avoid because we do not believe they would serve the long-term interest of the shareholders.

What We Do	What We Don’t Do

ª

The vast majority of pay is variable or “at risk”, i.e., performance-based or equity-based or both

ª

We include challenging performance objectives in annual and long-term incentive awards that encourage value creation for shareholders

ª

We cap annual incentive and long-term performance award payouts at 200% of target

ª

We utilize an independent compensation consultant

ª

We maintain significant stock ownership requirements (6x base salary for CEO)

ª

We generally provide for three-year performance periods/vesting in long-term awards

ª

We provide limited perquisites with reasonable business rationale

ª

We regularly assess the risk-reward balance of our compensation programs

ª

We include clawback provisions in our key compensation programs and our executive officers are subject to a compensation recovery policy in the event of certain misstatements

ª

We prohibit hedging, pledging, or short sales of Company stock by directors and executive officers

ª

No single trigger provisions for cash severance

ª

We do not provide cash severance payments exceeding 2x salary and target annual incentive award (plus prorated bonus for year of termination, if earned)

ª

We no longer provide change of control excise tax gross-ups to executive officers

ª

We prohibit repricing or replacing underwater stock options or stock appreciation rights

2026 CALERES PROXY STATEMENT	7

Proxy Summary

DIRECTOR SKILLS & QUALIFICATIONS

EXPERIENCE OR SKILL	Lisa A. Flavin	Brenda C. Freeman	Kyle F. Gendreau	Lori H. Greeley	Mahendra R. Gupta	Ward M. Klein	Steven W. Korn	Molly Langenstein	Wenda Harris Millard	John W. Schmidt	Bruce K. Thorn
Public Company CEO Experience			✦			✦		✦	✦	✦	✦
Marketing & Branding		✦	✦	✦	✦	✦	✦	✦	✦	✦	✦
Footwear / Consumer Goods / Retail Industry		✦	✦	✦		✦		✦	✦	✦	✦
Corporate Governance / Ethics	✦	✦	✦	✦	✦	✦	✦	✦	✦	✦	✦
Finance / Accounting	✦	✦	✦		✦	✦	✦	✦	✦	✦	✦
Global Management & Business Perspective	✦	✦	✦	✦	✦	✦	✦	✦	✦	✦	✦
Supply Chain & Manufacturing	✦	✦	✦	✦		✦		✦		✦	✦
Human Resources / Compensation	✦	✦	✦	✦	✦	✦	✦	✦	✦	✦	✦
Mergers & Acquisitions / Corporate Development	✦		✦			✦	✦	✦	✦	✦	✦
Digital & Channel Connectivity		✦	✦	✦	✦	✦	✦	✦	✦	✦	✦
Technology & Cybersecurity	✦	✦							✦

8

Proxy Summary

CURRENT BOARD DIVERSITY

GENDER

45%
Women

INDEPENDENCE

91%
Independent

INTERNATIONAL EXPERIENCE

100%
Global Management & Business Perspective

TENURE

0-5 Years	4
5-10 Years	3
11+ Years	4

9
Average Tenure

AGE DISTRIBUTION

56-64 Years	5
65+ Years	6

65
Average Age

2026 CALERES PROXY STATEMENT	9

Corporate Governance

OUR PRINCIPLES AND GOVERNANCE GUIDELINES

Since 1878, we have been guided by a value system that emphasizes integrity and trust at all levels of our organization. We have longstanding policies and practices to promote the management of our Company with integrity and in our shareholders’ best interests. The board has adopted and adheres to Corporate Governance Guidelines that the board and senior management believe represent sound practices. The Corporate Governance Guidelines are available on our website at http://caleres.com/investors/corporate-governance. The board periodically reviews these guidelines, New York law (the state in which we are incorporated), the NYSE’s rules and listing standards, SEC rules and regulations, as well as best practices suggested by recognized governance authorities. The guidelines reflect the board’s policy that all directors are expected to attend the annual meeting. The charters for the board’s Executive; Audit; Culture, Compensation and People; Governance and Nominating; and Technology and Digital Commerce Committees are also available on our website at http://caleres.com/investors/corporate-governance. Information on our website shall not be deemed to constitute part of this proxy statement.

DIRECTOR INDEPENDENCE

Currently, of the 11 members of the board, 10 meet the NYSE standards for independence. A director is considered to be an independent director only if the director does not have a material relationship with the Company, as determined by the board. The board has adopted standards for independence to assist it in making this determination. These standards are described in the Company’s Corporate Governance Guidelines. As of the date of this proxy statement, John W. Schmidt is a director and current Company employee, and not independent. The board has determined that each of the other members of the board is independent, namely Ms. Flavin, Ms. Freeman, Mr. Gendreau, Ms. Greeley, Dr. Gupta, Mr. Klein, Mr. Korn, Ms. Langenstein, Ms. Millard, and Mr. Thorn. With our board comprised of 10 independent directors out of 11, we are in compliance with our goal, as set forth in the Corporate Governance Guidelines, of having two-thirds of the directors be independent under the NYSE standards. Only independent directors serve on our Audit, Culture, Compensation and People, Governance and Nominating, and Technology and Digital Commerce Committees.

The non-management members of the board meet regularly without any members of management present. Mr. Klein, as independent chair, presides at such executive sessions (and if he is absent, then another director who is a member of the Executive Committee presides in his place).

CODE OF ETHICS

We have a Code of Business Conduct that is applicable to all directors, officers and employees of the Company. We have an additional Code of Ethics that is applicable to the principal executive officer, principal financial officer and principal accounting officer. Both the Code of Business Conduct and the Code of Ethics are available on the Company’s website at http://caleres.com/investors/corporate-governance. We intend to post amendments to or waivers from (to the extent applicable to an executive officer of the Company) either code on our website.

COMMUNICATING WITH THE BOARD

Shareholders and other parties interested in communicating directly with an individual director, with the non-management directors as a group, or with all directors may write to the individual director or group, c/o Office of the Corporate Secretary, Caleres, 8300 Maryland Avenue, St. Louis, Missouri 63105 or by sending an e-mail to directors@caleres.com. This method of communicating with non-management directors is also posted on the Company’s website. The board approved a process for handling communications received by the Company and addressed to non-management members of the board. Under that process, a staff member assisting the Company’s Corporate Secretary reviews all such correspondence and forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the staff member, deals with the functions of the board or its committees or that the staff member otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the board and may request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing

10

Corporate Governance

matters are immediately brought to the attention of the Company’s internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters.

BOARD LEADERSHIP STRUCTURE

We believe that our board of directors should retain the flexibility to appoint the appropriate person to the position of chair of the board, whether that person be our chief executive officer or not. Between 2014 and January 2023, we had been operating using the traditional U.S. board leadership structure, under which our then chief executive officer also served as chair of the board. When Mr. Schmidt assumed the chief executive officer position in January 2023, we separated the roles of chair of the board and chief executive officer. It is the board’s intention that the positions of chair of the board and chief executive officer continue to be separate, and it is further the board’s intention that upon the conclusion of the annual meeting, Ward M. Klein, who is currently serving as independent chair of the board, will be re-elected as chair of the board.

At times when the positions of chair of the board and chief executive officer have been combined or when both positions are held by individuals who are not independent, the Company has maintained a lead independent director, who has the authority to: preside at executive sessions of the board and at other board meetings when the chair is not present, provide input to board agendas and materials provided for board meetings, call meetings of the independent directors, serve as liaison on board-wide issues between the independent directors and the chair, and retain advisors and counsel to report to the board. As the board intends to maintain the separation of the chief executive officer and chair of the board roles and to fill the latter role with an independent director, the board does not intend to appoint a lead independent director. We believe that this leadership structure, coupled with the other oversight functions delegated to various board committees comprised of independent directors, results in a governance structure that provides ample opportunity for effective oversight and risk management.

BOARD’S ROLE IN RISK OVERSIGHT

The board has general oversight responsibility for our affairs, including risk management, pursuant to the New York Business Corporation Law, our restated certificate of incorporation and our bylaws, while management is responsible for our day-to-day operations. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company. In order to assist the board in overseeing our risk management, executive management reviews with the board our approach to risk management and involves the board, managers and other personnel in an effort to identify, assess and manage risks that may affect our ability to execute on our corporate strategy and fulfill our business objectives. These activities entail the identification, prioritization and assessment of a broad range of risks including financial, operational, business, information technology and cybersecurity, reputational, managerial, environmental, social and governance matters and the formulation of plans to manage these risks or mitigate their effects.

The board is actively engaged in the oversight of the Company’s responsible business programs. In exercising its authority, the board recognizes that the long-term interests of our shareholders are best advanced when considering other stakeholders and interested parties, including customers, our associates, business partners, and the communities in which we live and work. The board receives updates from management on our overall responsible business programs and on particular topics of relevance throughout the year. Our Governance and Nominating Committee also aids the board in evaluating related topics by receiving reports from management and providing oversight and guidance on our responsible business-related strategies and plans. The Audit Committee and the Culture, Compensation and People Committee also consider the relevant oversight responsibilities of their respective committees in the context of our responsible business programs and provide the board with reports on those matters. In 2025 the Company was nationally recognized on Newsweek’s Most Responsible Companies list for the fifth consecutive year, ranking 44th in the consumer goods category. More detailed information about our responsible business commitments and programs can be found at https://www.caleres.com/about/responsible-business.

Our board is responsible for oversight of our cybersecurity program, aided by the Audit Committee. We employ a defense-in-depth cybersecurity strategy leveraging industry frameworks that feature a prioritized set of safeguards to mitigate the most prevalent cyber-attacks against our systems and networks; and incorporate people, process, and technology controls. We regularly engage with outside experts to assess our organizational security programs and periodically test and improve our information systems through security and risk and compliance reviews and user education campaigns and other strategies. We subscribe to various threat intelligence feeds and are active in the information security community. Our chief information officer reports on the Company’s cybersecurity plans and strategies to the Audit Committee quarterly and to the board annually.

2026 CALERES PROXY STATEMENT	11

Corporate Governance

The board also manages risk through the oversight responsibilities of its committees. The Culture, Compensation and People Committee (with advice from its compensation advisors) reviews executive compensation programs; and in March 2026, management presented to the Culture, Compensation and People Committee its analysis of risk related to pay and other compensation as to all employees and its determination that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. The Culture, Compensation and People Committee reviewed management’s findings and agreed that risks related to compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Audit Committee regularly reviews risks related to our consolidated financial statements and internal controls; and the Company’s internal audit function reports directly to the Audit Committee. Additionally, in accordance with NYSE requirements that our Audit Committee discuss policies regarding risk assessment and management’s actions to monitor and control risk, our General Counsel, Chief Financial Officer and Chief Accounting Officer update our Audit Committee quarterly with respect to the Company’s major financial risk exposures and discuss the steps taken to monitor and control such exposures.

On a regular basis, the board discusses with management the appropriate level of risk that we are willing to accept in pursuit of our corporate strategy and business objectives and reviews with management our existing risk management processes and their effectiveness.

SELECTION OF DIRECTORS

For membership on our board, a candidate must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of shareholders. Each board member is expected to provide necessary stewardship over business strategies and programs adopted to ensure the coordination of interests among employees, management and shareholders; be able to balance short-term goals and long-term goals of the Company and its shareholders; and at all times respect and maintain adherence to the Code of Business Conduct.

In evaluating the composition of the board and anticipated vacancies, the Governance and Nominating Committee seeks and considers candidates that will serve the board’s long-term needs with the intent that the board, at any time, be comprised of a group of individuals who bring a complement of skills, values and expertise that will benefit the Company and its shareholders. The committee believes that all directors must possess a considerable amount of business management or leadership experience and will take into account, among other things, the nominee’s personal attributes, education, professional experience, conflicts of interest, knowledge of the Company’s business, accomplishments, commitment to active participation on the board, and reputation.

With respect to nomination of continuing directors, the Governance and Nominating Committee also considers an individual’s contribution to the board. If the committee believes that qualified members from the existing board membership are suitable candidates for re-election, it will not seek outside candidates unless a larger board size is deemed advisable. In proposing membership on board committees, the committee ensures that each committee of the board includes members with appropriate skills and knowledge and also considers fulfilling a director’s interest in serving on a particular committee and providing directors with opportunities to become more knowledgeable about different aspects of the Company’s business.

The process followed by the Governance and Nominating Committee to identify and evaluate candidates includes requesting recommendations from board members and others, meeting to evaluate information about potential candidates, and interviewing selected potential candidates by members of the committee and the board. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders on a timely basis, the committee will evaluate potential candidates recommended by shareholders by following substantially the same process and applying substantially the same criteria as it follows for potential candidates submitted by board members or others. From among a group of potential candidates who are qualified for a board position and meet the independence standards required by our Corporate Governance Guidelines, the committee will select the candidate believed to best satisfy the board’s needs and will vote to recommend nomination of such candidate to the board.

The biographies of each of the nominees in the section “Proposal 1 — Election of Directors” contain information regarding each individual’s experience and qualifications considered by the Governance and Nominating Committee and the board when making director nominations.

A shareholder seeking to propose a director candidate for the committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to our Corporate Secretary, as discussed in more detail in the section “Other Matters — Shareholder Proposals for the 2027 Annual Meeting.”

12

Corporate Governance

BOARD MEETINGS AND COMMITTEES

Meetings

The board has the following five committees: Audit; Culture, Compensation and People; Executive; Governance and Nominating; and Technology and Digital Commerce. The table below indicates the current membership of each committee and how many times the board and each committee met in fiscal 2025 (“2025”). Each director is expected to attend the annual meeting and all of our directors then on the board attended the 2025 annual meeting. In addition, all of our directors attended at least 75% of the total number of meetings of the board and of the committees on which he or she served during his or her term. The following table shows the current board and committee membership.

Name	Board	Audit	Culture, Compensation, and People	Executive	Governance and Nominating	Technology and Digital Commerce
Current
Lisa A. Flavin	Member	Chair		Member
Brenda C. Freeman	Member				Member	Chair
Kyle F. Gendreau	Member	Member	Member
Lori H. Greeley	Member		Member
Mahendra R. Gupta	Member	Member
Ward M. Klein	Member			Chair	Chair
Steven W. Korn	Member	Member			Member
Molly Langenstein	Member				Member	Member
Wenda Harris Millard	Member		Chair	Member
John W. Schmidt	Member			Member
Bruce K. Thorn	Member		Member			Member
Number of 2025 Meetings	8	5	5	—	2	4

Board Nominees

2026 CALERES PROXY STATEMENT	13

Corporate Governance

AUDIT COMMITTEE
Chair Lisa A. Flavin Members Kyle F. Gendreau Mahendra R. Gupta Steven W. Korn 5 Meetings in 2025

Roles and Responsibilities

The Audit Committee’s primary responsibilities are to monitor (a) the integrity of the Company’s consolidated financial statements, the financial reporting process, and the system of internal accounting and financial controls; (b) the Company’s compliance with ethics policies and legal and regulatory requirements; (c) the Company’s independent registered public accountants’ qualifications and independence; and (d) the performance of the Company’s internal audit function and the independent registered public accountants. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accountants. The board has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The board has determined, in its judgment, that Ms. Flavin, Mr. Gendreau, and Dr. Gupta qualify as “audit committee financial experts” and are independent within the meanings of the rules of the SEC and NYSE. The board, through the Corporate Governance Guidelines, has established the policy that no member of the Audit Committee may serve on the audit committees of more than three public companies (including our Audit Committee). Also see “Audit Committee Report” below.

CULTURE, COMPENSATION AND PEOPLE COMMITTEE
Chair Wenda Harris Millard Members Kyle F. Gendreau Lori H. Greeley Bruce K. Thorn 5 Meetings in 2025

Roles and Responsibilities

The Culture, Compensation and People Committee (the “Committee”) has primary responsibility for establishing the executive officers’ compensation, including the compensation for each of the executive officers named in the Summary Compensation Table herein. The Committee also reviews changes in the compensation of other key management employees; reviews and approves or makes recommendations to the board concerning cash incentive compensation plans, equity-based plans and other executive benefit plans; approves the participation of executives and other key management employees in the various compensation plans and makes awards to participants; reviews the design of our compensation programs; monitors our promotion and management development practices; and approves the inclusion of the Compensation Discussion and Analysis (“CD&A”) in this proxy statement. The Committee also reviews annual “Say on Pay” vote outcomes, shareholder input on our pay programs, and determines if any changes to compensation design are necessary.

The Committee meets a number of times each year, and Committee agendas are established in consultation between the Committee chair and management. In setting annual compensation, the Committee receives from our Chief Executive Officer the performance assessment and compensation recommendation for each of the other NEOs along with a comparison to the median peer group data for the principal compensation elements. The Committee meets in executive session when discussing compensation for the Chief Executive Officer. The role of the Company’s compensation consultant and management are also discussed in the CD&A.

The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for executive compensation. Meridian assists the Committee in the compensation review and decision-making process and the review of plans and programs for executives. Also, Meridian advises the Committee on market trends, provides comparative market data and, if requested, provides compensation recommendations. Meridian provided no other services to the Committee during 2025. The Committee evaluated whether Meridian’s provision of services to the Committee during 2025 gave rise to a conflict of interest. In making this evaluation, the Committee considered the independence factors listed in Rule 10C-1(b)(4) of the Exchange Act of 1934 and determined that the provision of such services did not create a conflict of interest and that Meridian provided independent and objective advice to the Committee.

The board has determined, in its judgment, that the Committee is comprised solely of independent directors as defined in the NYSE listing standards.

14

Corporate Governance

GOVERNANCE AND NOMINATING COMMITTEE
Chair Ward M. Klein Members Brenda C. Freeman Steven W. Korn Molly Langenstein 2 Meetings in 2025

Roles and Responsibilities

The Governance and Nominating Committee develops criteria for membership on the board, recommends candidates for membership on the board and its committees, evaluates the structure and composition of the board, reviews and recommends compensation of non-employee directors, oversees the evaluation of executive management, and reviews the effectiveness of board governance. The Governance and Nominating Committee utilizes a process for selecting directors and nominees, which is described in detail in the section entitled “Corporate Governance — Selection of Directors.” The board has determined, in its judgment, that the Governance and Nominating Committee is comprised solely of independent directors as defined in the NYSE listing standards.

TECHNOLOGY AND DIGITAL COMMERCE
Chair Brenda C. Freeman Members Molly Langenstein Bruce K. Thorn 4 Meeting in 2025

Roles and Responsibilities

The Technology and Digital Commerce Committee was established in 2022 and its purpose is to assist the board in its oversight responsibilities of the role of technology, data, digital commerce and the Company’s ability to understand and connect with its consumers in executing its strategies, business plans and operational requirements. The Committee’s primary responsibilities are to provide management with guidance on the Company’s strategies and business model in the areas of technology, data management and security and consumer-centric capabilities; the integration of the Company’s technology architecture and applications with its operating plans and goals; and, the development of strategies and deployment of technology that support and drive digital commerce as a strategic differentiator. The Committee also assists the Company in understanding and reacting to emerging trends in digital commerce, consumer privacy, and technology generally and coordinates its efforts with other committees of the board in providing guidance on investments in technology, data and system management and reporting. The Technology and Digital Commerce Committee is comprised solely of independent directors.

2026 CALERES PROXY STATEMENT	15

Corporate Governance

EXECUTIVE COMMITTEE
Chair Ward M. Klein Members Lisa A. Flavin Wenda Harris Millard John W. Schmidt 0 Meetings in 2025

Roles and Responsibilities

The Executive Committee may exercise all of the powers and duties of the board in the direction of the management of our business and affairs that may lawfully be delegated to it by the board during the intervals between board meetings. However, certain categories of matters have been expressly reserved for consideration by the full board.

RELATED PARTY TRANSACTIONS

In accordance with our written related party transaction policy, the board reviews all transactions expected to exceed $120,000 in which a related party has a material interest. For purposes of this policy, related parties include the Company’s executive officers, directors or nominees, and 5% beneficial owners of the Company’s stock, as well as any immediate family member of any of the foregoing and any entity in which they have a 10% or greater beneficial interest or in which they are an officer, general partner, principal or serve in a similar position. In making its determination whether to approve a related party transaction, the board considers such factors as the extent of the person’s interest in the transaction, the aggregate value, the availability of other sources of comparable products or services, whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, and the benefit to the Company.

In 2025, there were no material transactions required to be disclosed pursuant to SEC rules between the Company and its executive officers, directors, nominees, principal shareholders, their immediate family members, or entities controlled by them.

16

Corporate Governance

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any persons beneficially owning more than 10% of our stock to report their ownership of stock and any changes in ownership to the SEC and the NYSE. The SEC has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our stock. To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers and written representations from these persons that no other reports were required, we believe that all such reports of our executive officers and directors were filed on a timely basis in 2025, except that Mr. Costello filed his initial Form 3 late due to a delay in obtaining his EDGAR filing codes from the SEC.

CULTURE, COMPENSATION AND PEOPLE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Committee for 2025 were those indicated in the table under the heading “Board Meetings and Committees.” No member of the Committee has been an officer or employee of the Company or has had any relationship with the Company required to be disclosed under Item 404(a) of SEC Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company’s board.

2026 CALERES PROXY STATEMENT	17

Compensation of Non-Employee Directors

FISCAL 2025 DIRECTOR COMPENSATION

Non-employee directors’ compensation is established by the board upon the recommendation of the Governance and Nominating Committee. For 2025, the following compensation guidelines were in effect for non-employee directors with cash retainers payable quarterly in arrears:

ª	$100,000 as an annual retainer;

ª	An additional $40,000 annual retainer for the lead independent director;

ª	An additional $30,000 annual retainer for the Chair of the Audit Committee;

ª	An additional $25,000 annual retainer for the Chair of the Culture, Compensation and People Committee;

ª	An additional $20,000 annual retainer for the Chair of the Governance and Nominating Committee;

ª	An additional $20,000 annual retainer for the Chair of the Technology and Digital Commerce Committee;

ª	An additional $7,500 annual retainer for the Chair of the Executive Committee, if independent;

ª	An additional $175,000 annual retainer for the independent Chair of the board ($75,000 in cash/ $100,000 in equity)

ª

An annual equity award with a target fair market value of $160,000, namely an award of either 12,131 shares of restricted stock or 12,131 restricted stock units (“RSUs”), at the director’s option, granted on June 2, 2025, and subject to a vesting requirement tied to the next annual meeting of shareholders;

ª	Reimbursement of customary expenses (such as travel expenses, meals and lodging) for attending board, committee and shareholder meetings;

ª

Opportunity to participate in our deferred compensation plan for non-employee directors with deferred retainers invested in phantom stock units (“PSUs”) that mirror our stock and are ultimately paid in cash based on the fair market value of the Company’s stock at time of payment;

ª	Opportunity to participate in our Incentive and Stock Compensation Plan of 2022 (the “2022 Plan”) and receive shares of Company stock in lieu of cash retainers; and

ª	Opportunity to receive a discount of 30% in our retail stores (which is the same discount we offer to our associates and their families).

The grant of either restricted stock or RSUs to directors as part of their annual compensation is intended to align directors’ interests with those of our shareholders. In setting compensation levels for non-employee directors, the Governance and Nominating Committee was provided with competitive market data for a peer group of companies (similar to the peer group used for executive compensation comparisons). In consultation with Meridian, the committee analyzed the peer group data and determined that it was appropriate to set the Company’s director compensation at or near the median for the peer group.

We carry liability insurance and travel accident insurance that covers our directors. We do not maintain a directors’ retirement plan or a directors’ legacy or charitable giving plan. Non-employee directors are permitted to participate in our matching gift program on the same terms offered to employees (match for charitable giving to federally tax-exempt charitable organizations under Section 501(c)(3) of the Internal Revenue Code and located within the United States up to $20,000 per year per individual), and SEC rules require that the Company match amount for directors be disclosed as compensation. Non-employee directors do not participate in the retirement plans available to employees, nor do they receive any annual incentive plan awards or the long-term performance awards that have been developed for employees. A director who is an employee does not receive payment for service as a director.

18

Compensation of Non-Employee Directors

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The following table provides information on all cash, equity-based, and other compensation granted to non-employee directors during 2025.

Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash(1)
NAME	Cash Payment	Payment in Shares of Company Stock(2)	Deferred Payment(3)	Stock Awards(4)	All Other Compensation(5)	Total
Current
Lisa A. Flavin	$130,000	$ —	$—	$160,008	$ —	$290,008
Brenda C. Freeman	120,000	—	—	160,008	—	280,008
Kyle F. Gendreau	100,000			160,008	—	260,008
Lori H. Greeley	122,500	—	—	160,008	—	282,508
Mahendra R. Gupta	100,000	—	—	160,008	20,000	280,008
Ward M. Klein	189,773	70,055	—	160,008	—	419,836
Steven W. Korn	100,000	—	—	160,008	—	260,008
Molly Langenstein	—	100,000		160,008	2,050	262,058
Wenda Harris Millard	125,000	—	—	160,008	—	285,008
Bruce K. Thorn	100,000	—	—	160,008	—	260,008

(1)

This section includes the annual retainer for serving on the board and, as applicable, as the lead independent director and/or the chair of a committee during fiscal 2025. We pay the retainers at the end of each quarter, which results in three payments being made during the year of the director’s election or year within a continuing term and the remaining payment being made in the next year. Retainers are payable in cash and/or shares of the Company’s stock pursuant to the 2022 Plan. Payments of retainers in cash are shown in the column “Cash Payment,” and payments of retainers in shares of the Company’s stock are shown in the column “Payment in Shares of Company Stock.”

(2)

The “Payment in Shares of Company Stock” column reflects the grant date fair value of directors’ retainers earned that were issued as Company stock in lieu of cash. For services rendered during 2025, Company shares issued under the 2022 Plan were as follows: Ms. Langenstein – 7,832 shares and Mr. Klein – 6,253 shares.

(3)

Retainers may be deferred at the election of the director each calendar year pursuant to the non-employee directors deferred compensation plan. Deferred retainers will be credited to the director’s account on a quarterly basis, with the number of PSUs equal to the number of shares of our stock having an equivalent fair market value (average of the high and low price of our stock) on the last trading day of the fiscal quarter when the cash compensation was earned. The director makes a payout election of the account in cash to commence immediately in a lump sum payout following termination of service as a director or in equal annual installments for five (5) years or ten (10) years following termination of service as a director.

(4)

The amounts in the “Stock Awards” column reflect the grant date fair value of the annual equity award made to non-employee directors. At the director’s election, an annual equity award is made in the form of RSUs that mirror the value of our stock, vest after one year and are payable in cash or stock on termination, or shares of our stock that are subject to a one-year vesting restriction based on service (restricted stock). Each of the non-employee director awards were issued as either 12,131 RSUs or shares of restricted stock, and the average of the high and low prices of the Company’s stock on the date of grant, which is used to determine the number of restricted shares or RSUs to which each director is entitled, was $13.19 on June 2, 2025. These awards were approved by the board on May 22, 2025. At January 31, 2026, our 2025 fiscal year-end, each of the following directors held 12,131 RSUs that were unvested: Ms. Flavin, Ms. Freeman, Mr. Gendreau, Ms. Greeley, Mr. Korn, and Ms. Harris Millard. Dr. Gupta, Mr. Klein, Ms. Langenstein, and Mr. Thorn held 12,131 shares of restricted stock that were unvested.

(5)

The amounts in the “All Other Compensation” column reflect the Company’s match of charitable contributions for Dr. Gupta and Ms. Langenstein. This column does not include Company expenses related to board service, including reimbursement of expenses, costs incurred for the director and a spouse to attend a board or industry function, and occasional use of the corporate aircraft for a director to attend a meeting of the board or committee or for Company-related business. This column also does not reflect items provided to directors for which the Company does not incur incremental cost (such as event tickets) or for which the actual cost was minimal (such as samples of our branded footwear, or the value of the discount on products purchased at our retail stores). The Company also provides directors’ and officers’ liability insurance, which the Company considers a business expense and not compensation to directors.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The board makes an annual equity-based grant to non-employee directors in the form of either restricted stock or RSUs. The number of restricted shares or RSUs is determined by dividing the target aggregate cash value for the grant (i.e., $160,000 for 2025) by the fair market value on a date shortly after the date of board approval. The restricted stock awards vest at the next annual meeting of shareholders and, commencing with the grant date, earn cash dividends. The RSUs are subject to a vesting requirement ending at the next annual meeting of shareholders, earn dividend equivalent units, and are payable in cash or stock on the date the director terminates service or such earlier date as a director may elect (provided that the selected payout date is at least two years after the grant date for the award) based on the then-current market value of the Company’s stock. Dividend equivalents are paid on RSUs at the same rate as dividends on the Company’s common stock and are automatically re-invested in additional RSUs as of the payment date for the dividend.

2026 CALERES PROXY STATEMENT	19

Compensation of Non-Employee Directors

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Non-employee directors are eligible to participate in a deferred compensation plan with deferred amounts valued as if invested in our common stock through the use of PSUs.

Under the plan, we credit each participating director’s account with the number of PSUs that is equal to the number of shares of our stock which the participant could purchase or receive with the amount of the deferred compensation, based upon the average of the high and low prices of our stock on the last trading day of the fiscal quarter when the cash compensation was earned.

Dividend equivalents are paid on PSUs at the same rate as dividends on the Company’s common stock and are re-invested in additional PSUs at the next fiscal quarter-end. When the participating director terminates his or her service as a director, we will pay the cash value of the deferred compensation to the director (or to the designated beneficiary in the event of death) in annual installments over a five-year or ten-year period, or in a lump sum, at the director’s election. The cash amount payable will be based on the number of PSUs credited to the participating director’s account, valued on the basis of the fair market value at fiscal quarter-end or following termination of the director’s service, and calculated based on the average of the high and low price of an equivalent number of shares of our stock on the last trading day of the fiscal quarter. The plan also provides for earlier payment of a participating director’s account if the board determines that the participant has a demonstrated financial hardship. The accounts of prior participants continue to earn dividend equivalents on the account balance.

INCENTIVE AND STOCK COMPENSATION PLAN OF 2022

Our non-employee directors are eligible to participate in the 2022 Plan, which allows the participating director to receive retainers in shares of the Company’s stock in lieu of cash, with the number of shares issuable as determined based on the average of the high and low prices of our stock on the last trading day of the fiscal quarter. The annual equity-based grant to non-employee directors described above under “Restricted Stock and Restricted Stock Units” was also made under the 2022 Plan.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP

The board has adopted stock ownership guidelines for non-employee directors, the purpose of which is to encourage long-term share ownership by our directors and to better align the interests of non-employee directors with shareholders. For 2025, the guidelines provided that all non-employee directors hold shares of our stock or stock equivalents with a value at least equal to five times the annual cash retainer paid to them. For purposes of these guidelines, the following stock interests qualify under the guidelines: stock beneficially owned outside of Company-sponsored plans, stock held in any Company-sponsored stock-based plan, Company stock units held in any Company-sponsored non-qualified deferred compensation plan and RSUs. Non-employee directors are expected to achieve the required holdings by the fifth anniversary of the later of the adoption of the guidelines or the director’s commencement of board service. All of the directors who were required to do so met the guidelines as of the end of 2025.

20

Stock Ownership by Executive Directors,

Officers and 5% Shareholders

The following table shows the amount of our common stock beneficially owned as of the record date, except as noted below, by each director and nominee, each of the named executive officers listed in the Summary Compensation Table, all current directors and executive officers as a group, and all persons or entities that we know to beneficially own more than 5% of our stock on April 2, 2026 (based on filings made with the SEC). In general, “beneficial ownership” includes those shares for which a person has or shares the power to vote or the power to dispose and takes into account shares that may be acquired within 60 days (such as by exercising vested stock options). Thus, the table shows the number of employee and director stock options to purchase shares of our stock that are exercisable, either immediately or by June 1, 2026 (60 days after April 2, 2026). For our non-employee directors, the table shows the total number of share units held, as these units have an investment value that mirrors the value of our stock.

	Amount of Common Stock Beneficially Owned
NAME	Number of Shares(1)	Exercisable Options	Total	% of Shares Outstanding	Director Share Units(2)
Non-Employee Directors
Lisa A. Flavin	—	—	—	*	56,875
Brenda C. Freeman	6,958	—	6,958	*	58,849
Kyle F. Gendreau	5,000	—	5,000	*	12,321
Lori H. Greeley	10,000	—	10,000	*	77,495
Mahendra R. Gupta	39,140	—	39,140	*	83,124
Ward M. Klein	103,359	—	103,359	*	45,996
Steven W. Korn	18,580	—	18,580	*	139,539
Molly Langenstein	21,221	—	21,221	*	—
Wenda Harris Millard	42,303	—	42,303	*	22,129
Bruce K. Thorn	24,451	—	24,451	*	5,481
Named Executive Officers (NEOs)
John W. Schmidt	423,430	—	423,430	1.3	—
Jack P. Calandra(3)	23,285	—	23,285	*	—
Daniel L. Karpel	24,199	—	24,199	*	—
Brian P. Costello	24,604	—	24,604	*	—
Daniel R. Friedman	83,445	—	83,445	*	—
Willis D. Hill	60,350	—	60,350	*	—
Todd E. Hasty(3)	17,345	—	17,345	*	—
Current Directors and Executive Officers as a group (18 persons)	1,047,133	—	1,047,133	3.1	501,809
5% Shareholders
BlackRock, Inc. and related persons(4)	2,515,231	—	2,515,231	7.4	—
The Vanguard Group, Inc. and related persons(5)	1,998,656	—	1,998,656	5.9	—

*	Represents less than 1% of the outstanding shares of stock.

(1)

Directors have voting rights and the right to receive dividends with respect to these shares during the period of restriction. For our NEOs, these amounts include restricted stock as to which the holder has voting rights and a right to receive dividends, but no investment power, and which are subject to forfeiture based on service, as follows: Mr. Schmidt 172,925, Mr. Calandra 0, Mr. Karpel 22,884, Mr. Costello 24,604, Mr. Friedman 20,825, Mr. Hill19,428, and Mr. Hasty 0 shares; and Current Directors and Executive Officers as a group 297,918 shares. These amounts also include shares held by the trustee of the Company’s

2026 CALERES PROXY STATEMENT	21

Stock Ownership by Executive Directors, Officers and 5% Shareholders

401(k) plan for the accounts of individuals, as follows: Mr. Schmidt 6,058, Mr. Friedman 7,420, and Mr. Hill 3,655 shares; and Current Directors and Executive Officers as a group 28,677 shares. The Company is not aware that any of the shares held by individuals have been pledged, and the Company’s insider trading policy prohibits the Company’s directors and executive officers from pledging Company securities or purchasing any financial instruments designed to hedge or offset any change in the market value of the Company’s securities.

(2)

Share units for directors, all of which are denominated to be comparable to, and derive their value from, shares of Company stock, include PSUs issued under our deferred compensation plan for non-employee directors and RSUs issued to our non-employee directors as of April 2, 2026, and are either vested or will be vested by June 1, 2026 (60 days after April 2, 2026). The share units are ultimately paid in cash or stock, and have no voting rights.

(3)

Messrs. Calandra and Hasty’s shares are not included in the total for all Directors and Executive Officers as a group, because they were not executive officers of the Company as of April 2, 2026. Beneficial ownership of common stock is based upon Mr. Calandra’s’ last Form 4 filed September 16, 2025, less 40,232 shares Mr. Calandra forfeited and shares returned to the Plan for taxes upon his departure from the Company and Mr. Hasty’s last Form 4 filed March 26, 2025 less 16,777 shares Mr. Hasty forfeited upon his departure from the Company.

(4)

Based on its Schedule 13G amendment filing with the SEC on December 4, 2025, BlackRock, Inc. possessed sole power to vote 2,457,001 shares and sole power to dispose of 2,515,231 shares. BlackRock, Inc. is a holding company that beneficially owns shares held by the Business Reporting Units as defined therein. BlackRock, Inc.’s business address is 50 Hudson Yards, New York, New York 10001.

(5)

Based on its Schedule 13G amendment filing with the SEC on January 30, 2026, reporting information as of December 31, 2025, The Vanguard Group subsequently reported it went through an internal realignment and certain subsidiaries or business divisions of subsidiaries of the Vanguard Group, that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis) and The Vanguard Group no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. The Vanguard Group, Inc.’s business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

22

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE

Election of Directors

STRUCTURE OF THE BOARD

At the Company’s 2020 annual meeting of shareholders, the shareholders approved an amendment to our restated certificate of incorporation to declassify our board (a structure that had been in place since 1954). As a result, each director nominee stands for election annually for one (1) year terms. In each case, directors will hold office until their successors are elected and qualified, or until their earlier death, resignation or removal.

We may change the size of the board by amending our bylaws. Persons elected by a majority of the remaining directors may fill vacancies on the board. A director elected by the board to fill a vacancy, or a new directorship created by an increase in the size of the board, serves until the next annual meeting of shareholders. Although there is no mandatory retirement policy for directors, our Corporate Governance Guidelines limit the board from filling a vacancy with an individual over 72 years of age and generally precludes recommending an individual for election as a director for a term extending beyond the annual shareholders’ meeting following the end of the calendar year during which the individual turns 72, unless the board determines that it is in the best interests of shareholders to retain the services of a director beyond his or her retirement age who is then serving as the chair of a committee of the board.

With Mr. Korn’s retirement immediately prior to the annual meeting, the size of the board will automatically be reduced from eleven to ten directors. Your board has nominated for election as directors at the annual meeting ten (10) individuals: Lisa A. Flavin, Brenda C. Freeman, Kyle F. Gendreau, Lori H. Greeley, Mahendra R. Gupta, Ward M. Klein, Molly Langenstein, Wenda Harris Millard, John W. Schmidt and Bruce K. Thorn, each for a one-year term.

There are no family relationships between any of our directors, nominees, and executive officers.

Your board is not aware that any nominee named in this proxy statement is unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes the proxies to vote for a replacement nominee if the board names one. As an alternative, the board may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees identified below.

ª Your Board of Directors recommends a vote “FOR” each of these nominees.

2026 CALERES PROXY STATEMENT	23

Election of Directors

NOMINEES FOR A ONE-YEAR TERM THAT WILL EXPIRE IN 2027

Lisa A. Flavin Independent | Age: 61 | Director Since: 2019 Board Committees: ª Audit (Chair) ª Executive Other Public Company Boards Within Past Five Years: ª None

Business Experience:

ª

Emerson Electric Co.

ª

Senior Vice President, Chief Compliance and Transformation Officer (2023 – present)

ª

Member, Office of Chief Executive (2021 – present)

ª

Senior Vice President and Chief Compliance Officer (2021 – 2023)

ª

Chief Compliance Officer and Vice President, Audit (2011 – 2021)

ª

Vice President, Audit (2000 – 2011)

ª

Director, Financial Audit (1998 – 2000)

ª

Hüls Degussa AG, Chief Financial Officer, U.S. Operations (1995 – 1998)

ª

Ernst & Young, LLP, various auditing roles (1987 – 1995)

QUALIFICATIONS AND EXPERTISE:

ª

Extensive strategic transformation and development experience. At Emerson, a global technology and automation company, Ms. Flavin is responsible for driving transformational change and developing and guiding the company’s global business strategies as Chief Compliance and Transformation Officer and a member of the Office of the Chief Executive. She has played a key strategic role in advancing Emerson’s global automation positioning, including through its landmark $8.2 billion acquisition of National Instruments in 2023, which added control and intelligent devices to the company’s portfolio. Ms. Flavin also has over ten years of hands-on experience leading acquisition due diligence as Emerson’s Vice President of Audit. Her background in transformative transactions supports Caleres’ focus on brand portfolio growth, integration and corporate strategy.

ª

Seasoned C-suite compliance and audit expert with technical proficiency developed over three decades, including over 25 years of service in compliance and risk roles of increasing importance at Emerson and before that as Chief Financial Officer of the U.S. operations of Hüls Degussa, a Germany-based specialty chemicals company, and in auditing roles at Ernst & Young (EY). Currently, Ms. Flavin leads Emerson’s worldwide business process transformation, audit activities, risk management, and compliance functions. She is a former CPA and a designated “financial expert” under SEC rules. All of these qualifications and experience underscore her fitness to serve as the Chair of the Audit Committee for Caleres.

ª

Dedication to community and industry development, including as a former member of the board of directors of the United States Chamber of Commerce and the executive committee of The Conference Board’s Council of Chief Audit Executives. In 2004, she was selected by the SEC to participate on a panel determining the implementation of the Sarbanes-Oxley rules. She is active in the St. Louis community, where she serves as a member of the board of directors and executive committee of Hope Ignites. Her accomplishments have been recognized through her selection as a Top 10: Women in Manufacturing North America.

24

Election of Directors

Brenda C. Freeman

Independent | Age: 61 | Director Since: 2017

Board Committees:

ª

Governance and Nominating

ª

Technology and Digital Commerce (Chair)

Other Public Company Boards Within Past Five Years:

ª

WM Technology (2021 – present)

ª

Avnet, Inc. (2018 – present)

ª

Blue Apron, Inc. (2020 – 2023)

Business Experience:

ª

Joyeux Advisory Group, Founder (2019 – present) & Principal (2019 – 2020)

ª

Wunderkind Corporation, Chief Brand Officer (2022 – present)

ª

Arteza, Inc., Chief Executive Officer (2020 – 2021)

ª

Magic Leap, Inc., senior management roles, including Chief Marketing Officer (2016 – 2019)

ª

National Geographic Channels, Executive Vice President — Chief Marketing Officer (2015 – 2016)

ª

DreamWorks Animation, Global Head of Television Marketing, (2014 – 2015)

ª

Turner Broadcasting System, Inc., Chief Marketing Officer, Cartoon Network/Adult Swim (2008 – 2014)

ª

Viacom, various senior marketing roles (2002 – 2008)

QUALIFICATIONS AND EXPERTISE:

ª

Strategic brand management expertise honed over two decades of experience in marketing, including 15 years in television marketing at National Geographic Channel, Dreamworks, Viacom, and Turner Broadcasting (TBS). At TBS, as the Chief Marketing Officer of Cartoon Network and Adult Swim division, she managed a $50-million budget across marketing, creative, and strategy for TV networks reaching 100 million households. From 2016-19, Ms. Freeman led the go-to-market strategy, communications, brand, product and digital marketing and creative efforts as Chief Marketing Officer at Magic Leap, a virtual retinal displays startup. Throughout her Chief Marketing Officer roles, Ms. Freeman developed deep expertise in corporate communications, including crisis response and investor relations. Her expertise in brand storytelling across industries supports Caleres’ initiatives to deepen consumer loyalty and differentiate its brands in a competitive marketplace.

ª

Deep knowledge of consumer trends and emerging technologies which enables her to provide critical insights on Caleres’ digital and omnichannel initiatives. As Chief Brand Officer at Wunderkind, a global performance marketing solution that leverages AI, Ms. Freeman oversees cross-channel personalization and AI integration. Previously, as Chief Executive Officer of Arteza, an e-Commerce, direct-to-consumer art supply company, she led an enterprise commerce digital transformation and oversaw the customer acquisition, conversion, loyalty, and digital merchandising strategy that doubled business in one year through expanded sales on Amazon marketplace and launches at Walmart.com and Target.com.

ª

Extensive public company governance experience from serving on the boards and audit, compensation and nominating and governance committees of other public companies, beginning in 2012 with service on the Under Armour board, and later the Herman Miller, New York & Co., and Blue Apron boards. Ms. Freeman currently serves on the boards of Avnet, an electric components and services company, and WM Technology, a software and infrastructure provider to the cannabis industry, where she serves as Lead Independent Director and Chair of the Nominating and Governance Committee, bringing expertise in establishing data governance protocols for AI and other emerging technologies. Ms. Freeman’s service as an independent director at multiple public companies complements her operating background, allowing her to offer valuable perspectives on strategy, risk oversight, and transformation initiatives and assist Caleres as it executes its long-term plans and navigates a rapidly evolving consumer and retail landscape.

2026 CALERES PROXY STATEMENT	25

Election of Directors

Kyle F. Gendreau

Independent | Age: 56 | Director Since: 2024

Board Committees:

ª

Audit

ª

Culture, Compensation and People

Other Public Company Boards Within Past Five Years:

ª

Samsonite International S.A. (2011—Present)

Business Experience:

ª

Samsonite International S.A.

ª

Chief Executive Officer and Executive Director (2018 – present)

ª

Chief Financial Officer (2009 – 2018)

ª

Vice President, Corporate Finance, Assistant Treasurer (2007 – 2009)

ª

Zoots Corporation, various finance leadership roles (1999 – 2007)

ª

Specialty Catalog Corporation, various finance leadership roles (1996 – 2001)

ª

Coopers & Lybrand (now PwC), various roles (1991 – 1996)

QUALIFICATIONS AND EXPERTISE:

ª

Strong foundation in accounting and finance starting with his early career experience as a CPA at Coopers & Lybrand (now PwC) and development into a finance executive at Samsonite. After Coopers & Lybrand, Mr. Gendreau held various leadership roles in finance and accounting at Zoots Corporation and Specialty Catalog Corporation before joining Samsonite, where he served as Samsonite’s Vice President, Corporate Finance and Assistant Treasurer and later its Chief Financial Officer before becoming its current Chief Executive Officer.

ª

Accomplished global consumer goods CEO with retail brand and portfolio management expertise developed through nearly two decades of progressively more senior leadership roles at Samsonite International, the world’s largest travel luggage company and a leader in the global lifestyle bag industry. As Samsonite’s Chief Executive Officer, Mr. Gendreau has driven growth through consumer-centric channel diversification, global expansion, and deliberate management of Samsonite’s portfolio of brands across price points, including names such as Tumi, High Sierra and eBags. His experience in growing and managing portfolios for consumer retail goods enables Mr. Gendreau to offer critical insights to the Board and its setting of Caleres’ portfolio strategy.

ª

Proven operator with transaction integration experience, having served as Chief Financial Officer of Samsonite through crucial growth milestones. He was instrumental in its listing on the Hong Kong Stock Exchange, the implementation of its strategic plan, and the $1.8 billion Tumi acquisition, a transaction that transformed Samsonite by bringing it together with a premium luggage brand operating across approximately 2,000 points of distribution in 75 countries. Over his career, he has overseen complex financial integrations, including of Samsonite’s Tumi acquisition.

26

Election of Directors

Lori H. Greeley Independent | Age: 66 | Director Since: 2015 Board Committees: ª Culture, Compensation and People Other Public Company Boards Within Past Five Years: ª None

Business Experience:

ª

Serena & Lily, Chief Executive Officer (2015 – present)

ª

Frederick’s of Hollywood, Chief Executive Officer (2014 – 2015)

ª

Victoria’s Secret Stores (then a subsidiary of Limited Brands, Inc.)

ª

Chief Executive Officer (2007 – 2013)

ª

Executive Vice President and General Merchandising Manager (1995 – 2007)

ª

Various executive merchandising and management roles (1993 – 1995)

QUALIFICATIONS AND EXPERTISE:

ª

Highly experienced omnichannel retail strategist. Since becoming the Chief Executive Officer of Serena & Lily, a home furnishings and décor company, Ms. Greeley has transformed the formerly digitally native brand into a thriving omnichannel business by spearheading a nationwide brick-and-mortar expansion through the company’s distinctive “Design Shop” retail concept, opening locations in markets including Atlanta, Dallas, Chicago, the New York metropolitan area, and Pacific Palisades, among others.

ª

Accomplished brand builder and retail operator with turnaround and restructuring experience. Under her leadership, Serena & Lily has significantly expanded its product assortment across furniture, bedding, wallpaper, lighting, and outdoor categories. Her insights into the consumer and apparel-related retail are bolstered by her prior experience as Chief Executive Officer of Victoria’s Secret Stores, an intimate apparel brand, and as a former director of RTW Retailwinds, an apparel retailer. She became the Chief Executive Officer of Frederick’s of Hollywood, a women’s intimates retailer, during a period of operational and financial distress and guided the company through to a 2015 sale of its e-Commerce operations to Authentic Brands Group at a significant premium to the equity value at which the company had been taken private in 2013.

ª

Strong commitment to leadership, personnel and culture development. Ms. Greeley has placed a particular emphasis on developing effective leaders in the business setting and fostering constructive cultures throughout her professional career. Her commitment to human capital and leadership is also evident through her involvement with Bucknell University, where she serves as a member of the Freeman College of Management Advisory Board and as a speaker for the University’s Institute for Leadership and Technology program.

2026 CALERES PROXY STATEMENT	27

Election of Directors

Mahendra R. Gupta

Independent | Age: 70 | Director Since: 2011

Board Committees:

ª

Audit

Other Public Company Boards Within Past Five Years:

ª

ENDI Corp (2022 – 2025)

ª

Credit Suisse Asset Management Income Fund, Inc. (2018 – Present)

Business Experience:

ª

Washington University in St. Louis, Olin Business School

ª

Faculty (1990 – present)

ª

Geraldine J. and Robert L. Virgil Professor of Accounting and Management (2004 – present)

ª

Dean (2005 – 2016)

ª

Senior Associate Dean (2003 – 2005)

QUALIFICATIONS AND EXPERTISE:

ª

Distinguished financial management expert and thought leader, currently serving as the Geraldine J. and Robert L. Virgil Professor of Accounting and Management at the Olin Business School at Washington University in St. Louis. Dr. Gupta has served on the Olin Business School faculty since 1990, including as Dean for over a decade, and his research has been published in leading academic journals in the U.S. and abroad. He has served on several editorial boards, including The Accounting Review, The Journal of Management Accounting Research, Canadian Accounting Review, and Accounting Horizons. He holds a Ph.D. in accounting from Stanford University. Mr. Gupta provides the Caleres Board with actionable insights that draw upon his extensive expertise and research in management accounting and cost management and control.

ª

Visionary builder of world-class academic programs. At the Olin Business School, Dr. Gupta spearheaded a $90-million expansion that more than doubled Olin’s space on the Danforth Campus, including the construction of two LEED Gold-certified buildings dedicated in 2014. He expanded the Executive MBA program beyond St. Louis and Shanghai to additional campuses including Mumbai, establishing the first U.S.-India joint Executive MBA program in cooperation with IIT Bombay. Dr. Gupta carefully managed the financial position of the school during his tenure as dean, including the period of the Great Recession of 2008, ensuring the school’s profitability each year of that crisis. In recognition of his leadership, Dr. Gupta was named Executive of the Year by the Asian American Chamber of Commerce of St. Louis.

ª

Extensive board and audit committee experience, including as a Trustee and Chair of the Audit Committee of mutual funds of Credit Suisse Asset Management, and as a director and member of the audit committee of First Bank and ENDI Corp. Dr. Gupta also contributes to the St. Louis community through his service on the not-for-profit boards of directors of the Foundation for Barnes Jewish Hospitals, Barnes Jewish Hospitals, and the Oasis Institute.

28

Election of Directors

Wenda Harris Millard Independent | Age: 71 | Director Since: 2017 Board Committees: ª Culture, Compensation and People (Chair) ª Executive Public Company Boards Within Past Five Years: ª None

Business Highlights:

ª

Sinecure, Inc. (Sinecure.ai). Chairman (2022 – Present)

ª

Independent Marketing Consultant (2022 – Present)

ª

MediaLink, LLC, Vice Chairman (2009 – 2023)

ª

Martha Stewart Living Omnimedia, Inc., Co-Chief Executive Officer and President (2007 – 2009)

ª

Yahoo! Inc., Chief Sales Officer (2001 – 2007)

ª

Ziff Davis, LLC, Chief Internet Officer (2000 – 2001)

ª

DoubleClick, Inc., Executive Vice President (1996 – 2000)

ª

Family Circle, Senior Vice President and Publisher

ª

Adweek, Mediaweek and Brandweek, Executive Vice President and Group Publisher

QUALIFICATIONS AND EXPERTISE:

ª

Extensive leadership experience at the intersection of media, marketing, advertising and technology developed over more than four decades working in digital advertising and publishing. As MediaLink’s Vice Chairman, she provided strategic advisory and implementation services to Fortune 500 companies and others across media, entertainment and technology. Over her career, she has developed, refined and executed strategies that drove competitive advantage and business acceleration, which enables her to offer significant insights on Caleres’ strategic direction and operational execution. She is highly informed about emerging technologies and their business applications, including from her role as Chairman of Sinecure.ai, a tech company that leverages AI and large language models for talent discovery.

ª

Pioneering digital advertising and revenue leadership experience gained through senior executive roles at leading internet and media companies. As Chief Sales Officer of Yahoo!, Ms. Millard led the sales organization as it grew revenue from $700 million to over $6 billion. She was a founding member of the executive team at digital advertising company DoubleClick, where she was responsible for establishing the DoubleClick brand and overseeing the operations of DoubleClick Media. She also served as Chief Internet Officer at Ziff Davis and earlier held senior publishing roles, including as Senior Vice President and Publisher of Family Circle and Executive Vice President and Group Publisher for Adweek, Mediaweek and Brandweek, providing her with deep expertise in digital media, strategy and marketing.

ª

Operational and cross-platform media leadership experience as Co-CEO and President of Martha Stewart Living Omnimedia, where she oversaw media businesses, including publishing, internet and broadcasting, and led the development of cross-platform marketing programs for television, digital, magazines and radio. Ms. Millard has previously served on the boards of industry organizations including the Advertising Council, the Interactive Advertising Bureau and the American Advertising Federation. Her combination of public company executive leadership, digital transformation experience and board experience equips her to contribute meaningfully as a Caleres Board member.

2026 CALERES PROXY STATEMENT	29

Election of Directors

Ward M. Klein

Independent | Age: 70 | Directors Since: 2007

Board Committees:

ª

Executive (Chair)

ª

Governance and Nominating (Chair)

ª

Chair of the Board

Public Company Boards Within Past Five Years:

ª

None

Business Experience:

ª

Edgewell Personal Care Company (split off from Energizer Holdings in 2015), Executive Chairman (2015 – 2016)

ª

Energizer Holdings, Inc.

ª

Chief Executive Officer (2005 – 2015)

ª

President and Chief Operating Officer (2004 – 2005)

ª

President, International (2002 – 2004)

ª

Various roles (1986 – 2002)

QUALIFICATIONS AND EXPERTISE:

ª

Seasoned executive with a track record for business growth. Over his 37 years of service at Energizer Holdings and its personal care successor Edgewell, Mr. Klein served as the driving force behind Energizer’s growth into a leading consumer goods company. Under his tenure as Chief Executive Officer, Energizer’s revenues grew, both organically and through acquisitions, from $2.9 billion in 2005 to $4.1 billion by 2015, with TSR increasing by more than 10% per year on average. Through this experience growing and developing Edgewell, Mr. Klein brings to Caleres valuable perspective for advancing our business strategy in the short and long term.

ª

Acumen unlocking value through strategic business transformation. Having grown the annual revenue of Energizer’s personal care business to $2.6 billion by 2014, Mr. Klein spearheaded the initiative to separate it from the household products and batteries business to better focus each business on core products and to unlock a higher multiple for Edgewell as a personal care brand. Following the separation transaction, Mr. Klein remained with Edgewell for a year as Executive Chairman, overseeing the new management team’s transition, including a crucial succession plan, as a newly independent public company.

ª

Comprehensive background across all business facets and geographies, with a career spanning management, marketing, corporate finance, and international business operations over 45 countries. Prior to assuming the Chief Executive Officer role at Energizer, Mr. Klein served as President and Chief Officer and before that as President of International and before that as Area Chairman for Asia, Africa and the Middle East. His varied and international experience gives him a full degree view of Caleres’ needs as a business as our portfolio of brands expand their international reach.

30

Election of Directors

Molly Langenstein

Independent | Age: 62 | Director Since: 2024

Board Committees:

ª

Governance and Nominating Committee

ª

Technology and Digital Commerce

Public Company Boards Within Past Five Years:

ª

Upbound Group (2024 – Present)

Business Highlights:

ª

Chico’s FAS

ª

Chief Executive Officer and President (2020 – 2024)

ª

President, Apparel Group (2019 – 2020)

ª

Macy’s, Inc. (and predecessor companies)

ª

General Business Manager, Ready-to-Wear (2017 – 2019)

ª

Chief Private Brands Officer (2015 – 2017)

ª

Executive Vice President, Private Brands, Men’s and Children’s Wear (2014 – 2015)

ª

Executive Vice President, Group Merchandise Manager, Millennial (2012 – 2014)

ª

Executive Vice President, Fashion and New Business Development (2010 – 2012)

ª

Divisional Merchandise Manager (2009 – 2010)

ª

Senior Vice President, General Merchandise Manager, Ready-to-Wear (2008 – 2009)

ª

Senior Vice President, General Merchandise Manager, Men’s and Childrenswear (2004 – 2006)

QUALIFICATIONS AND EXPERTISE:

ª

Extensive retail leadership and enterprise transformation experience developed over nearly three decades in the apparel and footwear and department store industry. Ms. Langenstein served as Chief Executive Officer, President and a director of Chico’s FAS from 2020 until it was acquired by Sycamore Partners in January 2024 for $1 billion. During her tenure, including as President of the Apparel Group from 2019 to 2020, she returned the Company to growth and profitability through a customer-led, product-focused, digital-first strategy. Under her leadership, Chico’s successfully reversed a multi-year decline, starting in fiscal 2022 when the company grew net sales 18% year over year, increased comparable sales 20%, and more than doubled operating income.

ª

Deep expertise in merchandising, product, and brand management grounded in decades of retail operating experience. At Macy’s and Bloomingdale’s, Ms. Langenstein oversaw ready-to-wear and private brands, developing product assortments and managing brand positioning in competitive retail environments. Throughout her career, Ms. Langenstein has had direct responsibility for managing and growing footwear businesses, including responsibility for men’s and women’s private brand footwear and the Finish Line leased footwear business for women, men’s and kids at Macy’s, and women’s footwear at Chico’s and White House Black Market. As Chief Private Brands Officer at Macy’s, she streamlined the private-brand supply base and improved merchandise margin. She also led a turnaround of online private-brand performance, growing that channel 49% over two years, and spearheaded a company-wide initiative to grow women’s millennial apparel, significantly increasing market share among younger women. At Chico’s, she applied this foundation to implement a product-focused strategy aligned with evolving customer preferences and strengthened digital engagement.

ª

Public company governance and board-level experience as both a former public company Chief Executive Officer and current director. In addition to her experience serving on the board of directors of Chico’s FAS, Ms. Langenstein serves on the board of Upbound Group, an omni-channel consumer financing company. Her experience leading a public company through strategic repositioning and acquisition, combined with her service on another public company board, equips her to meaningfully contribute to Caleres on matters across strategy, risk management, capital allocation, and operational performance.

2026 CALERES PROXY STATEMENT	31

Election of Directors

John W. Schmidt Age: 65 | Director Since: 2023 PRESIDENT AND CHIEF EXECUTIVE OFFICER Board Committees: ª Executive Public Company Boards Within Past Five Years: ª None

Business Experience:

ª

Caleres, Inc.

ª

President and Chief Executive Officer (2023 – present)

ª

Division President, Brand Portfolio (2015 – 2020)

ª

Division President, Contemporary Fashion (2010 – 2015)

ª

Senior Vice President and General Manager, Image Brands (2008 – 2010)

ª

Nine West Group, various roles (1998 – 2008)

QUALIFICATIONS AND EXPERTISE:

ª

Consumer-led, strategic brand builder. Mr. Schmidt has deep consumer strategy and brand portfolio management expertise developed and honed over nearly two decades at Caleres and over thirty years in the industry. He has grown market share in both segments of Caleres’ business, strengthened consumer positioning, and increased brand relevance across Lead Brands including Sam Edelman, Allen Edmonds, Naturalizer and Vionic. He has strategically expanded the penetration of Brand Portfolio sales and increased operating profit. He has also accelerated international expansion and direct-to-consumer growth. At the same time, he has been the driving force behind the strategy to elevate and edit Famous Footwear’s stores and assortment to strengthen the retailer’s position with kids and family.

ª

Experienced executive with strong portfolio management and transformation expertise. Throughout his time at Caleres, Mr. Schmidt has been instrumental in transforming the company by focusing on Caleres’ most powerful brands and assets while closing underperforming brands and stores. He led the rebranding and subsequent growth of the Allen Edmonds and Vionic brands after acquisition in 2016 and 2018, respectively. Since becoming Chief Executive Officer, Mr. Schmidt has strengthened the leadership team and completed structural cost reductions to align investments with the greatest opportunities for growth. In 2025, he led Caleres’ acquisition of luxury footwear brand Stuart Weitzman from Tapestry, adding a new Lead Brand with premium positioning, international resonance, and strong direct-to-consumer operations. Mr. Schmidt has developed an integration roadmap that includes stabilizing of the brand’s international business, transitioning systems, and pursuing synergistic cost savings in distribution, logistics, digital operations, and corporate functions to drive the brand toward profitability.

ª

Extensive footwear, merchandising, and retail operations experience throughout over 25 years in wholesale and retail before joining Caleres. His experience in consumer retail includes senior merchandising positions at Lord & Taylor, May Merchandising Corporation, and Macy’s. He spent a decade with Nine West Group, a women’s footwear company, in various roles of increasing responsibility, ultimately serving as Group President of Wholesale Footwear before joining Caleres. At Caleres, he advanced through multiple roles that provided him with direct responsibility across product, brand positioning, and consumer strategy. His prior roles have fortified his merchant instincts and enhanced his industry and enterprise knowledge, giving him the relevant mix of operating skills and leadership strengths to lead a global, public portfolio company of diverse consumer and retail footwear brands.

32

Election of Directors

Bruce K. Thorn

Independent | Age: 59 | Director Since: 2022

Board Committees:

ª

Culture, Compensation and People

ª

Technology and Digital Commerce

Public Company Boards Within Past Five Years:

ª

Big Lots, Inc. (2018 – 2025)

Business Experience:

ª

Alvarez & Marsal, Senior Advisor (2025 – present)

ª

Big Lots, Inc., President, Chief Executive Officer and Board Member (2018 – 2025)

ª

Tailored Brands, Inc. (f/k/a Men’s Warehouse)

ª

President and Chief Operating Officer (2017 – 2018)

ª

Executive Vice President and Chief Operating Officer (2015 – 2017)

ª

PetSmart, Executive Vice President, Store Operations, Services and Supply Chain (2007 – 2015)

ª

LESCO, Inc., Chief Operating Officer and various other sales, operations, and marketing positions (2002 – 2007)

ª

Gap, Inc., various operational roles (2000 – 2002)

ª

Cintas Corporation, various operational roles (1995 – 2000)

QUALIFICATIONS AND EXPERTISE:

ª

Accomplished multi-industry executive and strategic leader with over two decades of experience at the helm of major consumer-facing enterprises and retail brands. Beginning with his time as an airborne ranger-qualified captain in the U.S. Army through to his seven years of experience as a director and Chief Executive Officer of a Fortune 500 company, Mr. Thorn has demonstrated his skills in executive leadership, strategic transformation, and M&A. An expert in crisis management, turnarounds and enterprise transformation, Mr. Thorn achieved significant sales, earnings and stock price growth at Big Lots while Chief Executive Officer, leading it through COVID-19 and successfully transitioning Big Lots to one of America’s largest extreme-value omnichannel retailers. He has had leading roles in the successful execution and integration of several M&A transactions, including overseeing Big Lots’ purchase of Broyhill and the successful sale of a substantial part of Big Lots’ business to Gordon Brothers through its Chapter 11 bankruptcy filing in September 2024, PetSmart’s sale to BC Partners, Men’s Warehouse’s integration of Jos. A. Bank, and LESCO’s merger with Deere & Company. This experience will assist the Caleres Board in its oversight of significant corporate opportunities, including integration and growth of acquired brands.

ª

Proven operating expertise across multiple retail formats. As President and Chief Operating Officer at Tailored Brands, a menswear company with over 1,600 locations, he led a successful enterprise-wide transformation strategy and right-sized the company’s store base, its supply chain and cost structure, and strengthened its omnichannel capabilities while overseeing store operations, information technology, e-Commerce, strategic planning, marketing operations and human resources. His experiences setting and executing strategy for brands with significant physical store fleets and digital channels deepens the Caleres Board’s understanding of all retail sales, marketing, distribution and operations.

ª

Sales, supply chain, manufacturing, and logistics expert from his time in senior leadership roles across the retail and services industries. As PetSmart’s Executive Vice President of Store Operations, Services and Supply Chain, Mr. Thorn oversaw sales, operations, global supply chain and enterprise inventory management including inventory replenishment and planning, transportation, and the company’s network of distribution centers, in addition to leading pet services and PetSmart Canada where he oversaw double digit sales growth. In his roles at Tailored Brands, LESCO, and Cintas, Mr. Thorn oversaw manufacturing plants and distribution networks. His breadth of sales, sourcing, manufacturing, and supply chain experience is particularly valuable to the Caleres Board and its strategy around efficient omnichannel selling, global sourcing, distribution network optimization, and supply chain diversification, which are all central to Caleres’ strategic priorities.

2026 CALERES PROXY STATEMENT	33

PROPOSAL TWO

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accountants

RATIFICATION OF ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal year ending January 30, 2027, and believes that EY’s engagement is in the best interest of the Company and its shareholders. The Audit Committee and the board are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate practice. If the shareholders do not ratify the selection of EY, the Audit Committee will consider any information submitted by the shareholders in connection with the selection of the independent registered public accountants for the next fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the fiscal year if the Audit Committee believes such a change would be in the best interest of the Company and its shareholders.

Representatives of EY will have an opportunity to, but have informed us that they do not plan to, make a formal statement at the annual meeting. However, we expect that they will attend the meeting and be available to respond to appropriate questions.

ª	The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

During 2025 and 2024, EY was our independent registered public accountants and charged fees for services rendered to us as follows:

SERVICE FEES	2025	2024

Audit Fees(1)	$2,764,431	$2,777,751

Audit-Related Fees	—	—

Tax Fees(2)	198,837	148,844

All Other Fees	—	—

Total	$2,963,268	$2,926,595

(1)

Audit fees in 2025 included fees associated with statutory audits and the acquisition of Stuart Weitzman. Audit fees in 2024 included fees associated with statutory audits and the implementation of a new enterprise resource planning system.

(2)	The tax services in 2025 and 2024 included tax compliance (including preparation and/or review of tax returns), tax planning and tax consultation, including assistance with tax audits.

34

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accountants

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

In 2025, all of the audit and tax services were pre-approved in accordance with the Audit Committee’s audit and non-audit services pre-approval policy that requires the committee, or the chair of the committee to pre-approve services to be provided by the Company’s independent registered public accountants. Pursuant to this policy, the committee will consider whether the services to be provided by the independent registered public accountants are prohibited by the SEC, whether the services are consistent with the SEC’s rules on auditor independence, and whether the independent registered public accountants are best positioned to provide the most effective and efficient services. The committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The committee has delegated to the chair of the committee pre-approval authority between committee meetings, and the chair must report any pre-approval decisions to the committee at the next scheduled committee meeting.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the board and is comprised of only independent directors. The Audit Committee is also responsible for the appointment, compensation and oversight of the independent registered public accountants. The committee also oversees the process for the negotiation of the independent registered public accountants’ fees. Management is primarily responsible for the consolidated financial statements and reporting processes, including the systems of internal controls, while the independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles.

In this context, the committee has met and held discussions with management and the internal auditors and independent registered public accountants. The committee discussed with the Company’s internal auditors and independent registered public accountants the overall scopes and plans for their respective audits. The committee met, at least quarterly, with the internal auditors and independent registered public accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management represented to the committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accountants, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles; the reasonableness of significant judgments and clarity of disclosures; and such other matters as are required to be discussed with the committee, including critical audit matters identified by the independent registered public accountants, under auditing standards generally accepted in the United States and the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and Commission.

The Company’s independent registered public accountants also provided to the committee the written disclosures and letter required by applicable standards of the PCAOB regarding the independent registered public accountants’ communications with the committee concerning independence, and the committee discussed with the independent registered public accountants that firm’s independence, among other things. The committee considered whether the performance by EY of non-audit services, including tax services, was compatible with their independence.

The committee is also actively engaged in the selection of the lead audit partner on EY’s engagement and assures rotation of the lead audit partner as required by law. In connection with the appointment of the lead audit partner, the committee conducted a rigorous assessment of EY’s capabilities and expertise, service levels, qualifications, appropriateness of fees and independence and tenure as the Company’s auditor in determining whether to seek additional competitive bids.

EY has served as the Company’s independent auditors since 1917. In performing its annual review of whether to retain EY, the committee considered the benefits of a long-tenured auditor including a higher quality of audit given EY’s institutional knowledge and deep expertise concerning the Company’s operations and business, competitiveness of EY’s fees given that familiarity with the Company’s business and the time commitment, cost and management distractions that on-boarding new independent auditors would entail.

2026 CALERES PROXY STATEMENT	35

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accountants

In reliance on the reviews and discussions referred to above, the committee recommended to the board and the board approved including the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for filing with the SEC. The committee believes it is in the Company’s best interests to retain EY as the Company’s independent registered public accountants for 2026.

While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accountants. In addition, except in certain circumstances, it is not the duty of the committee to conduct investigations or to ensure compliance with laws and regulations and the Company’s business conduct policies.

Audit Committee

Lisa A. Flavin, Chair

Kyle F. Gendreau

Mahendra R. Gupta

Steven W. Korn

36

PROPOSAL THREE

Approval Of The Company’s Incentive

And Stock Compensation Plan Of 2026

BACKGROUND

On March 12, 2026, the Culture, Compensation and People Committee of our board of directors (the “Committee”) adopted the Caleres, Inc. Incentive and Stock Compensation Plan of 2026 (the “2026 Plan”), and on the same date, our board of directors directed that the 2026 Plan be submitted for shareholder approval, which we are now seeking. The 2026 Plan is similar in purpose and design to our Incentive and Stock Compensation Plan of 2022 (the “2022 Plan”), which was approved by our shareholders at our 2022 annual meeting.

As of March 31, 2026, the 2022 Plan was the only benefit plan that the Company used to grant stock options, restricted stock, restricted stock units, performance shares, performance units, stock appreciation rights, other stock based awards and cash-based awards to directors and employees and only 832,650 shares remained available for grant under the 2022 Plan. Upon approval of the 2026 Plan, no additional awards will be granted under the 2022 Plan and the shares that remain available for future grants under the 2022 Plan as of March 31, 2026 will be transferred to the 2026 Plan. If the 2026 Plan is not approved by shareholders, the 2022 Plan would continue in effect in accordance with its existing terms. However, due to the limited number of shares remaining under the 2022 Plan, the Company’s ability to provide equity incentives to employees will be restricted.

We use incentive awards to attract, motivate and retain leadership talent as well as to align our executives’ interests with those of our shareholders, as described more fully in the Compensation Discussion and Analysis. The board of directors and the Committee approved the proposed 2026 Plan on the belief that the shares authorized by the 2026 Plan will allow the Company to award the equity incentives important to our compensation program, while resulting in a reasonable amount of potential equity dilution.

KEY HIGHLIGHTS

We believe that our long-term incentive compensation program aligns the interests of employees, officers and directors with those of our shareholders to create long-term shareholder value. Given the limited number of shares available for issuance under the 2022 Plan, the Company is requesting approval of the 2026 Plan. The 2026 Plan will continue our ability to achieve this objective by providing us with the ability to continue granting various types of incentive awards, which we believe will help us continue to attract, retain and motivate employees, officers and directors. The closing market price of a share of Common Stock on the record date was $10.74.

Determination of Share Amounts. In determining the terms of the 2026 Plan and the amount of shares to be reserved under the 2026 Plan, the board of directors considered the factors above and a number of other factors, including the number of eligible employees and directors, competitive market practice for eligible employees and directors and the size, purpose and frequency of equity grants.

Historical Amounts of Equity Awards. The Company granted the following number of shares in each of the past three fiscal years: 1,040,892 shares in fiscal 2025; 544,202 shares in fiscal 2024; and 931,050 shares in fiscal 2023. Historically, the Company has made annual equity grants at the regularly scheduled board meeting normally held in March and the number of shares underlying equity award grants approved in March 2026 were generally consistent with historical grant amounts. These amounts are not necessarily indicative of the shares that might be awarded over the next three years or later under the 2026 Plan.

Historical Equity Award Burn Rate. The Company’s adjusted three-year average annual equity grant rate, or “burn rate,” for the 2023-2025 period was 2.52%, which we believe is reasonable for a company of our size in our industry. “Burn rate” is the number of shares subject to equity awards granted (including performance shares at target) divided by the weighted average number of common shares outstanding.

Current and Projected Overhang Percentage. As of March 31, 2026, the Company had 1,456,490 shares of Common Stock subject to outstanding equity awards or available for future equity awards under the 2026 Plan, which represented

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Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

approximately 6.12% of fully diluted shares of Common Stock outstanding. The 1,400,000 new shares proposed to be included in the 2026 Plan would increase the fully diluted overhang percentage by an additional 3.74% to approximately 9.86%, which we believe is reasonable for a company of our size in our industry. In the past, the Company’s share repurchase program has partially offset the dilutive effect of share-based incentive compensation.

Anticipated Duration. If the Company continues making equity awards consistent with practices over the past three years as set forth above, we estimate that the shares available for future awards under the 2026 Plan will be sufficient for approximately one to two years. However, because equity grants are not guaranteed and are determined by the Committee using a number of factors as described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the share reserve could last for a longer or shorter period of time. The actual share pool duration will depend upon the number of participants, changes in our stock price, competitive award sizes, changes in the structure of our long-term incentive program, use of cash incentives, and forfeitures of outstanding awards.

Information on Equity Compensation Plans as of March 31, 2026

The information included in the proxy statement and our 2025 Annual Report on Form 10-K is updated by the following information regarding all existing equity compensation plans as of March 31, 2026(1):

Total number of full value awards outstanding (Includes RSUs and performance share awards (PSAs))(2)	1,456,490

Shares available for grant under the 2022 Plan(3)	832,650

Total shares of common stock outstanding as of the record date	33,740,819

(1)	No stock options or stock appreciation rights were outstanding as of March 31, 2026.

(2)	The number of shares of outstanding PSAs assumes performance at the maximum performance level.

(3)

The number of shares remaining available for future grant under the 2022 Plan reflects PSAs at maximum payout. The number of shares remaining available for future grant under the 2022 Plan as of March 31, 2026 will be transferred to the 2026 Plan. The Company will not make any grants under the 2022 Plan between March 31, 2026 and the date of our 2026 annual meeting of shareholders.

Description of the 2026 Plan

The principal features of the 2026 Plan are described below. This description is subject to and qualified in its entirety by the full text of the 2026 Plan attached as Exhibit A to this proxy statement.

Purpose. The objectives of the 2026 Plan are to:

ª	attract, retain and motivate participants through annual and long-term incentives which are consistent with the Company’s goals;

ª	to align the personal interests of participants to those of the Company’s shareholders;

ª	to provide participants with an incentive for excellence in individual performance; and

ª	to increase Company shareholder value, long-term.

The 2026 Plan is further intended to provide us with flexibility in our ability to motivate, attract, and retain the services of participants who make significant contributions to our success and to allow participants to share in our success.

Administration. The 2026 Plan will be administered by the board of directors, and the board has delegated administration of the 2026 Plan to the Committee. (When used in this description of the 2026 Plan, “board of directors” or “board” includes the Committee when acting pursuant to the board’s delegation of authority.) The board may delegate to the Chief Executive Officer the authority to make grants of awards representing no more than 50,000 shares per year to non-executive officer employees.

Your board of directors will have full power to:

ª	select the employees and directors who are to participate in the 2026 Plan;

ª	determine the sizes and types of awards;

ª	determine the terms and conditions of awards in a manner consistent with the 2026 Plan;

ª	interpret the 2026 Plan and any agreement or instrument entered into under the 2026 Plan;

38

Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

ª	establish, amend or waive rules and regulations for the 2026 Plan’s administration;

ª	amend the terms and conditions of any outstanding award as provided in the 2026 Plan; and

ª	make all other determinations that may be necessary or advisable for the administration of the 2026 Plan.

Eligibility. All employees and directors of the Company and its subsidiaries and affiliates will be eligible to participate in the 2026 Plan. There are currently approximately 10,000 employees and directors who will be eligible to participate in the 2026 Plan, including our 7 executive officers and 9 non-employee directors. The ability of such employees and directors to participate in the 2026 Plan will be subject to the approval of the board of directors.

Limits on Awards. The 2026 Plan will limit the grants of awards to a single participant in any fiscal year as follows:

ª	no more than 1,100,000 shares in the aggregate for awards of stock options and stock appreciation rights;

ª	no more than 1,100,000 shares in the aggregate with respect to any other award denominated in shares; and

ª	the maximum payout with respect to cash-based awards will be $5,000,000.

Notwithstanding the foregoing, the value of the maximum aggregate grant with respect to any awards denominated in shares that may be granted to any one director in any one fiscal year shall not exceed $500,000 based on the fair market value of the shares underlying the award on the grant date.

No awards may be made under the 2026 Plan after May 28, 2036.

Shares Available under the 2026 Plan. As of March 31, 2026, the 2022 Plan was our only plan with shares available for future award grants. Upon approval of the 2026 Plan, no additional awards will be granted under the 2022 Plan and the shares that remain available for future grants under the 2022 Plan will be transferred to the 2026 Plan. Under the 2026 Plan, we will have the ability to grant awards for up to the number of shares equal to 2,232,650 shares, consisting of 1,400,000 shares approved under this Plan and 832,650 shares remaining under the 2022 Plan as of March 31, 2026 that were converted to shares available under the 2026 Plan.

Shares subject to a performance share, performance unit, restricted stock, restricted stock unit or stock-based award shall only be counted as used to the extent they are actually issued. Upon issuance, such issued shares shall reduce the number of shares available under the 2026 Plan. Shares subject to an outstanding award that are cancelled, terminate, expires or lapse shall be added back to, and again become available under the 2026 Plan. If any performance share, performance unit, restricted stock unit or stock-based award expires, is forfeited or lapses prior to any shares being issued pursuant to that award, there is no effect on shares available. Also, if any performance share, performance unit, restricted stock, restricted stock unit or stock-based award is exercised, settled or paid with less than the full number of shares initially subject to the award’s terms, or is settled in cash in lieu of shares, the number of shares available under the 2026 Plan shall be reduced only if, and to the extent, shares are actually issued. Any shares related to an award granted under either the 2022 Plan or the 2017 Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares shall be available for grant under the 2026 Plan. Notwithstanding the foregoing, shares tendered in payment of the exercise price of a stock option or stock appreciation right, shares tendered or withheld by the Company or any subsidiary to satisfy a tax withholding obligation associated with the exercise of a stock option or stock appreciation right, and shares that are repurchased by the Company with option proceeds shall not extend or increase the number of shares available for future award grants. In addition, all shares covered by a stock appreciation right, to the extent that it is exercised and settled in shares, or any stock option subject to a net exercise shall be considered delivered pursuant to the 2026 Plan, whether or not shares are actually delivered to the participant upon exercise of the right.

Substitute awards shall not be counted against the number of shares available pursuant to the Plan; provided that, substitute awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as incentive stock options shall be counted against the number of shares that may be granted as incentive stock options. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for awards under the Plan and shall not count toward the number of shares available pursuant to the Plan.

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of our stock or property, any reorganization or any partial or

2026 CALERES PROXY STATEMENT	39

Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

complete liquidation, an adjustment may be made to prevent dilution or enlargement of participants’ rights.

Stock Options and Stock Appreciation Rights. Under the 2026 Plan, a stock option will be granted under an award agreement specifying the price, the duration of the stock option, the number of shares of common stock to which the stock option pertains and whether the stock option is an incentive stock option or a nonqualified stock option. Incentive stock option awards under the terms of the 2026 Plan will be those that qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent such treatment is available, while the nonqualified stock options do not qualify for such special tax treatment. Directors may not be granted incentive stock options but employees may be granted either type of option under the 2026 Plan. The stock option price upon the exercise of any stock option will be paid:

ª	in cash;

ª

by tendering (either actually or by attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total stock option price (provided that, if required by the board at time of exercise, the shares which are tendered must have been held by the participant for at least six months prior to their tender to satisfy the stock option price);

ª	by a combination of the two methods described above;

ª	by cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions; or

ª	by any other means that the board determines to be consistent with the 2026 Plan’s purposes and applicable law.

The board may permit a participant to elect to pay all or part of the exercise price of the option by having the Company withhold from the shares of common stock which would otherwise be issued upon exercise of the option a number of shares of common stock having a fair market value equal to the amount of the exercise price. The price of a stock option granted to a participant under the 2026 Plan will be at least 100% of the fair market value of a share of common stock on the date the stock option is granted.

A stock appreciation right will be granted under the 2026 Plan pursuant to an award agreement specifying the duration of the stock appreciation right and the number of shares of common stock to which the stock appreciation right pertains. The value of a stock appreciation right with respect to a share of common stock as of any given date will be equal to the excess of the fair market value of a share of common stock on such date over an amount equal to at least 100% of the fair market value of a share of common stock on the date the stock appreciation right is granted. A stock appreciation right will be payable as specified in the award agreement, and therefore can be in cash or in shares of common stock.

The term of a stock option or stock appreciation right will be determined by the board at the time that it is granted. Neither stock options nor stock appreciation rights will be allowed to be exercisable later than the tenth anniversary date of their grant. Stock options and stock appreciation rights can be exercised subject to the restrictions and conditions placed upon them by the board, and they need not be the same for each grant or for each participant.

Each participant’s stock option or stock appreciation right award agreement will set forth the extent to which the participant can exercise the stock option or stock appreciation right following the termination of the participant’s employment or directorship with the Company. Such provisions will be determined in the sole discretion of the board, will be included in the award agreement entered into with each participant, and need not be uniform among all stock options and stock appreciation rights issued.

Unless otherwise determined by the board, no stock options or stock appreciation rights may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and both stock options and stock appreciation rights granted to a participant will be exercisable during the participant’s lifetime only by such participant. Without limiting the foregoing, in no event may a stock option or a stock appreciation right be transferred to a third party for consideration.

Performance Units, Performance Shares, and Cash-Based Awards. The board sets performance goals that determine the number and/or value of performance units/shares and cash-based awards that may be paid out to a participant. Each cash-based award (including the cash-component of a performance unit) has a value as may be determined by the board. The determination of the board with respect to the form of payout of such awards will be set forth in the award agreement pertaining to the grant of the award. The time period during which the performance goals must be met is called the “performance period.”

40

Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

Performance measures authorized by the 2026 Plan include:

ª	Earnings per share;

ª	Earnings (before or after taxes) growth per share or in the aggregate;

ª	Net income (before and/or after taxes);

ª	Operating income (before or after taxes);

ª	Operating earnings;

ª	Operating margin;

ª	Return on invested capital, return on assets, return on equity or return on sales;

ª	Cash flow return on investments which equals net cash flows divided by owners’ equity;

ª	Earnings before any of interest, taxes, depreciation and/or amortization (“EBITDA”);

ª	EBITDA margin;

ª	EBITDA as a percent of net assets;

ª	Gross revenues or revenue growth (before and/or after taxes);

ª	Net sales or growth of net sales;

ª	Costs or expenses;

ª	Market share;

ª	Selling, general, and administrative expenses (“SG&A”) and adjusted SG&A as a percent of sales;

ª	Same store sales;

ª	Enterprise value;

ª	Any responsible business goals and objectives;

ª	Growth in share price or total stockholder return; and

ª	Such other measures or criteria as the board may determine.

Attainment of such measures may be on an absolute or relative basis, including to another company or companies, a custom peer group or a published index or indices or industry benchmarks, or relative to levels attained in prior years, and may be expressed in terms of overall company performance or the performance of a subsidiary, division, business unit, or an individual. Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. The board will have the discretion to adjust the amount payable on a corporation-wide or divisional basis or to reflect individual performance and/or unanticipated factors.

If applicable tax and/or securities laws change to permit board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, then the board, in its sole discretion, may make such changes without obtaining shareholder approval.

The board may pay performance shares, the cash and/or share components of performance units; and cash-based awards in cash or shares of common stock (or any combination thereof) that have an aggregate fair market value equal to the value of the awards earned at the close of the performance period, as specified in the award agreement.

At the discretion of the board, participants may be entitled to receive any dividends declared with respect to shares of common stock which have been earned in connection with grants of performance units and/or performance shares, but not yet distributed to participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions that apply to dividends earned with respect to stock-based awards). In addition, participants may, at the discretion of the board, be entitled to exercise their voting rights with respect to such shares.

Unless determined otherwise by the board, in the event the employment or directorship of a participant is terminated by reason of death or disability, the participant will receive a payout of the performance units/shares or cash-based awards that is prorated.

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Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

Payment of earned performance units or performance shares or cash-based awards will be made at a time specified by the board in its sole discretion and set forth in the participant’s award agreement.

In the event that a participant’s employment or directorship terminates for any reason other than those reasons set forth above during a performance period, all performance units/shares and cash-based awards are forfeited by the participant unless determined otherwise by the board.

Unless determined otherwise by the board of directors, performance units/shares and cash-based awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; during the participant’s lifetime, the participant’s rights under the 2026 Plan may be asserted only by the participant or the participant’s legal representative. Without limiting the foregoing, in no event may performance units/shares or cash-based awards be transferred to a third party for consideration.

Subject to the approved criteria for establishing performance measures, future performance awards may be different than those previously issued.

Stock-Based Awards; Restricted Stock; Restricted Stock Units. Each grant of a stock-based award (other than stock options, performance shares, performance units, stock appreciation rights, restricted stock or restricted stock units) will be subject to such terms, conditions and restrictions as may be established by the board of directors in its discretion. Each grant of a restricted stock award and restricted stock unit will be evidenced by an award agreement that will specify the period(s) of restriction (if applicable), the number of shares of stock or units granted, and such other provisions as deemed necessary by the board of directors.

Shares and units related to stock-based awards and restricted stock units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction (if any) established by the board of directors and specified in the award agreement or upon earlier satisfaction of any other conditions, as specified by the board in its sole discretion and set forth in the award agreement or otherwise. All rights with respect to the restricted stock or restricted stock unit award granted to a participant under the 2026 Plan are available only to the participant during his or her lifetime.

We are not required to issue a certificate for stock related to stock-based awards or provide unrestricted book entry title for shares related to stock-based awards until all conditions and/or restrictions applicable to the shares have been satisfied. Shares related to stock-based awards covered by a restricted stock grant made under the 2026 Plan become freely transferable by the participant after the last day of the applicable period of restriction. Participants holding restricted stock awards may exercise full voting rights with respect to such shares and also may be credited with regular cash dividends paid with respect to the underlying shares while they are so held. Participants holding restricted stock units will not have any voting rights with respect to such awards, but may be credited with regular cash dividends paid with respect to the underlying shares while they are so held. The board may apply any restrictions to the dividends that it deems appropriate.

Subject to the minimum vesting requirements described below, the award agreement for restricted stock and restricted stock unit awards will set forth the extent to which the participant will have the right to receive unvested restricted shares or payment with respect to unvested restricted stock units following termination of the participant’s employment or directorship with the Company. Such provisions will be determined in the sole discretion of the board. Additionally, these provisions need not be uniform among all such awards granted pursuant to the 2026 Plan.

Minimum Vesting. Subject to certain exceptions, the 2026 Plan generally provides that all but 5% of the shares available for awards under the 2026 Plan will provide for a vesting period or performance period of at least one year following the date of grant.

Change in Control. A “change in control” occurs when:

ª

Any natural person, corporation, government, or political subdivision, agency, or instrumentality of a government, or partnership, limited partnership, syndicate, or other group of two or more natural persons (other than those persons in control of us as of May 28, 2026, or other than a trustee or other fiduciary holding securities under one of our employee benefit plans, or a corporation owned directly or indirectly by our shareholders in substantially the same proportions as their ownership of our stock) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), either directly or indirectly of our securities representing 30% or more of the combined voting power of our then outstanding securities; or

ª

During any period of two consecutive years, individuals who at the beginning of such period constitute the board (and any new director, whose election by our shareholders was approved by a vote of at least two-thirds of the directors

42

Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved), then cease to constitute a majority of the board; or

ª

The consummation of: (i) the complete liquidation of the Company; or (ii) the sale or disposition of all or substantially all of our assets; or (iii) our merger, consolidation, or reorganization with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of our voting securities (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization;

Provided that, in no event shall a “change in control” be deemed to have occurred, with respect to a participant, if the participant is part of a purchasing group that consummates the change in control transaction. A participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the participant is an equity participant in the purchasing corporation or group (except for: passive ownership of less than three percent of the stock of the purchasing corporation; or ownership of equity in the purchasing corporation or group which is otherwise not significant, as determined prior to the change in control by a majority of the non-employee continuing directors).

Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

ª	any and all stock options and stock appreciation rights granted pursuant to the 2026 Plan shall become immediately exercisable;

ª

any restriction periods and restrictions imposed on shares of common stock or units related to restricted stock, restricted stock units and stock-based awards that are not performance-based, as set forth in the applicable award agreement, shall lapse; and

ª

the target payout opportunities attainable under all outstanding awards of restricted stock, restricted stock units, stock-based awards, performance units, performance shares, and cash-based awards shall be deemed to have been fully earned for the entire performance period(s) and fully vested as of the effective date of the change in control.

The vesting of all awards denominated in shares shall be accelerated as of the effective date of the change in control, and there shall be paid out to participants within 30 days following the effective date of the change in control a pro-rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period that has elapsed prior to the change in control. Awards denominated in cash shall be paid pro rata to participants in cash within 30 days following the effective date of the change in control, with the proration determined as a function of the length of time within the performance period which has elapsed prior to the change in control, and based on an assumed achievement of all relevant targeted performance goals.

The above provisions cannot be terminated, amended, or modified on or after the date of a change in control to affect adversely any award previously granted under the 2026 Plan without the prior written consent of the participant with respect to the participant’s outstanding awards. However, the board may terminate, amend or modify the above provisions at any time prior to the date of a change in control.

Repricing Prohibited. No outstanding options or stock appreciation rights may be repriced, replaced or regranted through cancellation in the event of a decline in stock price without the approval of the Company’s shareholders. The prohibition includes, among other prohibitions:

ª	lowering the exercise price of outstanding options and stock appreciation rights; and

ª	exchanging outstanding options and stock appreciation rights for cash or other awards.

Amendment, Modification, and Termination. Subject to the terms of the 2026 Plan, the board may at any time, alter, amend, suspend or terminate the 2026 Plan in whole or in part. In addition, the board may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles, whenever the board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2026 Plan.

Without the written consent of the participant holding an award, no termination, amendment, or modification of the 2026 Plan shall adversely affect in any material way any award previously granted under the 2026 Plan. However, to the extent the 2026

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Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

Plan or an award granted thereunder is subject to Code Section 409A, any termination of the 2026 Plan or such award which results in the distribution or acceleration of vested accrued benefits may be made by the board, without consent from affected participants, in accordance with regulations promulgated under Code Section 409A.

Withholding. We shall have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2026 Plan. With respect to withholding required upon the exercise of stock options, upon the lapse of restrictions on restricted stock, restricted stock units or stock-based awards, or upon any other taxable event arising as a result of awards granted pursuant to the 2026 Plan, participants may elect, subject to the approval of the board, to satisfy the withholding requirement, in whole or in part, by having us withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction, or at such other rate as will not result in adverse accounting treatment, as determined by the board in its sole discretion.

Federal Income Tax Consequences

Under the Code, as presently in effect, a participant will not be deemed to recognize any income for federal income tax purposes at the time any award is made, nor will we be entitled to a tax deduction at that time. However, when any part of a stock option or stock appreciation right is exercised, when restrictions on restricted stock lapse, or when payments are made under a performance share, performance unit, restricted stock unit or cash-based award, the federal income tax consequences may be summarized as follows:

ª

In the case of an exercise of a stock option (other than an incentive stock option, or ISO) or stock appreciation right, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price.

ª

In the case of payment under a performance share, performance unit, restricted stock unit or cash-based award, the participant will generally recognize ordinary income on the payment date in an amount equal to any cash and the fair market value of any unrestricted shares received.

ª

In the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize taxable income when the stock is received rather than when his or her interest is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

ª

In the case of ISOs, there is generally no tax liability either at the time of grant or at the time of exercise. However, the excess of the fair market value of the stock on the exercise date over the stock option price is included in the stock optionee’s income for purposes of the alternative minimum tax. If no disposition of the stock is made by the participant before the later of one year from the date of exercise and two years from the date of grant, the participant will realize a capital gain or loss upon a sale of the stock, equal to the difference between the stock option price and the sale price. If the stock is not held for such required period, ordinary income tax treatment will generally apply to an amount equal to the excess of the fair market value of the stock on the date of exercise over the stock option price (or, if less, the amount of gain realized on the disposition of the stock), and the balance of any gain or loss will be treated as capital in nature. In addition, if the stock is not held for the required period (known as a “disqualifying disposition”), the Company receives a tax deduction in the same amount as the amount recognized as ordinary income by the participant. In order for ISOs to be treated as described above, the participant must remain employed by us (or a subsidiary in which we hold at least 50 percent of the voting power) from the ISOs grant date until three months before the ISO is exercised. The three-month period is extended to one year if the participant’s employment terminates on account of disability. If the participant does not meet the employment requirement, the stock option will be treated for federal income tax purposes as a stock option described in the first bullet above.

ª

Upon the exercise of a stock option other than an ISO, the recognition of income on restricted stock, or the payment under a performance share, performance unit, restricted stock unit or stock-based award, we will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant, but in the case of the recognition of income on restricted stock, the deduction will be allowed upon vesting. We will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to an award, the recipient will recognize ordinary income equal to the amount of cash received and we will generally be entitled to a deduction of the same amount.

44

Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

Section 162(m). The Company generally will be entitled to a tax deduction in connection with an award under the 2026 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, as described above. However, Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. We reserve the right to approve grants of awards for individuals that exceed the deduction limit of Section 162(m).

Section 409A. Section 409A of the Code provides certain requirements with respect to non-qualified deferred compensation arrangements. Awards granted under the 2026 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Generally, we intend to structure any awards under the 2026 Plan to either be exempt from or meet the applicable tax law requirements under Section 409A in order to avoid its adverse tax consequences; however, we shall have no obligation to do so or take any action to prevent the assessment of any additional tax or penalty on any participant under Section 409A of the Code and we shall have no liability to any participant or other person for any such tax or penalty.

Section 280G. Sections 280G and 4999 of the Code provide that executive officers and directors, stockholders who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits that exceed certain prescribed limits in connection with a change of control of a company, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2026 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

The foregoing is only a summary of the federal income tax consequences of participation in the 2026 Plan. Each participant is advised to consult his or her own tax adviser for the income tax effects attributable to his or her own participation in the 2026 Plan.

Issuances under the 2026 Plan

The board of directors has discretionary authority to approve awards under the 2026 Plan. For this reason, the benefits that will be received by or allocated to any person or group of persons under the 2026 Plan in future periods is not presently determinable. No awards have been approved by the board to be granted under the 2026 Plan subject to stockholder approval at our 2026 annual meeting. We note that the number of awards granted to our NEOs in fiscal 2025 under our 2022 Plan is disclosed in the Grants of Plan-Based Awards Table of this proxy statement and the grant date fair value of such awards are included in the Summary Compensation Table of this proxy statement.

2026 CALERES PROXY STATEMENT	45

Approval Of The Company’s Incentive And Stock Compensation Plan Of 2026

Equity Compensation Plan Information

The following table sets forth aggregate information regarding the company’s equity compensation plans as of January 31, 2026, our fiscal 2025 year-end. This table does not reflect the additional shares proposed to be added pursuant to the adoption of the 2026 Plan.

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	306,056	(1)	$—	(1)	1,047,553	(2)
Equity compensation plans not approved by security holders	—		—		—
Total	306,056		$—		1,047,553

(1)

Column (a) includes 306,056 performance share units payable in stock, which reflects the maximum number of shares to be issued under the performance share plans. The target number of shares to be issued under the plans is 306,056. Performance share awards were disregarded for purposes of computing the weighted-average exercise price in column (b). There were no outstanding (vesting and nonvested) stock options as of January 31, 2026. This table excludes independent directors’ deferred compensation units and restricted stock units payable in cash.

(2)

Represents our remaining shares available for award grants based upon the provisions of the plans, which reflect our practice to reserve shares for outstanding awards. The number of securities available for grant has been reduced for performance share awards payable in stock. Performance share awards are reserved based on the maximum payout level.

Information regarding share-based plans is set forth in Note 16 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K.

We believe that the approval of the 2026 Plan is important to our continued success. Our employees are a valuable asset. Awards such as those provided under the 2026 Plan constitute an important incentive for key employees and help us to attract, retain and motivate people whose skill and performance are critical to our success.

ª Your Board of Directors recommends a vote “FOR” the approval of the Incentive and Stock Compensation Plan of 2026.

46

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation programs offered to our 2025 Named Executive Officers (“NEOs”), who are identified below.

ª	John W. Schmidt, President and Chief Executive Officer

ª	Jack P. Calandra, Former Senior Vice President and Chief Financial Officer

ª	Daniel L. Karpel, Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer

ª	Brian P. Costello, Division President—Famous Footwear

ª	Daniel R. Friedman, Chief Sourcing and Supply Chain Officer

ª	Willis D. Hill, Senior Vice President and Chief Information Officer

ª	Todd E. Hasty, Former Senior Vice President and Chief Accounting Officer

EXECUTIVE SUMMARY

Executive Compensation Objectives and Philosophy

The Committee oversees the design, development and implementation of our executive compensation program. The objectives and philosophy of our executive compensation program is to (a) attract and retain executive talent by setting compensation at a level that is competitive with a similarly-sized industry peer group, (b) encourage and reward superior performance with opportunities for additional compensation aligned with long-term shareholder outcomes, and (c) facilitate equity ownership so that executives will be invested as shareholders in creating and maintaining the Company’s long-term value. The Committee determines the compensation of our executives in the first quarter of each year, considering the performance of the individual executives, the Company’s consolidated financial results and, where appropriate, the financial results of individual business units during the prior year. References to years in this CD&A refer to fiscal years.

To meet our executive compensation objectives, we have created a balance of cash and stock-based remuneration through the following compensation elements:

ª	A fair and competitive base salary that is reflective of the depth and scope of accountability and the complexity of each executive officer’s individual responsibilities.

ª

An annual incentive plan award opportunity payable in cash in connection with achieving short-term annual performance goals consistent with our strategic objectives and the goals of our business units.

ª

Long-term incentive performance awards that are payable in cash, stock or a combination of cash and stock, are subject to the achievement of performance metrics over a three-year performance period, and reward the long-term performance and value creation of our executives.

ª

Restricted stock or stock option awards with long-term time-based vesting that promote the retention of our valued executive talent, encourage long-term share ownership and align our executives’ interests with our shareholders’ interests.

2025 Performance

Caleres had a difficult year in 2025 as tariffs and the volatile retail environment negatively impacted our results. Our Brand Portfolio achieved sales growth of 7.3% with the addition of our newest Lead Brand, Stuart Weitzman, driving the growth and strong performance from our Lead Brand group. Our Brand Portfolio gained market share in Women’s Fashion Footwear according to Circana during the year. Additionally, our owned e-Commerce business grew 17% for the year and Brand Portfolio international sales increased 41%, with strong contributions from our newest acquisition supplementing organic growth. Brand Portfolio adjusted operating earnings of $55 million declined due to the impact of tariffs on our business, bad debt expense related to select wholesale customers, and the dilutive impact of the Stuart Weitzman acquisition. Famous Footwear generated

2026 CALERES PROXY STATEMENT	47

Compensation Discussion and Analysis

$1.5 billion in revenue for the year, down 3.6% with comparable store sales down 2.3%. Despite sales declines, Famous Footwear gained market share in Shoe Chains according to Circana during the year. Famous Footwear focused on elevating its assortment and selling environments during the year to further cement its competitive advantages and leadership position with the Millennial family. Famous segment adjusted operating earnings were $47.5 million, down to prior year due to higher levels of promotion and deleverage of expense. Despite the challenging year, we continued to maintain a strong balance sheet and financial flexibility. We increased our availability under our revolving credit facility and continued to invest in value-driving organic growth opportunities while returning $9.4 million to shareholders through quarterly dividend payments. Caleres made significant progress on long-term strategic objectives in 2025 and is poised to return to growth in 2026.

2025 Highlights:

ª

Consolidated net sales increased $35.2 million, or 1.3%, to $2,757.9 million in 2025, compared to $2,722.7 million last year. Net sales of our Famous Footwear segment decreased $56.4 million, or 3.6%, compared to 2024. Net sales of our Brand Portfolio segment increased $90.0 million, or 7.3%, compared to 2024, driven by the acquisition of Stuart Weitzman on August 4, 2025.

ª

Consolidated operating earnings decreased to $6.4 million, or 95.7%, in 2025, compared to $149.9 million last year. The decrease was driven by the tariff impact in 2025 and higher expenses related to our Stuart Weitzman acquisition.

ª

On a GAAP basis, we reported a consolidated net loss attributable to Caleres, Inc. of $6.7 million, or loss per diluted share of $0.21 compared to $107.3 million, or earnings per diluted share of $3.09, last year. On an adjusted basis, our net earnings were $20.5 million, or earnings of $0.61 per diluted share, compared to $114.6 million, or earnings of $3.30 per diluted share last year.[1]

[1]	A reconciliation of adjusted results is included in Annex 1 to this proxy statement.

Summary of 2025 Compensation Decisions

Based on the Company’s 2024 performance and outlook for 2025 and in keeping with the compensation philosophy described above, the Committee approved the actions set forth below with respect to 2025 compensation:

ª

Adjusting Mr. Schmidt’s compensation by increasing his target annual incentive award to 150% of base salary and granting him an award of restricted stock that vests 50% after two years and 50% after 3 years with a grant date fair value of $2.5 million.

ª	Base salary increases for our other NEOs was limited to a 25% increase in base salary for Mr. Costello upon his promotion to Division President – Famous Footwear.

ª

Generally holding flat on our annual incentive target percentage opportunity for executives, except for increasing Mr. Costello’s target annual incentive award to 60% of base salary upon his promotion to Division President – Famous Footwear.

ª

Subjecting the payouts under the annual incentive plan awards and the long-term performance awards to challenging performance criteria, such as growth in EPS, Net Sales, Operating Earnings, Return on Invested Capital, and individual Executive Strategic Initiatives.

ª	Structuring annual incentive plan awards so that payouts are dependent on total Company performance.

ª	Providing long-term incentive programs that reward strong performance and encourage value creation for shareholders while also fostering retention of our executives.

ª	Granting awards of restricted stock with long-term vesting periods to retain talent and recognize individual performance.

ª	Using an appropriate peer group for comparative purposes in determining compensation design practices and pay levels, reflecting our size, industry and competitors for talent.

ª	Maintaining competitive stock ownership guidelines for executives.

48

Compensation Discussion and Analysis

For a detailed discussion of the 2025 compensation elements and the Committee’s decision-making process, please see the section below entitled “Executive Compensation Program — How did the Committee set the NEOs’ compensation for 2025?”

Say on Pay

The Company believes that it is appropriate to take into account the views of shareholders on the design and effectiveness of the Company’s executive compensation program. The Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their non-binding advisory votes on the executive compensation paid to our NEOs and will continue to consider the outcome of the votes when making future compensation decisions for NEOs. The Company currently holds such a vote every year, consistent with the preference expressed by a majority of our shareholders. In 2025, the shareholders overwhelmingly approved the Company’s executive compensation Say on Pay with 90% of votes cast in support. Consequently, the Company’s 2026 compensation policies and decisions are consistent with the policies and decision-making criteria used last year. Please see the section below entitled “Executive Compensation Program — What are the compensation levels for 2026?” for additional information regarding the compensation decisions made this year.

EXECUTIVE COMPENSATION PROGRAM

What are the objectives of our executive compensation program?

The principal objectives of our executive compensation program are to maintain and motivate a strong talent pool by:

ª	Rewarding accountable and superior performance without encouraging inappropriate or excessive risk taking.

ª	Aligning executives’ interests with long-term shareholders’ interests.

ª	Attracting, retaining and motivating talented executive leadership through programs that consider, but are not determined by, market practice.

What are the key elements of our 2025 executive compensation program?

The key elements for our NEOs’ 2025 compensation as set by the Committee in the first quarter of 2025, including those elements that are set annually (noted with asterisk (*)) as to each NEO, are indicated in the following table. Each of these elements is discussed in more detail in this CD&A. Additional discussion and related compensation amounts for these elements are included in other tables in the Executive Compensation section of this proxy statement with the related table and/or discussion identified in the right-hand column below.

COMPENSATION ELEMENT	Primary Purpose	Key Features	Cross-Reference to Other Compensation Tables

Base Salary*	Fixed level of cash compensation for performing executive responsibilities.

To be commensurate with experience and level of responsibility, based on consideration of industry peer group median data, with adjustments for individual performance, executive’s expected and/or proven responsibility for contributing to our performance and overall market competitiveness.

Summary Compensation Table

Annual Incentive Plan Award*	Reward both short-term financial performance and operating performance of individual business units consistent with strategic objectives.

Target cash award opportunity based on a percent of salary, with payment based on fiscal year performance compared to a range of pre-established performance levels. Minimum Adjusted Operating Earnings is required, and the maximum payout opportunity is 200% of the target cash award value (subject to the Committee’s right to reduce based on individual performance). Subject to forfeiture if violation of Code of Business Conduct.

Summary Compensation Table and Grants of Plan-Based Awards Table

Long-Term Performance Award*	Encourage continued high level, long-term performance and retention of talent.

Performance awards payable in cash and/or shares using pre-established metrics and a range of potential payout opportunities based on a three-year performance and vesting period, consisting of three separate annual performance periods and a cumulative performance period based on achievement of individual objectives. Minimum Adjusted EPS for each performance period is required, and maximum payout opportunity is 200% of the target award (s) granted. Subject to clawback in the case of restatement due to malfeasance.

Summary Compensation Table; Grants of Plan-Based Awards Table; and Outstanding Equity Awards at Fiscal Year-End Table

2026 CALERES PROXY STATEMENT	49

Compensation Discussion and Analysis

COMPENSATION ELEMENT	Primary Purpose	Key Features	Cross-Reference to Other Compensation Tables

Equity Awards*	Align executive management interests with those of shareholders and encourage retention.	Restricted stock with graded vesting (typically 50% after 2 years and the remaining 50% after 3 years) based on service.	Summary Compensation Table; Grants of Plan-Based Awards Table; and Outstanding Equity Awards at Fiscal Year-End Table

Pension Benefits and Deferral Plans	Attract and retain highly compensated executives by providing post-employment replacement income and tax-efficient savings opportunities.

Participation in pension and savings plans on same terms as all employees, participation in a supplemental executive retirement plan for select employees, opportunity to defer current compensation through 401(k) savings plan and deferred compensation plan and participation in a non-qualified 401(k) restorative benefits plan.

Summary Compensation Table and Retirement Plans - Pension Benefits Table and Non-Qualified Deferred Compensation Table

Does the Committee use a compensation consultant?

The Committee has retained Meridian Compensation Partners LLC (“Meridian”) to serve as the Committee’s independent compensation consultant. Among other matters, Meridian advises the Committee regarding:

ª	Executive compensation practices and trends.

ª	Best practices regarding short-term and long-term incentive plan design.

ª	The appropriate mix and amounts for compensation elements to achieve Company objectives.

ª	Shareholder perspectives and concerns related to executive compensation and Say on Pay recommendations.

ª	Selecting the appropriate peer group and development of peer group program design and pay level data.

ª	Compensation market values as a result of a detailed market study for key senior executives.

ª	Technical developments and regulatory requirements impacting executive pay.

What is the role of management in determining compensation?

Our Chief Executive Officer assists the Committee by making compensation recommendations for a group of senior executives, including the other NEOs, after discussion with our Senior Vice President, Chief Human Resources Officer. The Chief Executive Officer’s recommended levels for base salary, annual incentive plan target awards, long-term performance awards and equity grants are provided to the Committee. In addition, the Chief Executive Officer provides his or her perspective on the relative performance and contributions of the other NEOs to the Committee.

Based on our business plan and prior year performance, management develops the performance metrics, plan goals, and range of performance and payout levels to be used for our annual incentive plan awards and long-term performance awards and provides this information to the Committee for its review and approval. Both our Chief Executive Officer and Senior Vice President, Chief Human Resources Officer are present at the Committee’s first meeting of each year to discuss individual performance and contributions, how the Committee’s determinations can support strategic goals, and other issues of concern to the Committee. The Committee discusses these recommendations with the Chief Executive Officer and also meets in executive session. The Committee generally gives considerable weight to management’s recommendations but exercises its independent discretion to accept, reject or modify these recommendations.

Who evaluates the Chief Executive Officer’s performance?

Our Governance and Nominating Committee is responsible for evaluating our Chief Executive Officer’s performance and utilizes a formal evaluation process administered by the Senior Vice President, Chief Human Resources Officer. This performance appraisal considers the Chief Executive Officer’s performance in the areas of organizational leadership, financial results, and governance and includes a survey of all members of the board. When evaluating the Chief Executive Officer’s performance, the Governance and Nominating Committee meets in executive session without management present although other non-management members of the board are invited to participate in that committee’s meeting.

50

Compensation Discussion and Analysis

What is the Committee’s process for setting executive compensation?

The Committee sets annual levels of the key compensation elements for the NEOs at its March meeting each year when prior year financial results are known. However, consideration of peer practices and trend development, analysis of our programs and outcomes, and discussion of possible program changes begin several months earlier. Also, throughout the year, the Committee reviews the overall structure and elements of compensation.

The Committee utilizes a variety of information resources in fulfilling its responsibilities to determine appropriate executive compensation with most information provided by the Company’s Senior Vice President, Chief Human Resources Officer. As requested by the Committee or as otherwise deemed appropriate to support the Committee in carrying out its responsibilities, the Committee also receives advice from its compensation consultant and utilizes other published compensation data. In connection with the March meeting each year, management furnishes to the Committee suggested compensation for each of the NEOs. Historical information, including with respect to salary and equity award grants, total shares subject to outstanding awards, spread value on unvested options, market value of outstanding restricted stock and current stock ownership for the NEOs is also provided. Peer group median data and the range of recommended compensation from the peer group median are also provided.

The Committee generally considers the following factors when establishing the annual levels for the compensation elements:

ª

For each NEO: prior years’ compensation levels; demonstrated leadership skills; prior year performance, including accomplishment of strategic objectives and personal contributions (based upon management reports); scope of responsibilities; internal pay relativity; long-term career goals; impact on the organization now and in the future, and, if applicable, anticipated retirement.

ª

For the NEOs as a group: internal pay equity among the executive group with each NEO to have a significant portion of compensation be variable “at risk” pay tied to both short-term and long term performance-based incentives, and with a greater percentage of compensation being at risk as scope of responsibilities increase.

ª

Peer group data at the median level compared to the current market value of each key element and the total package value (as described below). The Committee commissions an annual, comprehensive market study which also includes our relative performance compared to peers on a variety of metrics.

ª	Prior year Company financial performance and current stock price.

ª

Number of shares available for grant under our incentive plan, a calculation of the current run rate for equity grants and the total “overhang” based on outstanding awards and dilution that would result from proposed awards.

ª	The Company’s strategic direction and financial position, current year budget and projections.

ª	Potential risk of the proposed award program.

ª	Succession planning.

ª	External factors, such as market conditions for a particular job or skill set or known changes in compensation practices of our competitors for talent.

ª	The need to retain the Company’s key employees.

ª	Our Chief Executive Officer’s recommendations and performance ratings.

In considering these factors, the Committee’s deliberations are necessarily fact specific and situational. There is no established formula for weighting these factors, some of which are intangible and not readily quantifiable. Nor does the Committee use a pre-established priority for these factors. Depending on the year or the individual, the Committee may find certain factors more significant than others. As a group, however, they provide necessary context and perspective for developing a compensation program that is aligned with our business objectives and provide the right performance incentives.

For performance-based compensation elements, such as our annual incentive plan awards and long-term performance awards, the Committee reviews the performance metrics to be used as well as the plan goal and minimum and maximum levels used to establish the range of potential payouts.

Although the Committee considers the performance goal levels within management’s operating plan, its focus in reviewing recommendations for annual incentive plan awards and long-term performance awards is to set performance levels that it believes promote Company growth without sacrificing quality of earnings. The Committee also considers both the metrics selected and plan goal levels as significant measures of executive efforts in managing the Company consistent with its business strategy and operating plans and in the best interests of shareholders.

2026 CALERES PROXY STATEMENT	51

Compensation Discussion and Analysis

How does the Company manage risk through its compensation program?

We believe that our compensation program discourages our employees, including our executives, from taking risks to achieve short-term benefits at the expense of long-term performance goals because our compensation program:

ª	Provides a mix of fixed compensation (e.g., salary) versus variable or “at risk” compensation, as well as cash versus equity incentives.

ª	Strikes a balance between the use of short-term incentives and longer-term incentives, each with appropriate performance metrics.

ª	Aligns executive management’s interests with those of our shareholders.

ª	Uses incentives that are consistent with our short-term and longer-term strategic initiatives and that incorporate caps on payouts (generally 200% of target).

ª	Uses multi-year performance vesting with respect to long-term performance awards and multi-year time vesting, which requires long-term commitment on the part of our executives.

ª	Contains forfeiture provisions that apply if the Committee determines that the NEO has violated our Code of Business Conduct or engaged in gross misconduct.

ª	Grants to the Committee the right to exercise negative discretion to reduce annual incentive award payouts and long-term performance award payouts based on the quality of the Company’s earnings.

ª

Includes a compensation recoupment policy in accordance with New York Stock Exchange requirements that requires repayment of executive compensation in the event of a restatement and also includes a clawback provision in long-term performance and stock awards as a risk mitigator, providing that the Committee may require that any holder of a long-term performance and stock award whose malfeasance contributed to a restatement return any proceeds from the award.

ª	Includes executive stock ownership guidelines.

How did the Committee set the NEOs’ compensation for 2025?

Overview. To develop compensation packages for the NEOs for 2025, the Committee considered current and long-term compensation and used a market valuation analysis to review those elements that it reviews annually, namely the base salary, annual incentive plan award, long-term performance award, and equity awards.

While neither management’s recommendations nor the Committee’s determinations are based on a specified pay mix allocation, the final pay mix approved for an individual executive and for the group is consistent with our objectives. To the extent the Committee considered peer group data when setting 2025 compensation, the Committee reviewed the data available for comparable positions at such peer companies for each of the NEOs.

Fiscal 2025 Compensation Analysis. The Committee used competitive market data to enable comparison with peer group data and to assess relative compensation levels among key executives. The total target compensation level (which includes base salary at the approved annual level and the market value of other elements) for the Company’s NEOs was approximately 10% below peer market median.

Compensation Mix in 2025. Based on the target market valuations used by the Committee and the key compensation elements set forth in the preceding table, the following charts show percentage allocations for Mr. Schmidt, our President and Chief Executive Officer, and the average of the NEOs at 2025 year-end, based on the particular compensation element. These charts facilitate a quick review of whether the allocations are consistent with the Committee’s objectives, such as by considering the annual/short-term versus long-term allocation, cash versus equity split, and fixed (salary) versus variable or “at risk” (annual incentive plan awards, long-term performance awards and equity awards). This data also reflects that the most senior executives with the greatest scope of job responsibilities have an increasing percentage of compensation that is performance-based rather than fixed, with base salary representing no more than 38%, on average, of the assumed total target compensation opportunity for any NEO.

52

Compensation Discussion and Analysis

Base Salary. In March 2025, the Committee decided not to increase the base salaries of our NEOs except for a 4% increase for both Mr. Friedman and Mr. Hasty to reflect market adjustments. However those increases were not implemented in 2025 in light of the highly volatile macroeconomic conditions and the Company’s financial performance.

Annual Incentive Plan Award. The annual incentive plan award is based upon a percentage of base salary. Based upon peer data presented to the Committee, the Committee determined that the annual incentive plan target award percentages for the NEOs were generally consistent with the peer median percentage of salary.

In general, the Company has a consolidated plan for functional areas that are not directly revenue producing and plans for revenue producing divisions or business units. For all plans, we use interpolation to determine the exact payout percentage; as a result, there are multiple combinations of the metrics that could result in payment of 100% of the target award. The Committee included a forfeiture condition, which provides that the annual incentive award will be forfeitable if the Committee determines that the NEO has violated our Code of Business Conduct or engaged in gross misconduct. In addition, the Committee has retained negative discretion to reduce any award payout based on individual performance or other reasons, including the quality of earnings.

Consolidated Plan

For the consolidated plan, the Committee used Adjusted Operating Earnings (“Adjusted OE”) (which is defined as operating earnings, as adjusted for special charges and recoveries as determined by the Committee) as the primary metric. The Committee uses Adjusted Operating Earnings because the Committee believes it is a key performance measure our executives most directly influence and monitor and it is closely followed by shareholders and is a good indicator of annual operating performance for our industry. By allowing adjustments for special charges and recoveries, the Committee recognizes that certain items that are not indicative of the Company’s core operating results should be excluded for purposes of determining compensation. The second metric for the consolidated plan is Net Sales which acts as an inflator or deflator. This secondary metric was selected because it is a commonly used metric for profitability and shareholder returns.

The consolidated plan includes a minimum level of achievement for Adjusted OE and the acceleration or deceleration based on Net Sales. The following table provides information about the range of performance levels for the annual incentive plan awards for the NEOs in the consolidated plan approved by the Committee in March 2025:

Annual Consolidated Incentive Plan for 2025(1)

	Adjusted OE (millions)	Adjusted OE Performance as a % of Plan Goal	Award Payout Percentage Net Sales
			$2,475	$2,750 (Plan Goal)	$2,888

Minimum Adjusted OE Performance	$132.0	93%	50%	63%	75%

Adjusted OE to Receive 100% Payout	$162.0	100%	80%	100%	125%

Adjusted OE to Receive Maximum Payout	$176.0	113%	180%	200%	200%

Actual 2025 Adjusted OE(2)	$43.0	27%	—	—	—

(1)	Applicable to Messrs. Schmidt and Calandra.

(2)

In March 2026, management presented its calculation of 2025 Adjusted OE ($43 million) and Net Sales ($2,757.9 million). Based upon these calculations the Committee determined that the 2025 Annual Consolidated Incentive Plan payout was at 0%, and as a result no Annual Incentive Plan payouts were earned.

2026 CALERES PROXY STATEMENT	53

Compensation Discussion and Analysis

Division Plans

For the revenue producing units’ plans, the Committee approved using Adjusted OE as the primary metric. By allowing adjustments for special charges and recoveries, the Committee recognized that certain items that are not indicative of the business units’ core operating results should be excluded for purposes of determining compensation. The second metric for the divisional plans is Net Sales. The Committee views the combination of operating earnings and net sales as meaningful measures of the divisions’ contributions to the Company’s overall performance and sustained profitability. To ensure further alignment between individual revenue producing units and the Company, the annual incentive payout for division presidents is weighted 70% for the applicable division’s performance and 30% for the Company’s consolidated performance. The divisional plans include a minimum level of achievement on Adjusted OE and the acceleration or deceleration based on Net Sales in order to pay out. As noted above, in 2025, because the Consolidated Plan was not achieved, the divisional plans were likewise not achieved.

Discretionary Bonus. The Committee retains discretion to award bonuses to reward unique performance and to recognize specific individual achievement and contributions to the success of the Company. The Committee did not award any such bonuses to any of the NEOs for 2025.

Long-Term Compensation.

Process for Determining Long-Term Compensation. In March 2025, the Committee determined the target value of Mr. Schmidt’s 2025 long-term compensation would be allocated 55% to long-term performance awards and 45% to restricted stock awards. This determination was made by considering peer group market data, Mr. Schmidt’s experience, expertise and Company performance. The Committee determined that the target value of the long-term compensation of the NEOs other than Mr. Schmidt would be allocated approximately 50% to long-term performance awards and 50% to restricted stock awards.

The Committee set target long-term compensation levels for the other NEOs as a percentage of Mr. Schmidt’s target level with consideration given to external market data for these roles and to achieving internal pay equity among this group.

Long-Term Performance Award. In March 2025, the Committee approved the design of a long-term incentive plan (“LTIP”) for 2025-2027. Under that design, the Committee determined that the target value of the LTIP awards for each NEO would be payable in cash in order to conserve shares available for future awards under the 2022 Plan. The awards granted to each NEO would be subject to satisfying the Committee-approved performance metric (i.e., Adjusted Consolidated EPS) with Return on Invested Capital (“ ROIC”) acting as an award modifier for each of the periods of fiscal 2025, 2026, and 2027. The Committee believes the ROIC metric over the performance period is appropriate to ensure management remains focused on growth strategies and Adjusted EPS is the appropriate metric to focus on sustained profitability.

The Committee believes the relative difficulty of achieving the performance levels above target represents a significant stretch in performance for the NEOs and as such should yield commensurate financial rewards. The plan is divided into four (4) distinct measurement periods, three (3) based on annual financial performance and one period based on individual achievement of strategic initiatives over the cumulative period of the award. If any one year of the performance period’s financial goals are achieved, that amount is earned and “banked” for payment at the end of the three-year period, assuming the service period is met. To receive payment under the LTIP, NEOs must be employed by the Company at the time of payout. The value of each measurement period is equal to 25% for each annual financial period and 25% for the cumulative period based on achievement of individual strategic initiatives.

The threshold payout opportunity was set at 30% and the maximum opportunity at 200%. This reflects the practices of our peer group and provides a robust incentive to our executives in keeping with the challenging long-term financial objectives set by the Committee. The Committee approved a payout range if the Company’s Adjusted EPS performance was within an approximate range of 86% to 111% of the established goal for Adjusted EPS for each performance period, in recognition of the difficulty of forecasting long-term. Depending on ROIC performance, the payout rate could be adjusted up or down by 10%, but in no instance greater than 200% of target. If achieved performance is less than 86% of the established target goal for Adjusted EPS, the NEOs would receive no payout under the performance awards. The Company uses interpolation to determine the exact payout percentage. As a result, there are multiple combinations of the metrics that could result in payment of the maximum award.

Given the significant uncertainty surrounding the geopolitical environment and U.S. administration’s trade policies, including imposition of tariffs, and the rapidly evolving and volatile business and consumer environments, the Committee determined that forecasting multi-year, long term business results was not practical. As such, the financial goals for each annual financial performance period of the 2025-2027 LTIP will be set by the Committee in March of each of those years. The fourth measurement period based on individual achievement of strategic initiatives is cumulative over the entire period of the award.

54

Compensation Discussion and Analysis

A three-year performance period was used so that the NEOs would have overlapping performance awards (i.e., a new performance period starts at the beginning of our fiscal year). Additionally, this long-term award serves to attract, retain, and motivate our executives to build shareholder value over the life of the award and provides retentive value over the term of the award.

The awards also include a claw-back provision as a risk mitigator, providing that the Committee may require that any recipient of a long-term performance award whose malfeasance contributed to a restatement return any proceeds from the award. The Committee also retains the right to exercise negative discretion to reduce any award payout based on the quality of the Company’s earnings.

Restricted Stock Awards. In March 2025, we granted restricted stock awards to our NEOs with service-based graded vesting, 50% at year 2 and 50% at year 3, and Mr. Karpel was granted restricted stock in September 2025 with ratable vesting, 1/3 each year. The Committee determined that grant levels for the NEOs (other than the Chief Executive Officer) are on average, approximately 14% of the Chief Executive Officer’s grant level. The Committee based the amount of equity awards granted on a 60-day average share price rather than the current share price at the time of grant because the Committee believes this mitigates the fluctuation in the Company’s share price. The Committee approved restricted stock grants for the NEOs in 2025 in amounts that had a current market value that was approximately equal to 50% of the total long-term compensation opportunity granted. Prior to vesting, the holder of restricted stock receives dividends on those shares and has voting rights.

No stock options were awarded to NEOs in 2025.

Individual Awards. From time to time the Committee exercises its discretion to grant incentive awards to individual NEOs for the achievement of certain goals or to reward outstanding performance. No such awards were granted in 2025.

Was there a payout on the 2023 long-term performance awards, which had a performance period ending with 2025?

Yes. The 2023 long-term performance awards, which had a performance period of 2023 to 2025, used annual Adjusted EPS as the primary metric and Net Sales as the secondary metric. The cumulative component of the award was set as individual strategic initiatives of our NEOs for the three-year performance period. As described above, if any one year of the performance period’s financial goals are achieved, that amount is earned and “banked” for payment at the end of the three-year period, assuming the service period is met, and the value of each measurement period is equal to 25% for each annual period and 25% for the cumulative period. For this performance award, the plan paid out at a total weighted percent of 35% with the 2023 period achieving 71% of target, the 2024 period achieving 0% of target, the 2025 period achieving 0% of target and the cumulative period achieving an overall rating of 69% of target.

The following tables show the Threshold, Target and Maximum Adjusted EPS goals and the Net Sales amounts that act as modifiers for this award for each financial performance period. This plan was approved in March 2023, with the financial targets set for each of the performance periods at that time.

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Compensation Discussion and Analysis

The NEOs’ cumulative strategic initiatives were set in 2023 and varied by NEO, but were directed towards those operational, financial and strategic actions that would ensure the Company’s earning power and growth. At the conclusion of the three-year performance period, Mr. Schmidt determined the degree to which the initiatives were achieved based upon self-assessments performed by each NEO and actual results.

2023 Performance Measurement
		Adjusted EPS		Net Sales	Award Modifier

Maximum	200%		$5.00	$3,068.0	135%

Target	100%		$4.30	$3,006.4	100%

Threshold	30%		$4.00	$2,968.0	85%

	0%	<$	4.00

Actual			$4.18	$2,817.3	71%

2024 Performance Measurement
		Adjusted EPS		Net Sales	Award Modifier

Maximum	200%		$5.10	$3,106.4	135%

Target	100%		$4.55	$3,044.1	100%

Threshold	30%		$4.20	$3,006.4	85%

	0%	<$	4.20

Actual			$3.30	$2,722.7	0%

2025 Performance Measurement
		Adjusted EPS		Net Sales	Award Modifier

Maximum	200%		$5.20	$3,144.1	135%

Target	100%		$4.75	$3,105.0	100%

Threshold	30%		$4.45	$3,044.1	85%

	0%	<$	4.45

Actual			$0.61	$2,757.9	0%

How does the Company provide NEOs with post-retirement income replacement?

To attract and retain employees, including NEOs, the Company maintains several plans that provide post-employment benefits:

Pension Plan. We offer a broad-based tax-qualified defined benefit pension plan (the “Pension Plan”). Our hourly associates earn a pension benefit using a flat dollar rate and years of service ($40 per month x years of service, up to 30 total years). For all salaried associates, Pension Plan benefits were frozen on December 31, 2018, with future retirement benefits to be earned through a 401(k) plan, unless the salaried associates met certain grandfathering criteria on December 31, 2018. Salaried associates who were participants in the Pension Plan and were at least age 55 with 10 years of service, or age 60 with 5 years of service as of December 31, 2018, are considered grandfathered. Grandfathered associates continue to earn benefits under the Pension Plan formula in effect prior to December 31, 2018. Of our NEOs, Mr. Schmidt and Mr. Friedman are grandfathered.

Supplemental Executive Retirement Plan. Mr. Schmidt and Mr. Friedman are grandfathered participants in our Supplemental Executive Retirement Program (“SERP”), a plan with a limited number of participants. The SERP has two separate benefit components. The Executive portion of the SERP and the Restorative portion of the Plan, which applies to Mr. Schmidt and Mr. Friedman. The Executive portion of the SERP provides an enhanced benefit and is frozen. The SERP is a non-qualified retirement plan that allows the participant to receive retirement benefits on the full amount of his or her income, including the portion of income that exceeds the limitations in the Internal Revenue Code for tax-qualified defined benefit pension plans. The five-year vesting requirement supports the retention objective of our program. The SERP has change in control provisions that provide for an enhanced benefit, with payout of the present value of the current accrued benefit within 30 days of a change in control, without regard to vesting restrictions. These provisions are intended to reassure executives that they will receive expected amounts of non-qualified deferred compensation that are payable out of general assets and which may be a substantial portion of the executive’s expected retirement income. We believe that change in control provisions are beneficial

56

Compensation Discussion and Analysis

because they keep the executive focused and have particular significance for the SERP because it is an unfunded plan. For the SERP, the change-in-control provision results in enhanced retirement benefits. For further details on the SERP, see the discussion under “Executive Compensation — Retirement Plans — Supplemental Executive Retirement Plan (SERP)” below.

401(k) Savings Plan. All of our salaried associates are eligible to participate in the Caleres, Inc. 401(k) Plan, and we consider this to be a basic benefit. The Company partially matches salaried associates contributions up to 50% of 6% of associates’ contributions; provides a core contribution of 1.5% of salary for associates hired before April 6, 2025 and a discretionary profit-sharing contribution of up to 2% of salary. Matching contributions, core contributions and profit-sharing contributions are not available to the associate until termination or retirement, as long as they achieved vesting. Grandfathered participants in the Pension Plan are eligible to receive the matching and profit-sharing contributions, but not the core contribution. All of our hourly associates are eligible to participate in the Caleres, Inc. Hourly 401(k) Savings plan. There is no Company match, core, or profit-sharing contributions for this Plan.

Caleres, Inc. Nonqualified Restoration Plan. This non-qualified retirement plan is provided for certain key executives designated by the Committee as a retention benefit for that executive talent. Under the plan, participants receive retirement benefits on the full amount of his or her income, including the portion of income that exceeds the limitations in the Internal Revenue Code for the tax-qualified defined contribution Caleres, Inc. 401(k) Plan. The plan has a three-year vesting requirement which supports the retention objective of our program. In 2025, our NEOs, except Mr. Karpel, Mr. Costello, and Mr. Hasty participate in this plan. Under the plan, the Company credits each participant with a discretionary amount based on lost 401(k) matching due to income limitations. To qualify for this credit to a deferred compensation account, the participant must maximize their 401(k) contributions in the year. The plan essentially operates as an unfunded, tax-deferred personal savings account. For further details on the Caleres, Inc. Nonqualified Restoration Plan, see the “All Other Compensation” column in the Summary Compensation Table and the Non-Qualified Deferred Compensation Table.

Deferred Compensation Plan. The Company offers a non-qualified deferred compensation plan for a select group of employees, and the Committee has authorized deferral of up to 50% of base salary and up to 100% of annual incentive plan awards. The Company does not match or contribute to this plan, which essentially operates as an unfunded, tax-deferred personal savings account administered by the Company. The Committee approved this plan because it is a benefit readily available in the marketplace.

Do we provide severance or change in control benefits to the NEOs?

For a limited group of executives, including Mr. Schmidt, Mr. Calandra, Mr. Friedman and Mr. Hill, we utilize executive severance agreements as a means to retain and attract executives in a competitive market for talent. In exchange for the right to receive these benefits following a change in control, the executive agrees to a non-compete agreement for up to two years following any termination of employment. These executive severance agreements provide that in the event of a termination not related to a change of control, the NEO will receive payment of the current year’s annual incentive plan award based on satisfaction of plan performance goals, to be paid following completion of the performance period and pro-rated based on period of service; a cash severance payment of up to two times salary and the target annual incentive plan award; up to two years’ accelerated vesting for stock options and restricted stock; and medical and outplacement benefits.

The change in control benefits in the NEOs’ executive severance agreements are “double trigger” provisions and only apply if, within the two year period following the change in control, the NEO is terminated without cause or if the executive terminates for “good reason.” The higher level of benefits is available because the likelihood of termination is increased following a change in control. For certain executives with legacy agreements, a modified tax reimbursement and gross-up is payable in the event of severance by the Company following a change in control because the terminated executive is subject to excise taxes following such termination that are in addition to regular payroll and income taxes, and the modified reimbursement allows the executive to recognize the full intended economic benefit of the agreement if the excise tax is significant.

The principal purpose of change in control provisions is to eliminate personal conflicts of interest by ensuring that the interests of our executives will be materially consistent with the interests of our shareholders when considering corporate transactions. These arrangements are also intended to encourage retention when a potential change in control or major transaction is presented so that the executives can guide the Company through the completion of the transaction or still serve the Company should the transaction not be completed.

While we believe that change in control benefits and our executive severance agreements are important to our overall compensation package, the Committee does not consider these arrangements in making annual recommendations on key compensation elements as these benefits are contingent on circumstances beyond the executive’s control.

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Compensation Discussion and Analysis

Which perquisites do the NEOs receive?
Various perquisites are provided to key executives including NEOs. These perquisites are limited in number, participation and scope. The aggregate incremental cost of these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table and detailed in Note 6 to that table. The perquisites provided to our NEOs and which are not otherwise available to all employees are described below:

ª
Personal Use of the Company Plane:
Our NEOs are authorized to use the Company’s plane for personal use subject to availability and prior approval of our Chief Executive Officer. This convenience balances the substantial amount of time our executives spend on Company business and the scheduling difficulties presented by business commitments. We treat personal use of the plane as taxable income, and the amount is calculated in accordance with values prescribed by the Internal Revenue Service, without any gross-up
for taxes.

ª
Financial and Tax Planning Services:
Our President and Chief Executive Officer is reimbursed up to $30,000, our Chief Financial Officer is reimbursed up to $20,000 and all other NEOs and certain other executives are reimbursed up to $8,000, for financial planning and tax assistance services to ensure accurate reporting of equity award compensation and to develop a plan to comply with stock ownership guidelines.

ª
Club Membership:
Certain of our NEOs are provided with club memberships to provide access to private facilities for business purposes. Total personal usage may not exceed 10% of total usage, and the NEO pays the full effective cost of any personal use of the club, including a pro-rata
assessment of membership dues.

ª
Relocation:
We provide relocation assistance to associates who are required to move to join the Company or are requested to move by the Company. All relocated associates receive assistance under the terms of standard plans administered by a relocation consultant; and these plans include limited increased benefits for higher job levels.

Which market or peer group data was used to evaluate compensation?
Each year, the Committee has directed its independent compensation consultant to prepare a market study with peer group information, reflecting selective job-by-job
comparative market data to a peer group. We consider our peers to include primarily public footwear, fashion and retail businesses of similar size and net sales with which the Company competes for customers, investors or executive talent. In determining the appropriateness of the peer companies, we considered both business segment (footwear and retail emphasis) and, for particular positions within the comparator companies, whether there was an appropriate position for comparison.
At the Committee’s request, Meridian prepared a market study to be used in the consideration of 2025 compensation for the NEOs. The peer group used for the 2025 study was proposed by Meridian and reviewed by management. The 2025 peer group for comparison purposes included 27 similarly sized footwear and retail companies (median sales of $3.106 billion, median market capitalization of $2.965 billion, and median of 10,613 employees). The peer group used by the Committee for compensation decisions for 2025 is set forth below:

Abercrombie & Fitch Academy Sports and Outdoors, Inc. American Eagle Outfitters, Inc. Carter’s, Inc. Columbia Sportwear Company Crocs, Inc. Deckers Outdoor Corp. Dillards, Inc. Designer Brands, Inc.	Foot Locker, Inc. Fossil Group, Inc. G-III Apparel Group, Ltd. Genesco Inc. Guess, Inc. Hanesbrands, Inc. Hibbett, Inc. Kontoor Brands, Inc. Oxford Industries, Inc.	Steve Madden, Ltd. Shoe Carnival, Inc. Skechers USA, Inc. Tapestry, Inc. The Buckle, Inc. The Children’s Place, Inc. Under Armour, Inc. Urban Outfitters, Inc. Wolverine World Wide, Inc.
Does the Company have an insider trading policy?
Yes. We have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and associates and certain other designated persons, such as contractors or consultants who have access to material non-public
information, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards applicable to us.

58

Compensation Discussion and Analysis

Does the Company have an anti-hedging policy?
Yes. The Company prohibits the Company’s directors and executive officers from purchasing any financial instrument that is designed or intended to hedge or offset any change in the market value of the Company’s stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds. The Company’s policy also discourages all other employees from entering into hedging transactions related to the Company’s stock.
Does the Company have other anti-pledging policies?
Yes. The Company’s Insider Trading Policy specifies that the Company’s directors and executive officers should not place Company securities in a margin account or otherwise pledge Company securities as collateral for a loan.
Do we have stock ownership requirements for our NEOs?
Yes. The Committee has implemented stock ownership guidelines for certain executives, including our NEOs. Within a five-year period from adoption of the guidelines or commencement of employment, or within three years after an executive subject to these guidelines is promoted with a resulting change of guideline level, the executive is expected to own Company shares having a market value at least equal to the multiple of salary specified in the following table:

POSITION	Individual	Guideline Requirement

President and Chief Executive Officer	John W. Schmidt	6 x base salary

Former Senior Vice President, Chief Financial Officer	Jack P. Calandra	3 x base salary

Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer	Daniel L. Karpel	3 x base salary

Division President—Famous Footwear	Brian P. Costello	3 x base salary

Chief Sourcing and Supply Chain Officer	Daniel R. Friedman	2 x base salary

Senior Vice President, Chief Information Officer	Willis D. Hill	2 x base salary

Former Senior Vice President, Chief Accounting Officer	Todd E. Hasty	2 x base salary
The market value of the executive’s ownership is calculated based on current holdings, unvested restricted stock and stock held indirectly in our 401(k) Plan. Each of the NEOs subject to the minimum ownership guidelines was in compliance for 2025, except Mr. Schmidt and Mr. Hill due solely to the reduced stock price.
What is the Committee’s practice for making equity grants?
The Committee grants equity awards primarily as part of its annual compensation review process. The Committee approved a practice for establishing the grant date for equity awards. Under this practice, the Committee makes annual awards of equity during the first quarter of each fiscal year, normally in advance of, or shortly after, the annual earnings release, with an effective grant date as of the last to occur of the following: (i) the date of the final action necessary by the Committee, the board of directors or the CEO (as appropriate) to approve such award; (ii) such later date as may be specified in the terms of such award; or (iii) if the effective date under (i) or (ii) above would not fall within an “open window” trading period, then such award will be made with an effective grant date as of the second trading date following the date of our next succeeding release of quarterly or annual financial results.
Similarly, if the Committee, the board of directors or the CEO (as appropriate) makes special awards for new hires, retention, promotions and special recognition during an “open window” trading period then the effective grant date will be the date of the grant. But, if the Committee, the board of directors or the CEO (as appropriate) acts outside of such a period, then such award will be granted with an effective grant date as of the second trading date following the date of our next succeeding release of quarterly or annual financial results. The exercise price for stock options is the fair market value of our stock (average of high and low prices) on the grant date. During 2025, the Committee did not take material non-public
information into account when determining the timing and terms of equity awards, and we did not time the disclosure of material non-public
information for the purpose of affecting the value of executive compensation.
By making grants during the first quarter, the Committee is able to consider the previous year’s financial performance in determining the size and structure of such grants, both in the aggregate and with respect to individual executives. Additionally, by making the awards during the first quarter, such grants are coordinated with the annual bonus awards. Although our incentive stock plan specifies that our CEO is authorized to grant individual equity awards up to 50,000 shares in any

2026 CALERES PROXY STATEMENT	59

Compensation Discussion and Analysis

given year, our CEOs have historically chosen not to rely on that authorization and instead have presented all recommended equity awards to the Committee, including new hires and promotions. Our incentive and stock compensation plan prohibits re-pricing
of stock options.
What are the compensation levels for 2026?
In March 2026, the Committee reviewed the Company’s executive compensation, including the metrics and targets used in calculating the performance-based elements of the compensation mix. In making its executive compensation decisions, the Committee considered both the Company’s performance in 2025 and the Company’s executive compensation objectives and philosophy described above under “Executive Summary — Executive Compensation Objectives and Philosophy.” The Committee made the following determinations with respect to 2026 compensation:

ª	With the exception of Mr. Friedman, the Committee decided not to provide increases in base salaries to our NEOs in 2026.

ª
The annual incentive plan is based upon achieving Adjusted OE as the primary metric and Net Sales as the accelerator/decelerator for the consolidated annual incentive plan and for revenue producing units. These metrics are intended to incent executives to increase profitable revenue growth. Additionally, plans for division presidents will be weighted 70% for their respective division plans and 30% for consolidated results.

ª
The Committee approved the 2026 annual grants of restricted stock with
3-year
graded vesting (50% after 2 years and 50% after 3 years, except Mr. Karpel whose grant vests ratably 1/3 per year), in order to remain competitive and promote retention o
f o
ur valued executive talent.

ª
The Committee approved the long-term performance award design for 2026-2028, which will be divided into four (4) distinct measurement periods, will have financial performance targets for each measurement period set near the beginning of the applicable period, and can be earned and banked in each year that the financial measures are met. The Company will use Adjusted EPS as the primary metric and ROIC as the modifier to ensure that the Company’s long-term focus remains on increasing profitable growth and returns on its investments. For the long-term performance awards granted in 2026, the Committee approved a threshold payout opportunity of 30% and a maximum payout opportunity of 200% for each performance period. The fourth measurement period is based upon strategic initiatives which are individualized by participant. Awards, if earned, under the 2026-2028 plan will be paid out in stock.

What is the Committee’s policy on deductibility of compensation?
The Committee’s policy is to establish and maintain a compensation program that is designed to encourage and reward our executives for superior performance and drive long-term shareholder value. The Committee believes executive compensation programs should serve to achieve that objective while also minimizing any effect of Section 162(m) of the Internal Revenue Code to the extent reasonable and practicable. In general, Section 162(m) provides for an annual $1.0 million limitation on the deduction an employer may claim for compensation of executive officers.
In 2025, compensation exceeded the annual $1.0 million limitation under Section 162(m) as follows: for Mr. Schmidt by $2,897,516 and for Mr. Calandra by $789,887. As such, the Company was not able to deduct those excess amounts for tax purposes.
CULTURE, COMPENSATION AND PEOPLE COMMITTEE REPORT
The Culture, Compensation and People Committee of the board has reviewed and discussed the CD&A required by Item 402(b) of Regulation
S-K
with management and, based on such review and discussions, the Committee recommended to the board that the CD&A be included in this proxy statement and the Company’s Annual Report on
Form 10-K.
Culture, Compensation and People Committee
Wenda Harris Millard, Chair
Kyle F. Gendreau
Lori H. Greeley
Bruce K. Thorn

60

Executive Compensation

SUMMARY COMPENSATION

The following summary compensation table shows the compensation paid for 2025 to Mr. Schmidt, Messrs. Calandra and Karpel, the other three (3) most highly compensated executive officers who were serving as executive officers as of January 31, 2026, and one (1) most highly compensated executive officer who was not serving as an executive officer as of January 31, 2026 (our “NEOs”). Additional information for 2023 and 2024 is provided for the NEOs who were also NEOs for those years.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)(7)	Total
John W. Schmidt President and Chief Executive Officer	2025	$1,150,000	$ —	$2,500,016	$—	$ —	$435,277	$58,637	$4,143,930
	2024	1,137,500	—	5,250,049	—	1,208,900	608,736	91,054	8,296,239
	2023	1,067,308	—	4,000,038	—	2,020,407	611,206	105,564	7,804,523
Jack P. Calandra Former Senior Vice President and Chief Financial Officer	2025	640,000	—	460,012	—	—	1,838	2,285,157	3,387,007
	2024	640,000	—	1,150,015	—	631,925	—	33,539	2,445,479
	2023	652,308	—	1,150,012	—	353,952	—	35,295	2,191,567

Daniel L. Karpel Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer	2025	115,385	—	300,009	—	—	—	3,230	418,624

Brian P. Costello Division President— Famous Footwear	2025	462,404	40,000	400,013	—	—	21,045	56,197	979,659

Daniel R. Friedman Chief Sourcing and Supply Chain Officer	2025	507,000	—	300,014	—	—	196,861	19,200	1,023,075
	2024	507,000	—	552,040	—	278,047	324,009	30,438	1,691,534
	2023	513,000	—	506,004	—	902,116	342,224	32,470	2,295,814
Willis D. Hill Senior Vice President and Chief Information Officer	2025	500,000	—	276,014	—	—	9,580	16,075	801,669

Todd E. Hasty Former Senior Vice President and Chief Accounting Officer	2025	249,039	375,000	161,011	—	—	239,791	12,352	1,037,193

(1)	Amounts in this column may include cash amounts that were deferred pursuant to our deferred compensation plan and which are reported in the Non-Qualified Deferred Compensation Table.

(2)	Amounts in this column reflect a sign-on bonus for Mr. Costello at the time of hire and a retention bonus for Mr. Hasty to extend his planned retirement.

(3)

Amounts in this column reflect, for each year presented, the aggregate grant date fair value for awards of restricted stock and long-term performance awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 without regard to potential forfeitures and do not necessarily correspond to the actual value that will be realized by the NEOs. Grant date fair value has been determined by multiplying the average of the high and low prices of our stock on the date of grant by the number of restricted shares granted and by the number of performance shares granted, estimated by management at the time of grant as being probable of payout at target level. For additional information on stock awards, see Note 15 to our audited consolidated financial statements on Form 10-K. The aggregate grant date fair value of the performance awards granted in stock during the respective performance periods of 2024 and 2023 at maximum payout would be as follows: Mr. Schmidt — $3,000,016, $2,000,019; Mr. Calandra — $690,009, $690,016; Mr. Friedman — $276,020, $253,002; Mr. Hill — $276,020, $299,010; and Mr. Hasty — $100,038, $100,017; The 2025 performance awards were granted in cash and will be presented in this table at payout. For more information on the performance awards reflected in this column, refer to Note 4 in the “Grant of Plan-Based Awards” table below. The long-term performance awards are also described in the CD&A under the caption “Executive Compensation Program – How did the Committee set the NEOs’ compensation for 2025? — Long-Term Compensation”.

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Executive Compensation

(4)

The Non-Equity Incentive Plan Compensation column includes the actual amounts paid for the annual incentive plan awards approved annually in March. The annual incentive awards are described in the CD&A under the caption “Executive Compensation Program – How did the Committee set the NEOs’ compensation for 2025? – Annual Incentive Plan Awards.”

(5)

The NEOs participate in the Company’s qualified defined benefit Pension Plan (except Mr. Karpel and Mr. Costello who do not participate in the Pension Plan) and, in the case of Mr. Schmidt and Mr. Friedman a non-qualified, unfunded SERP, upon completion of 12 months of service. The NEOs are eligible to participate in a non-qualified deferred compensation plan . Neither the SERP nor the non-qualified deferred compensation plan pays “above market” interest on amounts deferred. The amounts reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column are an estimate of the increase in the actuarial present value of the retirement accrued benefit as of the later of age 65 or January 30, 2026 (the last business day of fiscal 2025) under the Company’s tax-qualified pension plan and of the accrued benefit commencing at the earliest age that an unreduced benefit is available under the SERP. The change in actuarial value reflects an increase in value due to an additional year of credited service, an increase in compensation level, an increase in the participant’s age, and changes in the actuarial assumptions between the measurement dates. For each year’s computation, these pension values were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements for the applicable year. For 2025, see the notes to the Pension Benefits Table for additional information regarding assumptions used in this calculation.

(6)	“All Other Compensation” reflects the Company’s incremental cost to provide the following benefits:

NAME	Company 401(k) Plan Match	Company NonQualified Restoration Plan	Financial and Tax Planning Services	Separation Payments(a)	Relocation	Other(b)	Total
John W. Schmidt	$10,500	$24,000	$24,137	$ —	$ —	$ —	$58,637
Jack P. Calandra	10,500	8,700	975	2,264,382	—	600	2,285,157
Daniel L. Karpel	3,230	—	—	—	—	—	3,230
Brian P. Costello	10,500	—	—	—	45,697	—	56,197
Daniel R. Friedman	10,500	4,700	—	—	—	4,000	19,200
Willis D. Hill	10,500	4,500	575	—	—	500	16,075
Todd E. Hasty	7,672	—	4,680	—	—	—	12,352

(a)	Amount reflects cash severance in connection with our CFO transition.

(b)

Amount includes incremental cost of complimentary products, matches of charitable giving to qualified institutions and personal use of the Company’s aircraft. Incremental costs for personal use of club memberships are paid directly by the NEO and are not included.

(7)

In addition to the personal benefits identified in Note 6, our NEOs are eligible to receive standard health and welfare benefits available to all employees, which are not reflected in this table. The Company also purchases tickets to certain sporting, civic, cultural, charity and entertainment events. We use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, we may make these tickets available to our employees, including our NEOs, as a form of recognition and reward for their efforts. Because we had already purchased these tickets, there is no aggregate incremental cost to us when a NEO uses these tickets for personal purposes.

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GRANTS OF PLAN-BASED AWARDS

The Committee generally grants awards under its incentive and stock compensation plan at its first meeting of each year in connection with its review of executives’ performance during the previous year. For new hires and promotions, mid-year grants are generally made at the next meeting of the Committee. Pursuant to the incentive and stock compensation plans, the Committee granted both cash and equity incentive awards during 2025, consisting of the annual incentive plan awards, the long-term performance awards and time-vested restricted stock. Information about the 2025 annual incentive plan awards is included within the CD&A under the caption “Executive Compensation Program — How did the Committee set the NEOs’ compensation for 2025? — Annual Incentive Plan Compensation.” Additional information about plan-based awards granted in 2025 is included within the CD&A under the caption “Executive Compensation Program — How did the Committee set the NEOs’ compensation for 2025? — Long-Term Compensation.” The following table provides information with respect to awards granted to the NEOs during the past year under the 2022 Plan:

Grants of Plan-Based Awards

			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
NAME/AWARD	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John W. Schmidt Annual Incentive 3 Year Perf. Award Restricted Stock
			862,500	1,725,000	3,450,000
	3/24/2025	3/12/2025	450,000	1,500,000	3,000,000
	3/24/2025	3/12/2025							145,519	2,500,016
Jack P. Calandra Annual Incentive 3 Year Perf. Award Restricted Stock
			240,000	480,000	960,000
	3/24/2025	3/12/2025	103,500	345,000	690,000
	3/24/2025	3/12/2025							26,776	460,012
Daniel L. Karpel Annual Incentive Restricted Stock
			90,000	180,000	360,000
	12/11/2025	12/2/2025							22,884	300,009
Brian P. Costello Annual Incentive Restricted Stock Restricted Stock
			157,500	315,000	630,000
	3/24/2025	3/12/2025							11,642	200,010
	9/8/2025	8/21/2025							12,962	200,004
Daniel R. Friedman Annual Incentive 3 Year Perf. Award Restricted Stock
			190,125	380,250	760,500
	3/24/2025	3/12/2025	45,000	150,000	300,000
	3/24/2025	3/12/2025							17,463	300,014
Willis D. Hill Annual Incentive 3 Year Perf. Award Restricted Stock
			162,500	325,000	650,000
	3/24/2025	3/12/2025	41,400	138,000	276,000
	3/24/2025	3/12/2025							16,066	276,014
Todd E. Hasty Annual Incentive 3 Year Perf. Award Restricted Stock
			70,000	140,000	280,000
	3/24/2025	3/12/2025	15,000	50,000	100,000
	3/24/2025	3/12/2025							9,372	161,011

(1)

These columns show the range of cash payouts under the annual incentive plan award for 2025. For NEOs included in the consolidated plan, the annual incentive award payouts are based on achievement of Adjusted OE as the primary metric and Net Sales potentially increasing or decreasing the payout (but in no event being less than the minimum or more than the maximum payout). For NEOs included in a division plan, the payouts are based on the achievement of Adjusted OE as the primary metric with the achievement of Net Sales potentially increasing or decreasing the payout (but in no event being less than the minimum or more than the maximum payout). To the extent the Company’s performance exceeds the minimum performance Adjusted OE level and Net Sales for NEOs in the consolidated plan, and Adjusted OE and Net Sales for those NEOs in division plans, the award is payable at a minimum of 50% of the target award amount; and the maximum payout is 200% of the target award amount. See section entitled “Executive Compensation Program – How did the Committee set the NEOs’ compensation for 2025? – Annual Incentive Plan Awards” in the CD&A. The amounts set forth for the annual incentive plan award were based on the NEO’s base salary in effect at the date of grant although payment of any earned award (as shown in the Summary Compensation Table) was based on the NEO’s salary in effect during the year. These columns also include the range of cash payouts under the 2025-2027 long-term performance award approved by the Committee in March 2025. The award is divided into four distinct measurements — fiscal 2025, fiscal 2026, fiscal 2027 and the achievement of individual strategic initiatives — each having equal weight. To the extent the Company’s performance exceeds the minimum performance criteria (Adjusted EPS), in each of the fiscal measurement periods the award will payout. Payout of the awards is also dependent on performance achieved for the second metric, ROIC. This metric

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works to adjust the award up or down by to 10%, but in no instance greater than 200% of target, for each of the individual measurement periods. If the performance plan’s financial goals are achieved in any measurement period, that amount is earned and “banked” for payment at the end of the three- year period, assuming the service period is met. This award is subject to a clawback provision as well as the exercise of the Committee’s negative discretion to reduce any award payout based on the quality of the Company’s earnings. See section entitled “Executive Compensation Program — How did the Committee set the NEOs’ compensation for 2025? — Long-Term Compensation” in the CD&A.

(2)	The restricted stock grants have graded vesting, 50% at two years and 50% at three years from the grant date, except for Mr. Karpel whose 3-year award vests ratably 1/3 per year from the grant date.

(3)

Grant date fair value for awards is calculated by multiplying the number of shares granted by the average of the high and low price of the Company’s stock on the grant date. This value does not reflect estimated forfeitures or awards actually forfeited during the year. The actual value realizable by the executive with respect to a grant of restricted stock will depend on the market value of the shares when the executive sells the shares following the lapse of restrictions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information with respect to the unexercised options, restricted stock (non-vested) and performance share awards (“Perf”) held by the NEOs as of January 31, 2026, our fiscal year-end, and includes a column for current market value for these awards.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards

								Equity Incentive Plan Awards
NAME	Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
John W. Schmidt	3/16/2023					43,253	528,552
	3/21/2024					54,812	669,803
	3/24/2025					145,519	1,778,242
	Perf 2023-25							86,506	1,057,103
	Perf 2024-26							73,082	893,062
Total						243,584	2,976,596	159,588	1,950,165
Jack P. Calandra
Total
Daniel L. Karpel	12/11/2025					22,884	279,642
Total						22,884	279,642
Brian P. Costello	3/24/2025					11,642	142,265
	9/8/2025					12,962	158,396
Total						24,604	300,661
Daniel R. Friedman	3/16/2023					5,471	66,856
	3/21/2024					6,724	82,167
	3/24/2025					17,463	213,398
	Perf 2023-25							10,943	133,723
	Perf 2024-26							6,724	82,167
Total						29,658	362,421	17,667	215,891
Willis D. Hill	3/16/2023					5,969	72,941
	3/21/2024					6,724	82,167
	3/24/2025					16,066	196,327
	Perf 2023-25							12,933	158,041
	Perf 2024-26							6,724	82,167
Total						28,759	351,435	19,657	240,209
Todd E. Hasty
Total

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Executive Compensation

(1)

Grants of restricted stock have 3-year graded vesting, 50% after year 2 and 50% after year 3 or 3-year ratable vesting, 1/3 each year. Subject to earlier forfeiture or accelerated vesting, unvested restricted stock outstanding on January 31, 2026 will vest (or have vested) as follows:

GRANT DATE	Vesting Schedule
3/16/2023	50% on 3/16/2025, 50% on 3/16/2026
3/21/2024	50% on 3/21/2026, 50% on 3/21/2027
3/24/2025	50% on 3/24/2027, 50% on 3/24/2028
9/08/2025	50% on 9/08/2027, 50% on 9/08/2028
12/11/2025	1/3 on 12/11/2026, 1/3 on 12/11/2027, and 1/3 on 12/11/2028

(2)

The fiscal year-end market value of unvested restricted stock or units is calculated by multiplying the number of unvested shares by $12.22, the closing price for our stock on January 30, 2026, the last trading day of our fiscal 2025.

(3)

Performance share awards vest upon completion of the performance period, and the amount of shares ultimately earned depends on whether we have met applicable performance criteria up to a maximum of 100% of target. Performance earned above 100% is paid in cash not to exceed 200% of the total award.

OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding stock options exercised and vesting of restricted stock and performance shares or units during 2025, and the Value Realized on Vesting is calculated prior to payment of applicable withholding tax. During 2025 no options were exercised.

Option Exercises and Stock Vested

	Stock Awards
	Number of Shares or Units Acquired on Vesting
NAME	Restricted Stock	Performance Shares or Units	Value Realized on Vesting(1)
John W. Schmidt	93,425	—	$1,414,526
Jack P. Calandra	35,324	—	493,490
Daniel L. Karpel	—	—	—
Brian P. Costello	—	—	—
Daniel R. Friedman	10,972	—	172,873
Willis D. Hill	11,969	—	188,582
Todd E. Hasty	6,982	—	110,007

(1)

The values shown for restricted stock and performance shares or units were calculated by multiplying the number of shares or units earned at vesting by the average of the high and low prices of our stock on the vesting date. The value realized has not been reduced to reflect shares or units that were withheld to pay taxes and were not issued to the NEO.

RETIREMENT PLANS

Pension Plan

All hourly associates earn pension benefits under a formula using a flat dollar rate and years of service ($40 per month x years of service, up to 30 total years). For all salaried associates, Pension Plan benefits were frozen on December 31, 2018, with future retirement benefits to be earned through a 401(k) plan, unless the salaried associate met certain grandfathering criteria on December 31, 2018. Salaried associates who were participants in the Pension Plan and were at least age 55 with 10 years of service, or age 60 with 5 years of service as of December 31, 2018, are considered grandfathered. Grandfathered associates continue to earn benefits under the Pension Plan formula in effect prior to December 31, 2018. Of our NEOs, Mr. Schmidt and Mr. Friedman are grandfathered and continue earning pension benefits. Mr. Hill and Mr. Hasty are not grandfathered and, therefore, their qualified Pension Plan benefits were frozen as of December 31, 2018, and Mr. Calandra, Mr. Karpel, and Mr. Costello are not eligible to participate in the Pension Plan. All salaried Pension Plan participants who have completed five total years of employment with the Company are vested and earn the right to receive certain benefits upon retirement at the normal retirement age of 65 or upon early retirement on or after age 55 with 10 years of service. If the Pension Plan participant retires between the ages of 55 and 65 with at least 10 years of service, he or she is eligible for the greater of i) a subsidized monthly early retirement pension of the benefit accrued on December 31, 2015 that is reduced 1/15 for each of the first five (5) years and 1/30 for each of the next five years that benefit commencement precedes age 65 and ii) a monthly early retirement pension which is actuarially equivalent to the accrued benefit through termination of employment payable at age 65.

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For grandfathered salaried associates, the amount of monthly pension benefits is calculated based on years of service using a two-rate formula applied to each year of pension service and the participant receives the larger of the December 31, 2015 accrued benefit and the benefit calculated under the current plan provisions using years of service and pay history through termination. Generally, a participant receives credit for one year of service for each 365 days of employment as an eligible employee with the Company commencing after their date of participation in the Pension Plan, up to 30 years. A service credit of 0.825% is applied to that portion of the average annual salary for the last 10 years that does not exceed “covered compensation,” which is the 35-year average compensation subject to FICA tax based on a participant’s year of birth; and a service credit of 1.425% is applied to that portion of the average salary during those 10 years that exceeds said level. For the benefit accrued on December 31, 2015, service under the plan commenced at the date of hire and a 35-year service cap and an average annual salary for the five highest consecutive years during the last 10 year period were used in the benefit formula.

Annual earnings covered by the Pension Plan consist of salary, wages, commissions, overtime pay, foreign service premiums, bonuses paid under a formal bonus program, contributions to a nonqualified deferred compensation plan, employee contributions to a Section 125 cafeteria plan and employee deferrals to a 401(k) plan, while all other amounts are excluded. For highly paid employees, benefits are limited pursuant to certain provisions of the Internal Revenue Code, including among others, the limitation on the amount of annual compensation for purposes of calculating eligible benefits for a participant under a qualified retirement plan ($360,000 in 2026 and $350,000 in 2025).

The accumulated benefit a participant earns under the Pension Plan is payable starting after retirement based on the participant’s choice of payment option, including an annuity for the participant’s life, 50%, 75% or 100% joint and survivor annuity, 10 year certain and life annuity, Social Security level income option, and, only for benefits accrued before December 31, 1993, a lump sum payment. All optional forms of benefit are equal to the single life annuity adjusted by plan-specified actuarial equivalence factors.

Supplemental Executive Retirement Plan (“SERP”)

Certain key management employees who are participants in the Pension Plan, including Mr. Schmidt and Mr. Friedman are also eligible to participate in the SERP. The purpose of the SERP is to provide benefits to certain highly paid Pension Plan participants whose benefits under the Pension Plan are adversely affected by benefit limitations imposed by the Internal Revenue Code. More specifically, the Internal Revenue Code limits the amount that may be paid from the Pension Plan ($290,000 in 2026 and $280,000 in 2025) to an individual and the amount of pay that can be used to calculate the Pension Plan benefit ($360,000 in 2026). For this reason, the Company maintains the SERP to restore benefits lost under the Pension Plan due to qualified plan limitations imposed by the Internal Revenue Code. In general, the SERP provides eligible employees a lump sum benefit actuarially equivalent to the difference between the amount payable under the Pension Plan and the amount they would have received under the Pension Plan without regard to the limits described above. The SERP is unfunded and all payments are made from general assets. Accordingly, these benefits are subject to forfeiture in the event of bankruptcy.

SERP participants that entered the plan prior to January 1, 2006 (“SERP Grandfathered Participants”) are entitled to the executive benefit under the plan (the “Executive SERP”) and receive certain enhanced benefits, including: (i) an increased service credit rate (1.465% instead of 1.425%), (ii) an unreduced early retirement benefit at age 60, provided the participant has at least 10 years of service, and (iii) an increased death benefit (100% in the event of death after age 55 instead of 50%). Neither Mr. Schmidt nor Mr. Friedman are grandfathered in the Executive SERP.

Upon a change in control, all vesting requirements are waived and SERP participants receive an actuarially equivalent lump sum as if they retired on the effective date of the change in control. Change in control benefits are paid within 30 days after the change in control regardless of whether the participant remains employed. Pursuant to certain severance agreements, if a participant terminates employment after a change in control, the participant will be credited with up to three (3) additional years of service under the SERP. The definition of a “change in control” for purposes of the SERP is the same as the definition in the executive severance agreements, described in the section “Payments on Termination and Change in Control.”

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Pension Benefits Table

The table below quantifies the present value of the benefits payable under the Company’s two (2) defined benefit pension plans (the Pension Plan and the SERP) for the NEOs as of January 31, 2026.

Pension Benefits Table

NAME	Plan Name	Number of Years Credited Service(#)(3)	Present Value of Accumulated Benefit($)		Payments During Last Fiscal Year($)
John W. Schmidt(4)	Pension Plan	17	701,621	(1)	—
	SERP	17	2,857,797	(2)	—
Daniel R. Friedman(4)	Pension Plan	19	778,075	(1)	—
	SERP	19	1,339,244	(2)	—
Willis D. Hill	Pension Plan	10	148,400	(1)	—
Todd E. Hasty	Pension Plan	14	211,137	(1)	—

(1)	For the Pension Plan, the calculation of the present value of the accumulated benefit assumes:

•

each participant’s benefit commences at age 65 or January 31, 2026, if later, the age at which retirement may occur without any reduction in benefits, discounted to January 31, 2026, using a discount rate of 5.80%; and

•	post-retirement mortality based on the PRI-2012 Bottom Quartile projected forward with generational Scale MP-2021.

(2)

For the SERP, the calculation of the present value of the accumulated benefit assumes that each participant’s benefit is payable as a lump sum commencing at the age at which retirement may occur without any reduction in benefits, discounted to January 31, 2026, using a discount rate of 5.80%, and post-retirement mortality based on the unisex mortality table published by the IRS for that calendar year.

(3)

The years of credited service are based on actual service and do not reflect additional credited service that might be applicable in the event of a change in control under the executive severance agreements.

(4)

Two of our NEOs are currently vested in the SERP. If any of the vested NEOs left the Company as of January 31, 2026, then in lieu of the amounts shown in this table, they would have been eligible for a lump-sum payment from the SERP in the following approximate amounts: Mr. Schmidt — $3,026,523 and Mr. Friedman — $1,418,422. This lump sum would not be payable until August 1, 2026 and would also include interest for the six month delay in payment. All lump-sum payments are calculated based on the 2026 unisex mortality table published by the IRS and interest rates of 4.01% for annuity payments due during the first five years; 5.04% for annuity payments due during the next 15 years; and 5.83% for annuity payments due after 20 years.

NON-QUALIFIED DEFERRED COMPENSATION AND RESTORATION PLANS

Selected key executives, including the NEOs, are eligible to participate in a deferred compensation plan. Under this plan, a participant may elect to defer annually the receipt of up to 50% of base salary and up to 100% of other approved compensation (with deferral of annual incentive awards authorized by the Committee for deferral), and thereby delay taxation of these deferred amounts until actual payment of the deferred amount in future years. At the participant’s election, payments can be deferred until a specific date at least three (3) years after the year of deferral or until termination of employment (subject to earlier payment in the event of a change of control), and can be paid in a lump sum or up to 15 annual installments. Separate deferral elections can be made for each year; and in limited circumstances, existing payment elections may be changed. The amounts deferred are credited to accounts that mirror the gains and/or losses of several different publicly available investment funds, based on the participant’s election; and the investment funds available are expected to be substantially similar to the mutual fund-type investments available under our 401(k) Plan. Accordingly, above market earnings will not result under this plan.

In general, the participant can receive “in-service” hardship withdrawals, but withdrawals not based on hardship are not allowed while participants are still employed. The Company is not required to make any contributions to this plan and has unrestricted use of any amounts deferred by participants. Although the Company has established a “Rabbi Trust” to invest funds equal in amount to compensation that has been deferred, the deferred compensation plan is an unfunded, nonqualified plan, for which the benefits are to be paid out of our general assets and are subject to forfeiture in the event of bankruptcy or liquidation. The plan is subject to the requirements of Section 409A of the Internal Revenue Code, and if a participant is considered a “specified employee” on his or her separation date, Section 409A requires the delay of payments for six (6) months after such date.

Certain key executives, including NEOs, designated by the Committee are eligible for the restoration plan. Under this plan, participants receive retirement benefits on the full amount of his or her income, including the portion of income that exceeds the limitations in the Internal Revenue Code for the tax-qualified defined contribution Caleres, Inc. 401(k) Plan. The plan has a three-year vesting requirement which supports the retention objective of our program. Under the plan, the Company credits each participant with a discretionary amount based on lost 401(k) matching due to income limitations. To qualify for this credit to a deferred compensation account, the participant must maximize their 401(k) contributions in the year. The plan essentially

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operates as an unfunded, tax-deferred personal savings account. The amounts are credited to accounts that mirror the gains and/or losses of several different publicly available investment funds, based on the participant’s election; and the investment funds available are expected to be substantially similar to the mutual fund-type investments available under our 401(k) Plan. Accordingly, above market earnings will not result under this plan.

The restoration plan is an unfunded, nonqualified plan, for which the benefits are to be paid out of our general assets and are subject to forfeiture in the event of bankruptcy or liquidation. The plan is subject to the requirements of Section 409A of the Internal Revenue Code, and if a participant is considered a “specified employee” on his or her separation date, Section 409A requires the delay of payments for six (6) months after such date.

The deemed investment options available under the Deferred Compensation Plan and Restoration Plan are substantially similar to the investments available under our 401(k) Plan. In fiscal 2025, the rate of return for these deemed investment options ranged from 4.15% to 18.70%.

The following table shows contributions and earnings during 2025 and the account balances as of January 30, 2026 (the last business day of 2025), for our NEOs under the deferred compensation plan and restoration plan.

Non-Qualified Deferred Compensation Table

NAME	Plan Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
John W. Schmidt	Deferred Compensation Plan	$—	$ —	$—	$—	$—
	Nonqualified Restoration Plan	—	24,000	4,905	—	144,353
Jack P. Calandra	Deferred Compensation Plan	—	—	—	—	—
	Nonqualified Restoration Plan	—	8,700	1,838	—	53,832
Daniel L. Karpel	Deferred Compensation Plan	—	—	—	—	—
	Nonqualified Restoration Plan	—	—	—	—	—
Brian P. Costello	Deferred Compensation Plan	236,250	—	21,045	—	252,247
	Nonqualified Restoration Plan	—	—	—	—	—
Daniel R. Friedman	Deferred Compensation Plan	—	—	82,720	—	1,089,281
	Nonqualified Restoration Plan	—	4,700	1,331	—	37,557
Willis D. Hill	Deferred Compensation Plan	—	—	—	—	—
	Nonqualified Restoration Plan	—	4,500	1,127	—	32,251
Todd E. Hasty	Deferred Compensation Plan	124,519	—	227,764	—	2,446,789
	Nonqualified Restoration Plan	—	—	—	—	9,767

(1)	This amount represents the executive’s contributions, if any, during 2025. Such executive contributions, if any, are included in the “Salary” column in the Summary Compensation Table for fiscal 2025.

(2)

Contributions to our nonqualified Restoration Plan consist of Company contributions that would have otherwise been contributed to the named executive officer’s 401(k) plan account but for limitations imposed by the IRC. These amounts, in their entirety, are included in the “All Other Compensation” column of the “Summary Compensation Table”.

PAYMENTS ON TERMINATION AND CHANGE IN CONTROL

Under the 2017 Plan and 2022 Plan, a “change in control” generally consists of any of the following: any person acquires more than 30% of the Company’s stock through a tender offer, exchange offer or otherwise; the incumbent board (and their successors approved by at least two-thirds of the directors then in office) cease to constitute a majority of the board; the Company is liquidated or dissolved following a sale of substantially all of its assets; or the Company is not the surviving parent corporation following a merger or consolidation. Under the executive severance agreements, the SERP and the deferred compensation plan, a “change in control” results when: any person acquires 30% or more of the Company’s stock (other than acquisitions directly from the Company); or the incumbent board (and their successors approved by at least two-thirds of the directors then in office) cease to constitute a majority of the board; or the consummation of a merger, consolidation or reorganization or sale of substantially all of the Company’s assets, unless our shareholders prior to the transaction hold more than 65% of the voting securities of the successor or surviving entity in substantially the same proportion as prior to the transaction.

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The 2017 and 2022 Plans contain “single trigger” provisions in the event of a change in control. Thus, the Plans provide that in the event of a change in control (even if the executive remains with the Company after the change in control and even if stock options are assumed or restricted shares are substituted by the surviving company), all restricted stock and stock options will immediately vest, and outstanding incentive awards will be payable at the target level and prorated based on the period of service. Our SERP also provides “single trigger” benefits following a change in control. Therefore, a SERP participant’s benefits will vest in full upon a change in control with an enhanced benefit if the participant is under age 60 (for pre-2006 participants) or age 55 (for post-2005 participants). The executive severance agreements, however, generally provide for “double trigger” benefits if employment is terminated following a change of control, whether by the Company for cause or by the executive for good reason.

Except for Mr. Costello, the Company is not a party to traditional employment agreements with its NEOs, but it currently has executive severance agreements with Mr. Schmidt, Mr. Friedman and Mr. Hill and formerly had a severance agreement with Mr. Calandra. These severance agreements provide that if the NEO is terminated by the Company without cause or, following a change in control, either terminates “for good reason” or is terminated by the Company, the NEO would be subject to a non-compete agreement and be entitled to certain payments or benefits in addition to those otherwise available under our incentive plan, retirement plan and SERP.

Additional Benefits on Termination and Change in Control

If an NEO voluntarily leaves his or her employment, no additional or accelerated benefits are available. The following table shows the types of additional or accelerated benefits that are triggered by a change in control and certain other events of termination for our NEOs. The definitions for a “good reason” termination and “Change in Control” are included in the discussion of “Executive Severance Agreements” herein, and the definition of “Change in Control” under the 2017 and 2022 Plans is provided in the preceding section.

2026 CALERES PROXY STATEMENT	69

Executive Compensation

Additional Benefits on Termination and Change in Control (CIC)

	Involuntary Termination Not for Cause	Death	Permanent Disability	Retirement	Involuntary or Good Reason Termination Within 24 Months After CIC	Change in Control Only
Cash Severance	1x or 2x the sum of (x) highest salary in past 12 months and (y) amount equal to target bonus	None			2x or 3x the sum of (x) highest salary in past 12 months and (y) amount equal to target bonus	None
Annual Incentive	Prorated annual incentive for the year of termination, if earned	None			Prorated annual incentive for the year of termination, if earned	Payment based on target as to outstanding award prorated to CIC.
Stock Option	Accelerate 1 or 2 years vesting	Forfeit unvested			Accelerate all
Restricted Stock	Accelerate 1 or 2 years vesting	Accelerate all	Accelerate all	Subject to Committee approval	Accelerate all
Long-Term Incentive	Forfeit	At end of performance period for each Long-Term Incentive, payout based on performance achieved prorated for time served, subject to approval by the Committee			Payout based on target as to all outstanding awards, prorated for time served prior to CIC
SERP	Lump sum value of:
	Benefit based on actual pay and years of service		Not payable until subsequent retirement, death or termination of employment	Benefits based on actual pay and years of service	2 or 3 years extra credited service	Benefits based on actual pay and years of service
Benefit based on age at termination

If under age 60, (for pre — 2006 participants only), a lump sum is paid equal to the actuarial equivalent value of the full benefit that would be payable at age 60. If under age 55 (for post — 2005 participants only), a lump sum is paid equal to the actuarial equivalent value of the reduced benefit that would be payable at age 55.

	Payable only if vested (5 years)				Accelerates vesting
	Payable 6 months after termination (30 days after death)				Payable 30 days after CIC
Nonqualified Restoration Plan	None	Vested balance payable in a lump sum			Vested balance payable in a lump sum
Welfare Benefits	12 to 24 months medical/dental	N/A			24 or 36 months medical/dental	N/A
Outplacement	Available	N/A			Available	N/A
Tax Reimbursement	N/A				Modified available(1)	N/A

(1)

Relates to reimbursement for excise taxes (and gross-up for income taxes and FICA thereon) if the total payments deemed to be “parachute” payments exceed the Internal Revenue Code limit by more than 10%. Individuals receiving payments that exceed the limit by less than 10% would have their payments reduced to that limit to avoid any excise tax.

Estimate of Payments upon Termination and Change in Control

The following table includes estimates of potential payments upon termination as if our NEOs had terminated as of January 30, 2026 (the last business day of 2025), as well as the acceleration of unvested benefits upon a change in control. The termination scenarios covered by the table include voluntary termination following a change in control and involuntary (or good reason) termination following a change in control (“CIC”), as well as death, permanent disability and retirement (at age 65). Payments under certain termination scenarios reflect acceleration of award rights under the 2017 and 2022 Plans or additional benefits receivable under our executive severance agreements or SERP, none of which are available to all

70

Executive Compensation

employees. The NEOs would receive other benefits upon termination such as benefits available to all employees or benefits to which they were already entitled or vested in on such date, including amounts under our retirement programs and non-qualified deferred compensation plan. For information about these amounts, see the Outstanding Equity Awards as of Fiscal Year End; Retirement Plans and Non-Qualified Deferred Compensation sections. Mr. Calandra’s employment ended on January 30, 2026 and the following payments were made: cash severance $2,264,382 and accelerated equity $190,655. Mr. Hasty’s employment ended on October 17, 2025, with no additional payments required.

Estimate of Payments Upon Termination and Change in Control Table

NAME(1)	Involuntary Termination Not for Cause	Death	Disability	Retirement	Involuntary or Good Reason Termination Within 24 Months After CIC	Change in Control Only
John W. Schmidt
Additional Payments on CIC or Termination
Annual Incentive-2025(2)	$1,725,000				$1,725,000	$1,725,000
Cash Severance(3)	$5,750,000				$8,625,000
Accelerated Equity(4)	$2,087,475	$2,976,596	$2,976,596	$2,976,596	$2,976,596	$2,976,596
Long-term Incentive(5)		$2,652,478	$2,652,478	$2,652,478	$2,652,478	$2,652,478
Additional SERP Benefits(6)					$298,050
NQDC Benefit(6)		$24,000	$24,000	$—	$24,000	$24,000
Medical/Outplacement(7)	$26,491				$26,491
Tax Reimbursement(8)					N/A
Total	$9,588,966	$5,653,074	$5,653,074	$5,629,074	$16,327,615	$7,378,074
Daniel L. Karpel
Additional Payments on CIC or Termination
Annual Incentive-2025(2)	$—				$—	$—
Cash Severance(3)	$—				$—
Accelerated Equity(4)	$—	$279,642	$279,642	$279,642	$279,642	$279,642
Long-term Incentive(5)		$—	$—	$—	$—	$—
Additional SERP Benefits(6)					$—
NQDC Benefit(6)		$—	$—	$—	$—	$—
Medical/Outplacement(7)	$—				$—
Tax Reimbursement(8)					N/A
Total	$—	$279,642	$279,642	$279,642	$279,642	$279,642
Brian P. Costello
Additional Payments on CIC or Termination
Annual Incentive-2025(2)	$—				$—	$—
Cash Severance(3)	$262,500				$262,500
Accelerated Equity(4)	$—	$300,662	$300,662	$300,662	$300,662	$300,662
Long-term Incentive(5)		$—	$—	$—	$—	$—
Additional SERP Benefits(6)					$—
NQDC Benefit(6)		$—	$—	$—	$—	$—
Medical/Outplacement(7)	$—				$—
Tax Reimbursement(8)					N/A
Total	$262,500	$300,662	$300,662	$300,662	$563,162	$300,662

2026 CALERES PROXY STATEMENT	71

Executive Compensation

NAME(1)	Involuntary Termination Not for Cause	Death	Disability	Retirement	Involuntary or Good Reason Termination Within 24 Months After CIC	Change in Control Only
Daniel R. Friedman
Additional Payments on CIC or Termination
Annual Incentive-2025(2)	$393,750				$393,750	$393,750
Cash Severance(3)	$1,837,500				$1,837,500
Accelerated Equity(4)	$107,946	$362,428	$362,428	$362,428	$362,428	$362,428
Long-term Incentive(5)		$288,501	$288,501	$288,501	$288,501	$288,501
Additional SERP Benefits(6)					$190,338
NQDC Benefit(6)		$4,710	$4,710	$—	$4,710	$4,710
Medical/Outplacement(7)	$26,145				$37,290
Tax Reimbursement(8)					$—
Total	$2,365,341	$655,639	$655,639	$650,929	$3,114,517	$1,049,389
Willis D. Hill
Additional Payments on CIC or Termination
Annual Incentive-2025(2)	$357,500				$357,500	$357,500
Cash Severance(3)	$907,500				$1,815,000
Accelerated Equity(4)	$114,025	$351,435	$351,435	$351,435	$351,435	$351,435
Long-term Incentive(5)		$304,819	$304,819	$304,819	$304,819	$304,819
Additional SERP Benefits(6)					$—
NQDC Benefit(6)		$4,500	$4,500	$—	$4,500	$4,500
Medical/Outplacement(7)	$32,118				$49,236
Tax Reimbursement(8)					N/A
Total	$1,411,143	$660,754	$660,754	$656,254	$2,882,490	$1,018,254

(1)

The post-termination benefits available to the executives listed above are governed by their executive severance agreements. The terms of such agreements are described in detail below under “Executive Severance Agreements.” Mr. Karpel and Mr. Costello do not have executive severance agreements and therefore do not receive any benefits outside of accelerated equity (Mr. Costello also receives limited cash severance based on his employment agreement).

(2)

The payment for the Annual Incentive — 2025 reflects the amount payable for the award assuming performance at the target level is achieved; although this early payout is subject to pro-ration for the period of service provided, the assumed termination on the last day of the fiscal year is based on a full 12 months’ service, such that no proration is required.

(3)

The executive severance agreements provide for a severance payment equal to either one or two times the sum of salary plus bonus. In the event of termination within two years after a change in control, the executive severance agreements provide for a severance payment equal to either two or three times the sum of salary plus target bonus. Note: Mr. Costello does not have a severance agreement – his employment agreement provides for a severance payment equal to 0.5x salary.

(4)

Accelerated Equity reflects the value of restricted stock awards for which, and to the extent, vesting would be accelerated due to the events indicated. For restricted stock, the values have been calculated by multiplying the number of shares accelerated by the closing price of our stock on January 30, 2026, the last business day of fiscal year 2025. Under the 2017 and 2022 Plans, all restricted stock awards become fully vested upon a change in control. Under the terms of certain agreements for restricted stock, full vesting results upon death, disability, retirement at age 65, or early retirement with prior approval of the Committee. Messrs. Schmidt and Friedman are the only NEOs who are currently retirement eligible.

(5)

Under the terms of the 2017 and 2022 Plans, in the event of death, disability, retirement (age 65) or early retirement (age 55 and at least 10 years of service), pro rata payment is made for outstanding long-term incentives, based on performance achieved. The amounts shown reflect potential payment of 100% of the target for the 2023 - 2025, 2024 - 2026, and 2025 - 2027 awards. Our Incentive and Stock Compensation Plan also provides that in the event of a change in control, the long-term incentive awards are payable assuming targeted performance goals are met, with payment prorated based on service through the termination date in proportion to the performance period of the award. The 2025 awards were granted as performance cash, rather than equity.

(6)

A change in control results in an enhanced early retirement benefit under the SERP for pre-2006 participants. If there is an involuntary or good reason termination within 24 months after a change of control, then each qualified participant is credited with either two or three years of additional service. Under the NQDC Plan, an active participant shall be fully vested in all employer credits upon death, disability, age 65, or a change in control event.

(7)

The executive severance agreements provide for medical and dental benefits following an involuntary termination unrelated to a change in control for either 12 months of coverage, or for 18 months of coverage plus cash for six months of coverage. In the event of an involuntary termination following a change in control, these benefits would be for 18 months of coverage or 18 months of coverage plus cash equal to six months of coverage. The cash payments are based on the Company’s cost to provide such benefits. In addition, the executive severance agreements provide for outplacement services. The amounts on this line represent the present value of health care benefits to be provided, which was estimated based on assumptions used by the Company for financial reporting purposes, plus $15,000 for outplacement services.

(8)

Mr. Friedman’s executive severance agreement provides that upon a termination following a change in control, he will receive a tax reimbursement payment if total payments subject to excise tax under Section 4999 of the Internal Revenue Code exceeds by more than 10% the payment cap that triggers the tax. In this case, his total payments do not exceed the payment cap, therefore no tax reimbursement is provided.

72

Executive Compensation

Executive Severance Agreements

The executive severance agreements with our NEOs have up to a three-year term and are automatically extended for successive one-year periods unless either party terminates the agreement upon notice prior to the end of any term. The agreement for Mr. Schmidt was entered into as of June 14, 2018, the agreement for Mr. Calandra was entered into as of September 12, 2022, the agreement for Mr. Friedman was entered into as of April 1, 2009 and was amended in December 2009 to avoid adverse tax consequences under Internal Revenue Code Sections 409(a) and 162(m), and the agreement for Mr. Hill was entered into April 3, 2020.

Regardless of the reason for termination, the executive severance agreements require that the executive comply with a post-termination non-compete provision that restricts the executive from providing any executive level or consulting services to any competitor in the footwear industry or interfering with the Company’s customer relationships.

Termination Not Related to Change in Control. The executive severance agreements provide that if the executive is terminated by the Company for any reason other than for cause, death or disability at any time, the executive will be entitled to receive:

ª

a lump-sum cash payment equal to up to 200% of the sum of (a) the executive’s base annual salary at the highest rate in effect at any time during the 12 months immediately preceding the termination and (b) the target annual cash incentive for the year of termination;

ª

a cash payment equal to the executive’s prorated annual cash incentive for the year of termination, payable based on performance level achieved during the performance period and at the same time as other participants receive such payments;

ª	continued coverage under the Company’s medical and dental plans for up to 18 months, followed by a cash payment equal to the Company’s cost for an additional six months of coverage;

ª	immediate vesting of the employee’s restricted stock and outstanding stock options that would have vested over a period of up to two years following termination; and

ª	outplacement services.

The executive severance agreements provide no benefits in the event of a voluntary termination without good reason.

Involuntary Termination Following a Change in Control. The executive severance agreements provide benefits following a change in control which are based on a double-trigger; that is, there must be (a) a change in control and (b) within a certain period of time there must be an involuntary termination of employment.

If a change in control occurs and within 24 months after a change in control an executive officer is (a) terminated by the company without cause or (b) terminates employment within 90 days after the occurrence of good reason, the executive officer will be entitled to receive:

ª

lump-sum cash payment equal to up to 300% of the sum of (a) the executive’s base annual salary at the highest rate in effect at any time during the 12 months immediately preceding the termination and (b) the target bonus for the year of termination;

ª	a cash payment equal to the executive’s prorated annual cash incentive for the year of termination;

ª	continued coverage under the Company’s medical and dental plans for up to 18 months followed by a cash payment equal to the Company’s cost for up to an additional six months of coverage;

ª	immediate vesting of all outstanding awards of restricted stock and outstanding stock options;

ª	outplacement services;

ª	additional two or three years of credited service under the SERP; and

ª

For Mr. Friedman only, tax reimbursement payment only if total payments subject to excise tax under Section 4999 of the Internal Revenue Code exceeds by more than 10% the payment cap that triggers the tax, in which event the additional payment will include a reimbursement for the excise taxes and the tax gross-up on the reimbursement. If such total payments subject to excise tax exceed the cap by less than 10%, then the payments will be reduced to the level of the payment cap to avoid application of the excise tax.

If an executive is terminated within 24 months of a change in control, the Company will pay the executive’s legal fees to the extent the executive prevails on a claim contesting a termination for cause or a Company determination on payments or to enforce his or her rights under the agreement.

2026 CALERES PROXY STATEMENT	73

Executive Compensation

Key Definitions. A “change in control” for purposes of the executive severance agreements generally consists of any of the following

ª	any person or entity acquires 30% or more of the Company’s stock (other than acquisitions directly from the Company);

ª	the incumbent board (and their successors approved by at least a majority of the directors then in office) cease to constitute a majority of the board; or

ª

the consummation of a merger, consolidation or reorganization or sale of substantially all of the Company’s assets unless our shareholders following the transaction hold more than 65% of the voting securities of the successor or surviving entity in substantially the same proportion as prior to the transaction.

A termination for “good reason” for the executive generally means any of the following Company actions without the executive’s written consent:

ª	a reduction in then-current base salary;

ª	a reduction in status, position, responsibilities or duties;

ª	the required relocation of executive’s principal place of business, without executive’s consent, to a location which is more than 50 miles from executive’s principal place of business;

ª	a material increase in the amount of time the executive is required to travel on behalf of the Company;

ª	the failure of any successor of the Company to assume the severance agreement; or

ª	a material breach of the severance agreement by the Company.

A termination “for cause” means the executive has engaged in:

ª	willful misconduct which is materially injurious to the Company;

ª	fraud, material dishonesty or gross misconduct in connection with the business of the Company or conviction of a felony;

ª	any act of moral turpitude reasonably likely to materially and adversely affect the Company or its business;

ª	illegal use of a controlled substance or using prescription medications unlawfully; or

ª	abuse of alcohol.

The Internal Revenue Code disallows deductions for certain executive compensation that is contingent on a change in ownership or control.

74

Executive Compensation

CEO PAY RATIO
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee. Our CEO, Mr. Schmidt, had annual total compensation of $4,143,930 as reflected in the Summary Compensation Table. Using January 31, 2026 as our measurement date and excluding our CEO, we determined our comparable median employee taking into account all full-time, part-time, seasonal and temporary employees, which resulted in a total of 9,835 employees. Because of the nature of our business, which has significant retail operations, a large number of our employees (approximately 49%) are part-time, temporary or seasonal. We further used a consistently applied compensation measure of total cash compensation including base salary (annualized for all employees who had less than a full year of service during 2025) and all cash bonuses and incentive pay. The annual total compensation of our median employee as of January 31, 2026 was $20,314. Based on this, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 204:1.
PAY VERSUS PERFORMANCE
As set forth in the CD&A above, the Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of our financial, operations and strategic goals and to align our executive compensation with the interests of our shareholders and the value of their investment in the Company. The following table sets forth additional compensation information for our NEOs for fiscal years 2025, 2024, 2023, 2022, and 2021.

							Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for CEO (Sullivan) (1)	Summary Compensation Table Total for CEO (Schmidt) (1)	Compensation Actually Paid to CEO (Sullivan) (2)	Compensation Actually Paid to CEO (Schmidt) (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return (4)	Net (Loss) Earnings ($ in thousands)	Adjusted Earnings Per Share (5)
2025	N/A	$4,143,930	N/A	$2,037,311	$1,274,538	$665,012	$86.17	$99.60	$(9,877)	$0.61
2024	N/A	8,296,239	N/A	2,499,698	2,638,030	1,775,539	114.03	143.46	106,097	3.30
2023	N/A	7,804,523	N/A	9,753,186	3,519,675	4,411,043	196.95	112.71	171,832	4.18
2022	13,762,193	4,618,166	13,759,794	5,068,471	2,108,075	1,774,564	153.21	102.94	179,695	4.52
2021	10,196,791	N/A	15,891,788	N/A	2,013,911	2,831,096	139.11	108.80	138,163	4.29

(1)	The dollar amounts reported are the amounts of total compensation reported for our CEO in the Summary Compensation Table.

(2)
The dollar amounts reported represent the amount of compensation actually paid (“CAP”), as computed in accordance with SEC rules, for our CEO. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO or other NEOs during the applicable years, but include (i) the year-end
value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year, and (iii) certain pension-related costs. The following table details the adjustments to the Summary Compensation Table total pay for our CEO, as well as the average for our other NEOs to determine compensation actually paid.

2026 CALERES PROXY STATEMENT	75

Executive Compensation

	CEO						Non-CEO NEO Average
	2025	2024	2023	2022		2021	2025	2024	2023	2022	2021
				Sullivan	Schmidt
Summary Compensation Table Total	$4,143,930	$8,296,239	$7,804,523	$13,762,193	$4,618,166	$10,196,791	$1,274,538	$2,638,030	$3,519,675	$2,108,075	$2,013,911
Less: Reported Fair Value of Equity Awards	(2,500,016)	(5,250,049)	(4,000,038)	(6,828,768)	(2,460,012)	(5,054,175)	(316,179)	(675,519)	(701,507)	(512,945)	(373,323)
Add: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	1,778,242	2,344,297	5,526,003	8,849,186	3,023,041	8,885,800	165,005	301,639	969,124	360,884	792,417
Add: Vesting Date Fair Value of Awards Granted in the Year	–	–	–	–	–	–	–	–	–	82,436	–
Add: Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(297,954)	(106,910)	133,395	(400,208)	(106,983)	581,300	(38,504)	436,547	(105,723)	3,390	86,490
Add: Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(871,216)	(2,364,681)	745,726	1,116,900	249,390	2,556,378	(43,239)	(893,802)	758,607	40,324	481,189
Subtract the Amount in Fair Value of Equity Awards Forfeited or Failed to Meet Applicable Vesting Conditions	–	–	–	(1,194,390)	(265,420)	(1,359,900)	(313,361)	–	–	(282,442)	(151,100)
Less: Change in Pension Value Reported in the Summary Compensation Table	(435,277)	(608,736)	(611,206)	(1,858,607)	(141,333)	(199,479)	(78,186)	(60,331)	(77,712)	(53,367)	(75,714)
Add: Pension Service Cost for Services Rendered during the Year	219,601	189,538	154,783	313,488	151,622	285,073	14,938	28,974	48,579	28,209	57,226
Compensation Actually Paid	$2,037,311	$2,499,698	$9,753,186	$13,759,794	$5,068,471	$15,891,788	$665,012	$1,775,539	$4,411,043	$1,774,564	$2,831,096

(3)
Fiscal year 2025 reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this proxy statement. Compensation information for our NEO’s other than our CEOs for prior fiscal years include the following: For fiscal year 2024 – Mr. Calandra, Ms. Sullivan, Mr. Edwards and Mr. Friedman; 2023 – Mr. Calandra, Ms. Sullivan, Mr. Edwards and Mr. Friedman; 2022 — Mr. Calandra, Kenneth H. Hannah, former Senior Vice President and Chief Financial Officer, Mr. Edwards, Mr. Friedman and Douglas W. Koch, Senior Vice President and Chief Human Resources Officer; and Fiscal year 2021 — Mr. Schmidt, Mr. Hannah, Mr. Edwards and Mr. Friedman.

(4)	Peer group reflects the same peer companies used in the performance graph in the Form 10-K as required under Item 201(e)(1)(ii).

(5)	Refer to Annex 1 for a reconciliation of GAAP earnings per share to adjusted earnings per share.
PAY-FOR-PERFORMANCE
ALIGNMENT
The following table identifies the four most important financial performance measures used by the Committee to link the CAP to our Chief Executive Officer (CEO) and other NEOs in 2025 to Company performance. The role of each of t hese
performance measures in our NEOs’ compensation is set forth in the CD&A.
Financial Performance Measures
Adjusted Earnings Per Share
Return on Invested Capital
Operating Earnings
Net Sales

76

Executive Compensation

The graphs below reflect the alignment between the CAP over the five-year period ended January 31, 2026 and the trends in the Company’s Total Shareholder Return (TSR), Net Earnings and Adjusted Earnings Per Share (Adjusted EPS) over the same period. In addition, the graph entitled CAP vs. Total Shareholder Return reflects the degree to which the Company’s TSR aligns with the TSR of its peers over the same period.

CAP vs. Total Shareholder Return
Compensation Actually Paid (in $millions)
Total Shareholder Return
$25
$20
$15
$10
$5
$0
-$5
-$10
$250
$200
$150
$100
$50
$0
$15.9
$13.8
$9.8
$5.1
$4.4
$2.8
$1.8
$2.5
$1.8
$2.0
$0.7
0
0
0
139.11
153.21
196.95
$114.03
$86.17
108.80
102.94
112.71
$143.46
$99.60
2021
2022
2023
2024
2025
CEO #1 Comp
CEO #2 Comp
Non CEO NEO Comp
CAL TSR
Peer TSR

CAP vs. Net Earnings
Compensation Actually Paid (in $millions)
Net Earnings (in $millions)
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
$200
$150
$100
$50
$0
-$50
$138.2
$179.7
$171.8
$106.1
-$9.9
$15.9
$2.8
$13.8
$5.1
$1.8
0
$9.8
$4.4
0
$2.5
$1.8
0
$2.0
$0.7
2021
2022
2023
2024
2025
CEO #1 Comp
CEO #2 Comp
Non CEO NEO Comp
CAL Net Earnings

2026 CALERES PROXY STATEMENT	77

Executive Compensation

CAP vs. Adjusted EPS
Compensation Actually Paid (in $millions)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
-$6
Adj. EPS
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
-$0.50
-$1.00
-$1.50
$4.29
$4.52
$4.18
$3.30
$0.61
$15.9
$2.8
$13.8
$5.1
$1.8
0
$9.8
$4.4
0
$2.5
$1.8
0
$2.0
$0.7
2021
2022
2023
2024
2025
CEO #1 Comp
CEO #2 Comp
Non CEO NEO Comp
Adjusted EPS

78

PROPOSAL FOUR

Approval, by Non-Binding Advisory Vote,

of the Company’s Executive Compensation

Section 14A of the Securities Exchange Act of 1934 requires virtually all publicly-traded companies to permit their shareholders to cast a non-binding advisory vote on executive compensation paid to their named executive officers (“Say on Pay”). This advisory vote on executive compensation is non-binding on the board, will not overrule any decision by the board and does not compel the board to take any action. However, the board and the Culture, Compensation and People Committee will take into account the outcome of the vote when considering future executive compensation decisions for NEOs.

The board and the Culture, Compensation and People Committee believe that the Company’s executive compensation programs and policies and the compensation decisions for 2025 described in this Proxy Statement (i) support the Company’s business objectives, (ii) link the interests of the executive officers and shareholders, (iii) align executive officer pay with individual and Company performance without encouraging excessive risk-taking that could have a material adverse effect on the Company, (iv) provide executive officers with a competitive level of compensation and (v) assist the Company in retaining NEOs as well as other senior leaders.

For the reasons discussed above (and as further explained in the compensation disclosures made in this Proxy Statement), the board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures set forth in this Proxy Statement).”

The above referenced disclosures appear on pages 47 to 78 of this Proxy Statement.

ª Your Board of Directors recommends a vote “FOR” the approval, by non-binding advisory vote, of the Company’s executive compensation.

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Information About the Annual Meeting

PROXY STATEMENT

FOR THE CALERES, INC.

2026 ANNUAL MEETING OF SHAREHOLDERS

Why have these proxy materials been made available?

Your board of directors is soliciting proxies to be voted at the 2026 Annual Meeting of Shareholders. This proxy statement includes information about the issues to be voted upon at the meeting.

The record date for shareholders entitled to vote at the meeting is April 2, 2026. There were 33,740,819 shares of our common stock issued and outstanding on April 2, 2026.

Where and when is the annual meeting?

The Annual Meeting of Shareholders will take place on May 28, 2026, at our principal executive offices located at 8300 Maryland Avenue, St. Louis, Missouri 63105. The meeting will begin at 10:30 a.m., Central Time.

What am I voting on?

We are aware of four (4) proposals to be voted on by shareholders at the annual meeting:

ª	The election of ten (10) directors named in this proxy statement

ª	Ratification of the Company’s independent registered public accountants

ª	Approval of the Company’s Incentive and Stock Compensation Plan of 2026

ª	Approval of the Company’s executive compensation

Why haven’t I received a printed copy of the proxy or Annual Report on Form 10-K?

The Securities and Exchange Commission’s (“SEC”) rules allow us to furnish proxy materials to you via the Internet. We believe electronic delivery will expedite the receipt of materials and reduce the environmental impact of our annual meeting by minimizing the printing and mailing of full sets of materials. On April 16, 2026, we are commencing mailing to our shareholders a notice containing instructions on how to access our proxy statement and 2025 Annual Report on Form 10-K online. If you hold your shares through a broker or bank, the notice will be sent to you by your broker or bank. If you receive a notice by mail, you will not receive a printed copy of the materials unless you specifically request one. The notice contains instructions on how to receive a paper copy of the materials.

Is the proxy statement available on the Internet?

Yes. You can view both the proxy statement and Annual Report on Form 10-K on the Internet by accessing our website at http://investor.caleres.com/financial-information/proxy-statements and http://investor.caleres.com/financial-information/annual-reports, respectively. Information on our website does not constitute part of the proxy statement.

How can I get paper copies of the proxy materials?

The notice you received describes how to receive paper copies of the proxy materials.

How can I vote my shares?

Most shareholders have a choice of voting in one of four ways:

ª	by Internet,

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Information About the Annual Meeting

ª	by telephone,

ª	by mail, or

ª	in person at the meeting.

Please read the instructions on the notice, proxy card or the information sent by your broker or bank.

What is the difference between holding shares as a “shareholder of record” or “registered holder” versus being a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the “shareholder of record” or a “registered holder” with respect to those shares. The notice has been sent to you directly by the Company.

If your shares are held in “street name,” such as through a broker or bank, you are considered the “beneficial owner” of the shares held in street name. As a beneficial owner, you have the right to direct your broker or bank on how to vote your shares by following the instructions provided by your broker or bank. The notice concerning our annual meeting and the availability of our proxy statement and 2025 Annual Report on Form 10-K have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record.

If I am a registered holder, how do I vote by proxy?

Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the notice. Voting by telephone or Internet will help us reduce costs. If you vote promptly, you can save us the expense of a second mailing.

ª

Voting your proxy by Internet. The website for Internet voting is http://www.proxyvote.com. Internet voting is available 24 hours a day, 7 days a week until 11:59 P.M., Eastern Time, on the day before the meeting.

ª

Voting your proxy by telephone. In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number: 1-800-690-6903. Telephone voting is available 24 hours a day, 7 days a week until 11:59 P.M., Eastern Time, on the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

ª

Voting your proxy by mail. If you have requested printed proxy materials and received a proxy card, you can vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Even if you have a proxy card, you can still vote by Internet or telephone.

If you vote by proxy using any of these three methods, your shares will be voted in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and for or against any other proposals properly brought before the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of your board, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director, “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accountants, “FOR” approval of the Company’s Incentive and Stock Compensation Plan of 2026, and “FOR” approval, by non-binding advisory vote, of the Company’s executive compensation. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement was filed with the SEC, we knew of no matter that is required to be acted on at the annual meeting other than those matters discussed in this proxy statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

If I hold my shares through a broker or bank, how do I vote?

If your shares are held in “street name” by a broker or bank as your nominee, your nominee will send you separate instructions describing the procedures for voting your shares. You should follow the instructions provided by your nominee.

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Information About the Annual Meeting

Under Rule 452 of the New York Stock Exchange (“NYSE”) listing standards, which relates to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to the election of directors and other non-routine matters without instructions from the beneficial owner. However, brokers will still be able to vote shares held in broker accounts with respect to the approval of the independent registered public accountants even if they do not receive instructions from the beneficial owner. Therefore, beneficial holders of shares held in broker accounts are advised that if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors and other non-routine matters.

How do I vote if I am a participant in the Company’s 401(k) Plan?

If you are a participant in the Caleres, Inc. 401(k) Savings Plan, you may have certain voting rights with respect to shares of our common stock credited to your account in the plan. The common stock in the plan is held in the plan’s trust.

The plan provides you with voting rights based on the number of shares of common stock that were constructively invested in your plan account as of the close of business on the record date. We originally contributed these shares to the plan on your behalf as matching contributions. You may vote these shares in much the same way as registered stockholders vote their shares, but you have an earlier deadline. Your vote must be received by 11:59 p.m. Eastern Time on May 26, 2026. You may vote these shares by following the instructions provided on the Notice of Internet Availability of Proxy Materials and on the voter website www.proxyvote.com. If you requested a paper copy of the proxy materials, you also may vote by mail by signing, dating and returning the proxy/ voting instruction card included with those materials.

The plan trustee will submit one proxy to vote all shares of common stock in the plan. The trustee will vote the shares of common stock credited to participants submitting voting instructions in accordance with their instructions and will vote the shares of common stock in the plan for which no voting instructions were received in the same proportion as the final votes of all participants who actually voted. Please note that if you do not submit voting instructions for the shares of common stock in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares of common stock in the plan, you may not vote shares in person at the annual meeting.

How many votes do I have?

You have one vote for each share of our stock that you owned at the close of business on April 2, 2026, the record date. These shares include:

ª	Shares held directly in your name as the “shareholder of record,” and

ª	Shares held for you by your broker or bank.

If you are a shareholder of record, you will receive only one notice for all the shares you held as of the record date, April 2, 2026, and the name and address section on the notice will indicate the number of shares you hold. This includes shares in certificate form as well as shares in book-entry form.

May I revoke my proxy?

If you give a proxy, you may revoke it in any one of three ways:

ª	Submit a valid, later-dated proxy,

ª	Notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy, or

ª	Vote in person at the annual meeting.

The method by which you vote will in no way limit your right to vote at the meeting if you decide to attend in person.

How do I vote in person?

If you are a shareholder of record, you may cast your vote in person at the annual meeting. If your shares are held in the name of a broker or bank, you must obtain a proxy, executed in your favor, from the broker or bank, to be able to vote at the meeting.

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Is my vote confidential?

Yes. Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.

What is a “quorum” for the meeting?

In order to have a valid shareholder vote, a quorum must exist at the annual meeting. Under the New York Business Corporation Law and our bylaws, a quorum will exist when shareholders holding a majority of the outstanding shares of our stock are present or represented at the meeting. For these purposes, shares that are present or represented by proxy at the annual meeting will be counted towards a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter.

What vote is required to approve each proposal?

Proposal 1 — Election of ten (10) director nominees named herein

The nominees who receive the most votes for the available positions will be elected with ten (10) director positions available for a term expiring in 2027. If you do not vote for a particular nominee or you indicate “withheld” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2 — Ratification of Ernst & Young LLP as the Company’s independent registered public accountants

The affirmative vote of a majority of the shares voting either “for” or “against” Proxy Proposal 2 is required for the proposed ratification of Ernst & Young LLP as the Company’s independent registered public accountants.

Proposal 3 — Approval of the Company’s Incentive and Stock Compensation Plan of 2026	The affirmative vote of a majority of the shares voting either “for” or “against” Proxy Proposal 3 is required for the proposed approval of the Company’s Incentive and Stock Compensation Plan of 2026.
Proposal 4 — Approval, by non-binding advisory vote, of the Company’s executive compensation	The affirmative vote of a majority of the shares voting either “for” or “against” Proxy Proposal 4 is required for the approval, by non-binding advisory vote, of the Company’s executive compensation.
Other Matters	The affirmative vote of a majority of the shares voting either “for” or “against” such matters at the annual meeting is required to act on any other matter properly brought before the meeting.

What is a broker non-vote and what effect does it have?

If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on a particular proposal, the shares not voted are referred to as “broker non-votes.” Under the rules of the NYSE, brokers cannot vote for the election of directors or for other non-routine matters for which they do not have discretionary voting authority. As to these proposals, broker non-votes occur when the “beneficial owner” has not instructed the broker how to vote on these proposals. If you are a beneficial owner, your bank or broker is permitted to vote your shares on the ratification of the appointment of independent registered public accountants, even if you have not provided voting instructions, but cannot vote on other proposals absent voting instructions. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

What is the effect of a “withheld” or “abstain” vote?

Shares that are “withheld” with respect to the election of any person to serve on the board will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares that are “abstain” and broker non-votes with respect to Proposals 2, 3, and 4 or any new proposal raised at the meeting, will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares voted, and such proxies will not have any effect on such vote.

2026 CALERES PROXY STATEMENT	83

Information About the Annual Meeting

What happens if a director does not receive a majority of the shares voted at the meeting?

If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation to the board of directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will recommend to the board the action to be taken with respect to the tendered resignation. The board is required to determine whether to accept or reject the resignation, or to take other action, within 90 days of the date of the certification of election results.

What are the costs of soliciting these proxies?

We are paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokers, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Proxies will be solicited by mail and also may be solicited by our officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. It is contemplated that brokers, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and we will reimburse them for their reasonable expenses incurred. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies and the fees for such assistance will be approximately $20,000.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting. We will publish the final results in a Current Report on Form 8-K, which we will file with the SEC within four business days of the meeting. You can obtain a copy of the Form 8-K on our website at http://investor.caleres.com/financial-information/sec-filings, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

How can I reduce the number of notices delivered to my household?

SEC rules allow delivery of a single notice or a single Annual Report on Form 10-K and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the notice and other materials unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive as well as our expenses. If your family has multiple accounts, you may have received a householding notification from your broker earlier this year and, consequently, you may receive only one notice or other materials.

If you prefer to receive separate copies of the notice and other materials, either now or in the future, we will promptly deliver, upon your written or oral request, separate copies, as requested, to any shareholder at your address to which a single copy was delivered. Notice should be given to us by mail at 8300 Maryland Avenue, St. Louis, Missouri 63105, attention: Corporate Secretary, or by telephone at (314) 854-4000. If you are currently a shareholder sharing an address with another shareholder and wish to have only one notice or other shareholder materials delivered to the household in the future, please contact us at the same address or telephone number.

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Other Matters

We know of no other matters to come before the annual meeting. If any other matters properly come before the annual meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Our bylaws provide that our annual meeting of shareholders shall be at such date, time and place as may be fixed by the board of directors. In order to be included in our proxy statement and proxy card for the 2027 annual meeting, we must receive a shareholder’s proposal by December 17, 2026 (120 days before the anniversary of the mailing date of the prior year’s proxy materials). Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In addition, under our bylaws, a shareholder who intends to present an item of business at the 2027 annual meeting (other than a proposal submitted for inclusion in our proxy materials) or to nominate an individual for election as a director at the 2027 annual meeting must provide notice to us of such business or nominee in accordance with the requirements in our bylaws not less than 90 days (February 26, 2027) nor more than 120 days (January 28, 2027) prior to the first anniversary of the date of Company’s immediately preceding annual meeting. Our bylaws set out specific information required to be included in the notice with respect to the shareholder, any beneficial owner on behalf of which the shareholder is acting and certain associated persons, the proposed business and, to the extent applicable, the proposed nominee. Our bylaws are available on our website at http://caleres.com/investors/corporate-governance. In each case, notice must be given to our Corporate Secretary, whose address is 8300 Maryland Avenue, St. Louis, Missouri 63105.

OTHER

The New York Business Corporation Law requires that New York corporations, including the Company, provide information to their shareholders regarding any policies of directors’ and officers’ liability insurance which have been purchased or renewed. Accordingly, we want to notify our shareholders that, effective October 31, 2025, we purchased policies of directors’ and officers’ liability insurance from Travelers Casualty & Surety Co. of America; Endurance American Insurance Company; National Union Fire Insurance Company of Pittsburgh, PA; Beazley Insurance Company, Inc. and Travelers Insurance Company of Canada. These policies cover all duly elected directors and all duly elected or appointed officers and non-officer employees (if a co-defendant with an officer or director) of Caleres, Inc. and its subsidiary companies. The policy premiums for the term ending on October 31, 2026, are $901,028. To date, no claims have been paid under any policy of directors’ and officers’ liability insurance.

The Company undertakes to provide, without charge, to each shareholder a copy of the Company’s Annual Report on Form 10-K for 2025, including the financial statements and financial statement schedule(s). For your copy, please write to our Corporate Secretary at 8300 Maryland Avenue, St. Louis, Missouri 63105, or you may access such report on the Company’s website at http://investor.caleres.com/financial-information/annual-reports.

THOMAS C. BURKE

Senior Vice President, General Counsel and Secretary

8300 Maryland Avenue

St. Louis, Missouri 63105

2026 CALERES PROXY STATEMENT	85

EXHIBIT A

CALERES, INC.

INCENTIVE AND STOCK COMPENSATION PLAN OF 2026

86

Exhibit A

CALERES, INC. INCENTIVE AND STOCK COMPENSATION PLAN OF 2026

Article 1.	Establishment, Objectives, and Duration

1.1. Establishment of the Plan. The Company hereby adopts this “Caleres, Inc. Incentive and Stock Compensation Plan of 2026” (hereinafter referred to as the “Plan”). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Performance Shares, Performance Units, Stock Appreciation Rights, Cash-Based Awards, Restricted Stock, Restricted Stock Units, and Stock-Based Awards.

This Plan is effective as of May 28, 2026 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2. Objectives of the Plan. The objectives of the Plan are to attract, retain and motivate Participants through annual and long-term incentives which are consistent with the Company’s goals; to align the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to increase stockholder value, long-term.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after May 28, 2036.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Performance Shares, Performance Units, Stock Appreciation Rights, Cash-Based Awards, Restricted Stock, Restricted Stock Units or Stock-Based Awards.

“Award Agreement” means an agreement entered into between the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” means the board of directors of the Company.

“Cash-Based Award” means an Award granted to a Participant, as described in Article 7 herein.

“Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or

(c) The consummation of: (i) the complete liquidation of the Company; (ii) the sale or disposition of all or substantially all the Company’s assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

2026 CALERES PROXY STATEMENT	87

Exhibit A

However, in no event shall a “Change in Control” be deemed to have occurred with respect to a Participant if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised entirely of members of the Board.

“Company” means Caleres, Inc., a New York corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 17 herein.

“Director” means any individual who is a member of the Board or the board of directors of any Subsidiary or Affiliate; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan

“Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Board; provided, however, that with respect to an Option intended to qualify as an Incentive Stock Option, “Disability” shall mean a “permanent and total disability” within the meaning of Code Section 22(e)(3).

“Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

“Employee” means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” shall mean (a) the average of the highest and lowest quoted selling prices for Shares on the New York Stock Exchange or equivalent securities exchange on the relevant date, or if there is no sale on such date, then on the last previous day on which a sale was reported if the Shares are traded on the New York Stock Exchange or equivalent securities exchange or (b) the value determined by a method reasonably selected by the Board if the Shares are not traded on the New York Stock Exchange or equivalent securities exchange.

“Incentive Stock Option” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

“Insider” shall mean an individual who is, on the relevant date, an officer or director of the Company, or a more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act.

“Nonqualified Stock Option” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option as described in Article 6 herein.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Participant” means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

“Performance Period” shall have the meaning set forth in Section 7.2.

“Performance Share” means an Award granted to a Participant, as described in Article 7 herein.

“Performance Unit” means an Award granted to a Participant, as described in Article 7 herein.

“Period of Restriction” means the period during which the transfer of Shares related to Awards is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” shall have the meaning set forth in Section 1.1.

88

Exhibit A

“Prior Plans” shall mean the Caleres, Inc. Incentive and Stock Compensation Plan of 2011, as amended and restated, the Caleres, Inc. Incentive and Stock Compensation Plan of 2017, and the Caleres, Inc. Incentive and Stock Compensation Plan of 2022.

“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein, so long as such Shares remain subject to one or more restrictions.

“Restricted Stock Units” means Units of Shares granted under Article 8 hereof.

“Shares” means the shares of common stock of the Company.

“Stock Appreciation Right” means an Award granted to a Participant pursuant to Article 6 herein.

“Stock Appreciation Right Price” means the price determined on the date of the grant of a Stock Appreciation Right for purposes of measuring the amount of cash payable upon the exercise of a Stock Appreciation Right as more fully described in Section 6.3.

“Stock-Based Award” means an Award granted to a Participant, as described in Article 8 herein, other than an Award of Options, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights.

“Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect majority voting interest.

“Substitute Awards” means Awards granted, in the sole discretion of the Board, in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines.

“Ten Percent Stockholder” means an individual who owns (or is deemed to own pursuant to Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or of its parent corporation or Subsidiary.

Article 3.	Administration

3.1. General. The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Board may, in its discretion, delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. The Board or the Committee may, in its discretion, delegate to the Company’s Chief Executive Officer the authority to determine the individuals to whom, and the time or times at which and terms upon which, Awards representing not more than 50,000 Shares in any one year may be granted; provided, however, that neither the Board nor the Committee may delegate such authority to the Chief Executive Officer with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act. To the extent that the Board has delegated to the Committee, or either the Board or the Committee has delegated to the Chief Executive Officer, any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee or the Chief Executive Officer, respectively. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

3.2. Authority of the Board. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article 4.	Shares Subject to the Plan and Maximum Awards

4.1. Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein and subject to increase as provided in subsection (a) below, the number of Shares issuable to Participants with respect to outstanding Awards under the Plan shall be equal to 2,232,650 Shares, consisting of 1,400,000 Shares approved under this Plan and 832,650 Shares

2026 CALERES PROXY STATEMENT	89

Exhibit A

remaining under the Caleres, Inc. Incentive and Stock Compensation Plan of 2022 as of March 31, 2026 that were converted to Shares available under this Plan. No more than 2,232,650 Shares may be granted as Incentive Stock Options. Shares issued to satisfy an Award may come out of the Company’s reserved, but unauthorized Shares or the Company’s treasury Shares.

The Board shall determine the appropriate method for calculating the number of Shares available pursuant to the Plan. In addition, the following shall apply:

(a) Shares subject to an outstanding Award that is cancelled, terminates, expires, or lapses for any reason shall be added to and become available under this Plan.

(b) Any Shares related to an award granted under any of the Prior Plans that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for awards not involving Shares shall again be available for grant under this Plan. Notwithstanding the foregoing, the following Shares shall not extend or increase the maximum share limit herein: (i) Shares tendered in payment of the exercise price of an Option or SAR, (ii) Shares tendered or withheld by the Company or any Subsidiary to satisfy a tax withholding obligation associated with the exercise of an Option or SAR, and (iii) Shares that are repurchased by the Company with Option proceeds. In addition, all Shares covered by a SAR, to the extent that it is exercised and settled in Shares, or any Option subject to a net exercise shall be considered delivered pursuant to the Plan, whether or not Shares are actually delivered to the Participant upon exercise of the right.

(c) Substitute Awards shall not be counted against the number of Shares available pursuant to the Plan; provided that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the number of Shares that may be granted as Incentive Stock Options. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the number of Shares available pursuant to the Plan.

The following rules shall apply to grants of Awards under the Plan: in any one fiscal year of the Company, no Participant shall be granted (i) Options to purchase Shares and Stock Appreciation Rights with respect to more than 1,100,000 Shares in the aggregate, (ii) any other Awards that are denominated in Shares with respect to more than 1,100,000 Shares in the aggregate, or (iii) Cash-Based Awards with a value that exceeds five million dollars ($5,000,000) in the aggregate (such Share limits being subject to adjustment under Section 4.2 hereof).

Notwithstanding the foregoing, the value of the maximum aggregate grant with respect to any Awards denominated in Shares that may be granted to any one Director in any one fiscal year shall not exceed five hundred thousand dollars ($500,000.00) based on the Fair Market Value of the Shares underlying the Award on the date of grant.

4.2. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be issued under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5.	Eligibility; Participation; Minimum Vesting

5.1. Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

5.2. Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3. Minimum Vesting. Notwithstanding anything herein to the contrary, except with respect to 5% of the Shares available for Awards under the Plan, no Award will become exercisable or otherwise nonforfeitable unless such Award has been outstanding for a minimum period of one year from its date of grant; provided, however, that the Board may accelerate the vesting of any Award in its sole and absolute discretion. Notwithstanding the foregoing, the applicable Award Agreement may provide that the vesting of an Award will be accelerated upon the occurrence of the Participant’s death, Disability, retirement (as determined under an Award Agreement or otherwise by the Board), or a Change in Control, to the extent provided in such applicable Award Agreement.

90

Exhibit A

Article 6.	Stock Options and Stock Appreciation Rights

6.1. Grant of Options and Stock Appreciation Rights. Subject to the terms and provisions of the Plan, Options and Stock Appreciation Rights may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Only Employees may be granted Incentive Stock Options.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the duration of the Stock Appreciation Right, the number of Shares to which the Stock Appreciation Right pertains, and such other provisions as the Board shall determine.

6.3. Option Price; Stock Appreciation Right Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The cash value of a Stock Appreciation Right with respect to one Share as of any given date shall equal the excess of the Fair Market Value of one Share on such date over the Stock Appreciation Right Price, which shall be equal to at least one hundred percent (100%) of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Price is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, an Option or Stock Appreciation Right may be granted with an Option Price or Stock Appreciation Right Price that is lower than that set forth in this Section 6.3 if such Option or Stock Appreciation Right is granted pursuant to an assumption or substitution for another option or stock appreciation right in a manner satisfying the provisions of Code Section 424(a) or Code Section 409A, as applicable.

6.4. Duration of Options and Stock Appreciation Rights. Each Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option or Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary date of its grant. No Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable later than the fifth (5th) anniversary date of its grant.

6.5. Exercise of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6. Payment. Options and Stock Appreciation Rights granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option or Stock Appreciation Right is to be exercised, accompanied (in the case of an Option) by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering (either actual or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that, if required by the Board at time of exercise, the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) by a combination of (a) and (b) above, (d) cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (e) by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law. The Board may permit a Participant to elect to pay all or part of the Option Price associated with the exercise of an Option by having the Company withhold from the Shares which would otherwise be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount of the Option Price applicable to the exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall issue Shares to the Participant by book entry on the Company’s transfer agent and registrar’s books of account in an appropriate amount based upon the number of Shares purchased under the Option(s). A physical share certificate shall not be issued or delivered unless specifically requested by the Participant.

6.7. Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option or Stock Appreciation Right granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8. Termination of Employment/Directorship. Each Participant’s Option Award Agreement and/or Stock Appreciation Right Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option and/or Stock Appreciation Right following termination of the Participant’s employment or directorship with the Company. Such

2026 CALERES PROXY STATEMENT	91

Exhibit A

provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options and Stock Appreciation Rights issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9. Nontransferability of Options and Stock Appreciation Rights. Unless determined otherwise by the Board, no Option or Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Without limiting the foregoing, in no event may an Option or Stock Appreciation Right granted under the Plan be transferred to a third party for consideration. Further, all Options and Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

6.10. Tandem Awards. Stock Appreciation Rights may be granted in tandem with Options under such terms and conditions as may be prescribed in the applicable Award Agreements. When a Stock Appreciation Right is granted in tandem with an Option, the grantee may exercise rights under either the Stock Appreciation Right or the Option, but not both, and upon such exercise, the corresponding rights under the tandem Award shall be canceled.

6.11. Prohibition Against Repricing. Notwithstanding any other provision of the Plan (other than Section 4.2, which, in all cases, shall control), the terms of an Award may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without approval of the Company’s stockholders.

Article 7.	Performance Units, Performance Shares, and Cash-Based Awards

7.1. Grant of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board. If either Performance Shares or a Cash-Based Award is combined with another Award or constitutes a part or component of another Award, for purposes of this Plan, each shall be considered as Performance Shares or a Cash-Based Award, respectively.

7.2. Value of Performance Units, Performance Shares and Cash-Based Awards. Each Performance Unit and Performance Share shall have an initial value that is established by the Board at the time of grant. Each Cash-Based Award shall have a value as may be determinedby the Board. The Board shall set performance goals, as described in Article 9, in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units, Performance Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this Article 7, the time period during which the performance goals must be met shall be called a “Performance Period.”

7.3. Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares and Cash-Based Awards shall be entitled to receive a payout, based on the discretion of the Board, on the number and value of Performance Units, Performance Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

7.4. Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be made in the manner set forth in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards, in whole or in part, in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares and Cash-Based Awards at the close of the applicable Performance Period. Such payment may be made subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions which apply to dividends earned with respect to Stock-Based Awards, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.

7.5. Termination of Employment/Directorship Due to Death, Disability. Unless determined otherwise by the Board, in the event the employment or directorship of a Participant is terminated by reason of death or Disability, during a Performance Period, the Participant shall receive a payout of the Performance Units, Performance Shares or Cash-Based Awards which is prorated.

92

Exhibit A

Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be made at a time specified by the Board in its sole discretion and set forth in the Participant’s Award Agreement.

7.6. Termination of Employment/Directorship for Other Reasons. In the event that a Participant’s employment or directorship terminates for any reason other than those reasons set forth in Section 7.5 herein during a Performance Period, all Performance Units, Performance Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board.

7.7. Nontransferability. Unless determined otherwise by the Board, Performance Units, Performance Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Without limiting the foregoing, in no event may Performance Units, Performance Shares or Cash-Based Awards be transferred to a third party for consideration. Further, except as otherwise determined by the Board, a Participant’s rights under the Plan shall be asserted during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 8.	Stock-Based Awards; Restricted Stock; Restricted Stock Units

8.1 Grant of Stock-Based Awards. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Stock-Based Awards (other than Options, Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units) to Participants in such amounts as the Board shall determine. Stock-Based Awards shall be subject to such terms, conditions and restrictions as may be established by the Board in its discretion.

8.2 Grant of Restricted Stock; Restricted Stock Units. A Restricted Stock Award is an Award of actual Shares, and a Restricted Stock Unit Award is an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain conditions or restrictions. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Board, which may include, but are not limited to, service requirements, a Period(s) of Restriction, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions.

8.3 Restricted Stock and Restricted Stock Units Agreement. Each Restricted Stock and Restricted Stock Unit Award grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction (if applicable), the number of Shares or Units granted, and such other provisions as the Board shall determine.

8.4 Transferability. Except as provided in this Article 8, the Shares and Units related to Restricted Stock and Restricted Stock Unit Awards granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Award Agreement or otherwise. All rights with respect to the Restricted Stock or Restricted Stock Unit Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.5 Other Restrictions. The Board shall impose such other conditions and/or restrictions on any Shares or Units related to Restricted Stock and Restricted Stock Unit Awards granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each such Share, restrictions based upon the achievement of specific performance goals described in Article 9 (Company-wide, divisional, and/or individual), time-based restrictions on vesting whether or not following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

A Participant will not receive a certificate for the Shares related to Restricted Stock Awards; instead, such Shares will be credited as a book entry to an account in the Participant’s name with the Company’s transfer agent. At such time as the restrictions lapse, the Shares, no longer subject to restrictions, shall be transferred to a non-restricted account in the Participant’s name with the transfer agent and registrar’s book of account or as otherwise directed by a Participant and agreed by the Company.

Except as otherwise provided in this Article 8, Shares related to Restricted Stock Awards under the Plan with a Period of Restriction shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.6 Voting Rights. Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares. Participants holding Restricted Stock Units shall have no voting rights with respect to such Awards.

8.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock or Restricted Stock Units granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate.

2026 CALERES PROXY STATEMENT	93

Exhibit A

8.8 Termination of Employment/Directorship. Subject to the minimum vesting requirements under the Plan, each Restricted Stock and Restricted Stock Unit Award shall set forth the extent to which the Participant shall have the right to receive unvested Shares or payment with respect to unvested Units following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Shares related to such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 9.	Performance Measures

Awards may be made subject to performance measures as determined by the Board from time to time in its sole discretion, and such performance measures may include, without limitation, the following, and may be on an absolute or relative basis, including to another company or companies, a custom peer group or a published index or indices or industry benchmarks, or relative to levels attained in prior years, and may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual, or such other measures or criteria as the Board may determine:

(a)	Earnings per share;

(b)	Earnings (before or after taxes) growth per share or in the aggregate;

(c)	Net income (before and/or after taxes);

(d)	Operating income (before or after taxes);

(e)	Operating earnings;

(f)	Operating margin;

(g)	Return on invested capital, return on assets, return on equity, or return on sales;

(h)	Cash flow return on investments which equals net cash flows divided by owners’ equity;

(i)	Earnings before interest, taxes, depreciation and/or amortization (“EBITDA”);

(j)	EBITDA margin;

(k)	EBITDA as a percent of net assets;

(l)	Gross revenues or revenue growth (before and/or after taxes);

(m)	Net sales or growth of net sales;

(n)	Costs or expenses;

(o)	Market share;

(p)	Selling, general, and administrative expenses (“SG&A”) and adjusted SG&A as a percent of sales;

(q)	Same store sales;

(r)	Enterprise value;

(s)	Responsible business goals and objectives;

(t)	Growth in share price or total stockholder return;

(u)	Such other measures or criteria as the Board may determine.

Each performance measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Board, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. The Board shall have the discretion to adjust the amount payable on a Company-wide or divisional basis or to reflect individual performance and/or unanticipated factors, and, for the avoidance of doubt, the Board shall retain the discretion to adjust such Awards downward.

To the extent permitted under applicable tax and/or securities laws, the Board shall have sole discretion to make changes to the performance measures without obtaining stockholder approval.

94

Exhibit A

Article 10.	Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 11.	Deferrals

The Board may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the issuance of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Shares related to Restricted Stock or Stock-Based Awards or the satisfaction of any requirements or goals with respect to Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12.	Rights of Employees/Directors

12.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

12.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 13.	Change in Control

13.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Any and all Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable.

(b) Any restriction periods and restrictions imposed on Shares or Units related to Restricted Stock, Restricted Stock Units and Stock-Based Awards which are not performance-based, as set forth in the applicable Award Agreement, shall lapse.

(c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Restricted Stock Units, Stock-Based Awards, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and all such Awards shall be deemed to be fully vested. Except as provided in Section 13.1(d) below, the vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d) Notwithstanding the foregoing, upon the occurrence of a Change in Control which principally involves the exchange of Shares for cash, as of the effective date of the Change in Control: (i) each Participant holding Options shall be paid in cash, in full satisfaction thereof, an amount equal to the excess, if any, of (A) the aggregate value of the Shares subject to such Options (based on the consideration per Share paid by the acquirer in connection with the Change in Control) over (B) the aggregate exercise price of such Options; (ii) each Participant awarded Performance Shares shall be paid in cash, in full satisfaction thereof, an amount equal to (A) the value of one Share (based on the consideration per Share paid by the acquirer in connection with the Change in Control) multiplied by (B) the number of Performance Shares awarded to such Participant; and (iii) each Participant awarded any other Award which is denominated in Shares (as set forth in the applicable Award Agreement) shall be paid in cash as determined by the Board in its sole discretion to be consistent with the treatment of Options or Performance Shares; provided, that no duplicative payments shall be made with respect to the Stock Appreciation Rights issued in tandem with Options.

2026 CALERES PROXY STATEMENT	95

Exhibit A

13.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 14.3 hereof) or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board may terminate, amend or modify this Article 13 at any time and from time to time prior to the date of a Change in Control.

Article 14.	Amendment, Modification, and Termination

14.1. Amendment, Modification, and Termination. Subject to Section 13.2 and the other terms of the Plan, the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.

14.2. Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

14.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 13.2 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. However, to the extent the Plan or an Award is subject to Code Section 409A, any termination of the Plan or an Award which results in the distribution or acceleration of vested accrued benefits may be made by the Board, without consent from affected Participants, in accordance with Treasury Regulation Section 1.409A-3(j)(4).

Article 15.	Withholding

15.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2. Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Shares related to Restricted Stock, Restricted Stock Units or Stock-Based Awards, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction, or at such other rate as will not result in adverse accounting treatment, as determined by the Board in its sole discretion. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 16.	Indemnification

Each person who is or shall have been a member of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

96

Exhibit A

Article 18.	Legal Construction

18.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

18.5. Governing Law. For purposes of stockholder approval, the Plan shall be governed by the laws of the State of New York. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of Missouri without regard to conflicts of laws principles which might otherwise apply. Any litigation arising out of, in connection with, or concerning any aspect of the Plan or Awards granted hereunder shall be conducted exclusively in the State or Federal courts in Missouri.

18.6. Code Section 409A. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, each Award is intended to be exempt from the requirements applicable to deferred compensation under Section 409A of the Code and the regulations thereunder. Any Award subject to Code Section 409A shall contain the provisions necessary to ensure compliance therewith. Such Award Agreement and this Plan, for purposes of that Award, shall be constructed in a manner consistent with the requirements of Code Section 409A.

2026 CALERES PROXY STATEMENT	97

ANNEX I

Reconciliation of Adjusted Results (Non-GAAP)

NON-GAAP FINANCIAL MEASURES

In this proxy statement, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic operating earnings (loss), net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

RECONCILIATION OF GROSS PROFIT AND OPERATING EARNINGS (LOSS) (GAAP BASIS) TO ADJUSTED GROSS PROFIT AND ADJUSTED OPERATING EARNINGS (LOSS) (NON-GAAP BASIS)

	(Unaudited)
	Fifty-Two Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
	January 31,	February 1,	January 31,	February 1,	January 31,	February 1,	January 31,	February 1,
(THOUSANDS)	2026	2025	2026	2025	2026	2025	2026	2025
Gross Profit	$647,977	$686,627	$537,204	$536,295	$(403)	$(880)	$1,184,778	$1,222,042
Charges/Other Items:
Stuart Weitzman acquisition and integration costs	—	—	15,717	—	—	—	15,717	—
Total charges/other items	—	—	15,717	—	—	—	15,717	—
Adjusted gross profit	647,977	686,627	552,921	536,295	(403)	(880)	1,200,495	1,222,042
	.
Operating earnings (loss)	$47,203	$87,076	$32,289	$122,122	$(73,120)	$(59,342)	$6,372	$149,856
Charges/Other Items:
Stuart Weitzman acquisition and integration costs	—	—	19,528	—	8,043	—	27,571	—
Expense reduction initiatives	273	—	2,739	—	6,603	—	9,615	—
Organizational changes	—	—	—	—	1,973	—	1,973	—
Gain on sale of corporate headquarters	—	—	—	—	(2,551)	—	(2,551)	—
Exit of Naturalizer retail store operations	—	—	—	4,216	—	—	—	4,216
Restructuring costs	—	639	—	2,127	—	185	—	2,951
Total charges/other items	$273	$639	$22,267	$6,343	$14,068	$185	$36,608	$7,167
Adjusted operating earnings (loss)	$47,476	$87,715	$54,556	$128,465	$(59,052)	$(59,157)	$42,980	$157,023

2026 CALERES PROXY STATEMENT	A-1

Reconciliation of Adjusted Results (Non-GAAP)

RECONCILIATION OF NET EARNINGS AND DILUTED EARNINGS PER SHARE (GAAP BASIS) TO ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP BASIS)

	(Unaudited)
	Fifty-Two Weeks Ended			Fifty-Two Weeks Ended			Fifty-Three Weeks Ended
	January 31, 2026			February 1, 2025			February 3, 2024
(THOUSANDS, EXCEPT PER SHARE DATA)	Pre-Tax Impact of Charges/ Other Items	Net (Loss) Earnings Attributable to Caleres, Inc.	Diluted (Loss) Earnings Per Share	Pre-Tax Impact of Charges/ Other Items	Net Earnings Attributable to Caleres, Inc.	Diluted Earnings Per Share	Pre-Tax Impact of Charges/ Other Items	Net Earnings Attributable to Caleres, Inc.	Diluted Earnings Per Share
GAAP (loss) earnings	$—	$(6,692)	$(0.21)	$—	$107,255	$3.09	$—	$171,391	$4.80
Charges/other items:
Stuart Weitzman acquisition and integration costs	27,571	20,497	0.62	—	—	—	—	—	—
Expense reduction initiatives	9,615	7,140	0.22	—	—	—	6,103	4,532	0.13
Organizational changes	1,973	1,465	0.04	—	—	—	—	—	—
Gain on sale of corporate headquarters	(2,551)	(1,894)	(0.06)	—	—	—	—	—	—
Exit of Naturalizer retail store operations	—	—	—	4,216	3,131	0.09	—	—	—
Restructuring costs	—	—	—	2,951	2,192	0.06	—	—	—
Pension settlement cost	—	—	—	2,716	2,017	0.06	—	—	—
Deferred tax valuation allowances	—	—	—	—	—	—	—	(26,654)	(0.75)
Total charges/other items	$36,608	$27,208	$0.82	$9,883	$7,340	$0.21	$6,103	$(22,122)	$(0.62)
Adjusted earnings	—	$20,516	$0.61	—	$114,595	$3.30	—	$149,269	$4.18

A-2

Sam Edelman

STUART WEITZMAN
NEW YORK
STUART WEITZMAN
STUART WEITZMAN

NATURALIZER

ALLEN EDMONDS
PORT WASHINGTON

VIONIC

FAMOUS
footwear
PUMA
PUMA

CALERES, INC. 8300 MARYLAND AVENUE ST. LOUIS, MO 63105

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                           V93594-P47778         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALERES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees:	☐	☐	☐

   01)  Lisa A. Flavin       06)  Ward M. Klein

   02)  Brenda C. Freeman     07)  Molly Langenstein

   03)  Kyle F. Gendreau       08)  Wenda Harris Millard

   04)  Lori H. Greeley        09)  John W. Schmidt

   05)  Mahendra R. Gupta    10)   Bruce K. Thorn

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2. Ratification of Ernst & Young LLP as the Company’s independent registered public accountants.					☐	☐	☐

3. Approval of the Company’s Incentive and Stock Compensation Plan of 2026.					☐	☐	☐

4. Approval, by non-binding advisory vote, of the Company’s executive compensation.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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V93595-P47778

CALERES, INC.

Annual Meeting of Shareholders

May 28, 2026 10:30 AM Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints John W. Schmidt, Daniel L. Karpel and Thomas C. Burke, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Caleres, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on May 28, 2026 or any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Meeting. If the undersigned signs and returns this proxy but does not give any direction, this proxy will be voted “FOR” all of the nominees listed in Item 1 and “FOR” Items 2, 3 and 4, and in the discretion of the proxies upon such other business as may properly come before the Annual Meeting of Shareholders of the Company.

Continued and to be signed on reverse side